Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280536

Proxy Statement and Management Information Circular
of
Acasti Pharma Inc.
with respect to its Annual and Special Meeting of Shareholders
and
Prospectus
of
Acasti Pharma Inc.
AUTHORIZING THE CONTINUANCE, AUTHORIZING THE DOMESTICATION, APPROVAL OF 2024
EQUITY INCENTIVE PLAN, ELECTION OF DIRECTORS, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM APPOINTMENT AND ADVISORY VOTE ON THE COMPENSATION OF
ACASTI PHARMA INC.’S NAMED EXECUTIVE OFFICERS
This proxy statement/prospectus (this “Proxy Statement/Prospectus”) is being furnished to you as a shareholder of Acasti Pharma Inc., a Québec corporation (“Acasti,” the “Company,” “we,” “us” and “our”), in connection with (i) subject to and conditional upon the approval of the Domestication (as described below), the proposed change in the jurisdiction of incorporation of Acasti from the Province of Québec in Canada to the Province of British Columbia in Canada pursuant to a “continuance” effected in accordance with Chapter XII of the Business Corporations Act (Québec) (“QBCA”) (the “Continuance”), (ii) subject to and conditional upon the approval and implementation of the Continuance, the proposed change in the jurisdiction of Acasti from the Province of British Columbia to the State of Delaware in the United States pursuant to a “continuance” effected in accordance with Section 308 of the Business Corporations Act (British Columbia) (“BCBCA”) and a “domestication” under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) (the “Domestication”), (iii) subject to and conditional upon the approval and implementation of the Domestication, the proposed approval and adoption of the Acasti Pharma Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”) and (iv) the other matters to be considered and voted upon at an annual and special meeting of Acasti’s shareholders, all as more fully described in this Proxy Statement/Prospectus.
We are pursuing the Continuance and Domestication for a number of reasons. The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to enhance shareholder value over the long term by, among other things, reducing our operating costs and enabling us to compete effectively in raising the capital necessary to continue to implement our strategic plan. In addition, our corporate offices and operations are located in the United States and a large percentage of our shareholders are located in the United States. We chose the State of Delaware to be our proposed domicile principally because the DGCL accommodates a continuance authorized under applicable British Columbia corporate statutes. We also chose the State of Delaware because of the substantial body of case law that has evolved over the years interpreting various provisions of the DGCL and the more favorable corporate environment afforded by the State of Delaware. References to “Acasti Delaware” contained in this Proxy Statement/Prospectus refer solely to Acasti Pharma Inc., a Delaware corporation, as of the effective time of the Domestication.
If the Continuance and Domestication are approved by our shareholders and we complete the Continuance and Domestication, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. In addition, under the Continuance, each issued and outstanding Class A common share of Acasti as a Québec corporation will then represent one common share of Acasti as a British Columbia corporation, and under the Domestication, each outstanding common share as a British Columbia corporation will then represent one share of common stock of Acasti Delaware (the Class A common shares of Acasti as a Québec corporation, the common shares of Acasti as a British Columbia corporation and the common stock of Acasti Delaware are, as applicable, referenced herein as our “Common Shares”). Our Common Shares are currently traded on The Nasdaq Stock Market, LLC (“Nasdaq”) under the ticker symbol “ACST”. Following the completion of the Continuance and Domestication, our Common Shares will continue to be listed on Nasdaq under the symbol “ACST”. Our board of directors has reserved the right to terminate or abandon the Continuance and Domestication at any time prior to its effectiveness, notwithstanding shareholder approval, if it determines for any reason that the consummation of the Continuance or the Domestication would be inadvisable or not in our best interests.
At the annual and special meeting of our shareholders, in addition to proposals relating to the Continuance and Domestication as described above, we are also seeking shareholder approval of the 2024 Equity Incentive Plan, which approval is subject to and conditional upon the approval of the Domestication, the election of our director nominees, the appointment of KPMG LLP as our independent registered public accounting firm and authorization of the fixing of such firm’s remuneration, and the approval of, on an advisory basis, the compensation of our named executive officers, each as more fully described in this Proxy Statement/Prospectus and the accompanying notice of annual and special meeting of shareholders.
This Proxy Statement/Prospectus constitutes a prospectus of Acasti under Section 5 of the Securities Act with respect to the Common Shares issuable in connection with the Domestication and a proxy statement of Acasti under Section 14(a) of the Exchange Act with respect to the annual and special meeting of our shareholders at which such shareholders will be asked to consider and vote on various proposals described herein.
If the Continuance and Domestication are consummated, our shareholders will not be required to surrender or exchange their Common Shares, which will represent shares of common stock, par value $0.0001 per share, of Acasti Delaware upon the Domestication.
These securities involve a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of the Proxy Statement/Prospectus for a discussion of specified matters that should be considered.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, OR SIMILAR AUTHORITY IN ANY PROVINCE OF CANADA, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Proxy Statement/Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.
This Proxy Statement/Prospectus is dated August 7, 2024. The Notice of Internet Availability of Proxy Materials is first being mailed to our shareholders on or about August 7, 2024.

NOTICE OF 2024 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
To the shareholders of Acasti Pharma Inc.:
NOTICE IS HEREBY GIVEN THAT the annual and special meeting of the holders of Class A common shares (“Shareholders”) of Acasti (“Acasti,” the “Company,” “we,” “us” and “our”) will be held solely by means of a remote communication online at www.virtualshareholdermeeting.com/ACST2024 on September 30, 2024 at 10:00 a.m. (Eastern Time) (the “Meeting”), for the following purposes:
1.	to receive the financial statements of Acasti for the financial year ended March 31, 2024 and the independent registered public accounting firm’s report thereon;
2.	to elect the directors of Acasti until the close of the next annual meeting of Shareholders or until his successor is elected or appointed;
3.
to appoint KPMG LLP as Acasti’s independent registered public accounting firm until the close of the next annual meeting of Shareholders and to authorize the directors of Acasti to fix such independent registered public accounting firm’s remuneration;

4.
to adopt an advisory (non-binding) resolution on the compensation of the Acasti’s named executive officers, as more particularly described in the accompanying proxy statement/prospectus (the “Proxy Statement/Prospectus”);

5.
to consider and, if thought advisable, pass, with or without variation, a special resolution (the “Continuance Resolution”), attached to this Proxy Statement/Prospectus as Annex A, authorizing the continuance of Acasti from the Province of Québec under the Business Corporations Act (Québec) to the Province of British Columbia under the Business Corporations Act (British Columbia) (the “Continuance”) through the adoption of the continuation application (the “Continuation Application”) containing the notice of articles (the “Notice of Articles”) and the articles (the “Articles”), attached to this Proxy Statement/Prospectus as Annex B and Annex G, respectively, subject to and conditional upon the approval of the Domestication Resolution (as described below), all as more fully described in the Proxy Statement/Prospectus;

6.
to consider and, if thought advisable, pass, with or without variation, a special resolution (the “Domestication Resolution”), attached to this Proxy Statement/Prospectus as Annex C, authorizing the domestication of Acasti from the Province of British Columbia to the State of Delaware and the adoption of a certificate of corporate domestication and a new certificate of incorporation, copies of which are attached to this Proxy Statement/Prospectus as Annexes D and E, respectively, subject to and conditional upon the approval of the Continuance Resolution (the “Domestication”), all as more fully described in the Proxy Statement/Prospectus;

7.
to consider, and if thought advisable, approve, subject to and conditional upon the approval of the Domestication Resolution, the Acasti Pharma Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”), a copy of which is attached to the Proxy Statement/Prospectus as Annex F; and

8.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
The Proxy Statement/Prospectus more fully describes the details of the business to be conducted at the Meeting. After careful consideration, our Board of Directors (the “Board”) has unanimously approved each of the proposals and recommends that you vote FOR each nominee and proposal described in the Proxy Statement/Prospectus.
We are pleased to make use of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish the Proxy Statement/Prospectus, form of proxy and annual report (collectively, the “proxy materials”) to their shareholders via the internet by way of a notice of internet availability of proxy materials (the “Notice of Internet Availability of Proxy Materials”) pursuant to 17 CFR § 240.14a-16 (“Rule 14a-16”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe the ability to deliver proxy materials electronically allows us to provide our Shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact from the distribution of our proxy materials. In delivering
i

proxy materials electronically pursuant to SEC rules, we are deemed to be in compliance with National Instrument 51-102 of the Canadian Securities Administrators, Section 9.1.5 – Compliance with SEC Notice-and-Access Rules, because we (a) are subject to, and comply with, Rule 14a-16 under the Exchange Act; and (b) residents of Canada do not own, directly or indirectly, outstanding voting securities carrying more than 50% of the votes for the election of directors, and none of the following apply: (i) the majority of our executive officers or directors are residents of Canada; (ii) more than 50% of our consolidated assets are located in Canada; or (iii) our business is administered principally in Canada.
Under the rules adopted by the SEC, we may deliver a single set of proxy materials or Notice of Internet Availability of Proxy Materials to one address shared by two or more Shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of Notice of Internet Availability of Proxy Materials to multiple Shareholders who share an address, unless we received contrary instructions from the impacted Shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request to our Chief Executive Officer at Acasti Pharma Inc., 103 Carnegie Center Suite 300, Princeton, New Jersey 08540, telephone: (818) 839-4378, a separate copy of the proxy materials or Notice of Internet Availability of Proxy Materials, as requested, to any Shareholder at the shared address to which a single copy of these documents was delivered. See “Householding – Shareholders Sharing the Same Address” for further information.
SIGNED IN PRINCETON, NEW JERSEY, AS OF August 7, 2024.

BY ORDER OF THE BOARD

/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET, OVER THE TELEPHONE OR BY MAIL BY FOLLOWING THE INSTRUCTIONS FOUND ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS OR ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE AT THE MEETING IF YOU ATTEND THE MEETING VIRTUALLY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT INTERMEDIARY.
The Notice of 2024 Annual and Special Meeting of Shareholders and our other proxy materials will be mailed or be made available to you on or around August 7, 2024.
Our Board has established August 6, 2024 as the record date (the “Record Date”) for the purpose of determining the Shareholders which are entitled to receive notice of and to vote at the Meeting.
Shareholders who hold Common Shares directly on the Record Date must vote via the internet at www.proxyvote.com or telephone at 1-800-690-6903, return a proxy card by mail or attend the Meeting in person virtually in order to vote on the proposals. Shareholders who hold Common Shares indirectly on the Record Date through a brokerage firm, bank or other agent must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may, unless prohibited by each brokerage firm’s, bank’s or other financial institution’s internal policies, either vote these shares on behalf of the non-registered Shareholders on certain “routine” matters or return a proxy leaving these shares un-voted, which is referred to as a “broker non-vote”.
A proxy can be submitted to Broadridge Financial Solutions (“Broadridge”) either in person, or by mail or courier, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or via the internet at www.proxyvote.com. A proxy must be deposited with Broadridge by no later than 10:00 a.m. Eastern Time on September 27, 2024, or if the Meeting is adjourned or postponed, not less than 48 hours, excluding Saturdays and holidays, before the commencement of such adjourned or postponed Meeting. If a Shareholder who has submitted a proxy attends the Meeting via the webcast, any votes cast by such Shareholder at the Meeting will be counted and any previously submitted proxy will be disregarded. Your shares will be voted in accordance with your instructions as indicated on the form of proxy, or if a form of proxy is returned without instructions, in the manner set forth in the Proxy Statement/Prospectus.
If a Shareholder receives more than one form of proxy or voting instruction because such holder owns Common Shares registered in different names or addresses, each form of proxy and voting instruction form should be completed and returned.
Pursuant to the Business Corporations Act (Québec) and the Business Corporations Act (British Columbia), Shareholders have the right to dissent in respect of the Continuance and the Domestication, respectively, and be paid the fair value of their Common Shares, subject to certain conditions. These dissent rights, and the procedures for their exercise, are described in the Proxy Statement/Prospectus under the headings “Right to Demand Repurchase of Shares” and “Dissent Rights of Shareholders”. Only registered Shareholders are entitled to exercise rights of dissent. Failure to comply strictly with the dissent procedures described in the Proxy Statement/Prospectus will result in the loss or unavailability of any right of dissent. Non-registered Shareholders whose Common Shares are registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY REGISTERED SHAREHOLDERS ARE ENTITLED TO DISSENT IN RESPECT OF THE CONTINUANCE OR THE DOMESTICATION. Non-registered beneficial Shareholders should contact their broker, investment dealer, bank or other nominee in order to exercise dissent rights.
Important Notice of 2024 Annual and Special Meeting of Shareholders to be held on September 30, 2024.
Our proxy materials are available at www.proxyvote.com.
REFERENCES TO ADDITIONAL INFORMATION
This Proxy Statement/Prospectus constitutes part of a registration statement on Form S-4 that was filed with the Securities and Exchange Commission (“SEC”). This Proxy Statement/Prospectus incorporates important information that is not included in or delivered with the this Proxy Statement/Prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.
We will furnish without charge to each person, including any beneficial owner, to whom a Proxy Statement/Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this Proxy Statement/Prospectus but not delivered with the Proxy Statement/Prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Acasti Pharma Inc., Attention: Robert DelAversano, Vice President, Finance, 103 Carnegie Center Suite 300, Princeton, New Jersey 08540. Our phone number is (818) 839-4378. You may also view the documents that we file with the SEC and incorporate by reference in this Proxy Statement/Prospectus on our corporate website at www.acasti.com. The information on our website is not incorporated by reference and is not a part of this Proxy Statement/Prospectus. In order for you to receive timely delivery of the documents in advance of the Meeting, you must request the information no later than ten business days prior to the date of the Meeting, by September 16, 2024.

v

QUESTIONS ABOUT THE MEETING AND VOTING YOUR SHARES
The following questions and answers briefly address some commonly asked questions about the Meeting. They may not include all the information that is important to you. You should read carefully this entire Proxy Statement/Prospectus and the other documents referred to herein. References are included in certain parts of this section to direct you to a more detailed discussion of each topic presented in this section. In this Proxy Statement/Prospectus, unless the context otherwise requires, “Acasti,” the “Company,” “we,” “us,” and “our” refers to Acasti Pharma Inc. and its consolidated subsidiaries. All references to “dollars” or the use of the symbol “$” are to United States dollars and use of the symbol “CAD$” refers to Canadian dollars.
What are the date, time and place of the Meeting?
The Meeting will be hosted online by way of a live webcast beginning at 10:00 a.m. Eastern Time on September 30, 2024. Shareholders will NOT be able to attend the Meeting in person. A summary of the information Shareholders will need to attend the online Meeting is provided below.
How do I participate in the Meeting virtually?
Shareholders and duly appointed proxyholders can attend the Meeting online by going to www.virtualshareholdermeeting.com/ACST2024.
It is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting.
Registered Shareholders and duly appointed proxyholders can participate in the Meeting by going to www.virtualshareholdermeeting.com/ACST2024 and entering a valid 16-digit control number before the start of the Meeting, which 16-digit control number can be found in the Notice of Internet Availability of Proxy Materials or on the form of proxy.
In order to participate online, Shareholders and proxyholders must have a valid 16-digit control number. Voting at the Meeting will only be available for registered Shareholders and duly appointed proxyholders. Non-registered Shareholders who have not appointed themselves as proxyholders may attend the Meeting as a guest at www.virtualshareholdermeeting.com/ACST2024, but will not be able to submit questions or vote.
Registered Shareholders that have a valid 16-digit control number, along with duly appointed proxyholders, will be able to vote and submit questions during the Meeting. To do so, please go to www.virtualshareholdermeeting.com/ACST2024 prior to the start of the Meeting to login. Enter your 16-digit control number. Non-registered Shareholders who have not appointed themselves to vote at the Meeting may login as a guest as described above. Non-registered Shareholders who do not have a 16-digit control number will only be able to attend as a guest, which allows them listen to the Meeting; however, they will not be able to vote or submit questions. Please see the information below for an explanation of why certain Shareholders may not receive a form of proxy.
To attend and vote at the virtual Meeting, a non-registered beneficial holder who holds Common Shares indirectly through a brokerage firm, bank or other agent must first obtain a valid legal proxy from its broker, bank or other agent and then register in advance of the Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a legal proxy form.
Who can vote at the Meeting?
Shareholders that hold Common Shares on the Record Date are entitled to attend and vote at the Meeting. Shareholders who wish to be represented by proxy at the Meeting must, to entitle the person appointed by the proxy to attend and vote, deliver their proxies at the place and within the time set forth in this Proxy Statement/Prospectus.
Our authorized capital consists of an unlimited number of no par value Common Shares and an unlimited number of no par value Class B, Class C, Class D and Class E common shares, issuable in one or more series.
On the Record Date, there were a total of 10,139,861 Common Shares issued and outstanding and no Class B, Class C, Class D or Class E common shares issued and outstanding. Each Common Share entitles its holder to one vote.
What is the quorum for the Meeting?
Our by-laws and Nasdaq rules applicable to us require a quorum of Shareholders representing at least 33 1⁄3% of the Common Shares outstanding on the Record Date to conduct business at the Meeting.

What is the difference between registered and non-registered (beneficial) Shareholders?
The voting process is different depending on whether you are a registered or non-registered (i.e., beneficial) Shareholder:
Registered Shareholders
You are a registered Shareholder if your name appears on your share certificate or in the registers of Acasti maintained by Computershare Investor Services Inc., our transfer agent. Your proxy form tells you whether you are a registered Shareholder. We will mail copies of the Notice of Internet Availability of Proxy Materials directly to registered Shareholders. The Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review important information contained in the proxy materials, including the Proxy Statement/Prospectus, form of proxy and annual report online.
Only registered Shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting.
Non-Registered Shareholder
In many cases, Common Shares beneficially owned by a non-registered Shareholder are registered either:
(a)
in the name of an intermediary that the non-registered Shareholder deals with in respect of the Common Shares, such as securities dealers or brokers, banks, trust companies, and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans, 401Ks and similar plans; or

(b)
in the name of a clearing agency of which the intermediary is a participant. In accordance with National Instrument 54-101 of the Canadian Securities Administrators, entitled “Communication with Beneficial Owners of Securities of a Reporting Issuer”, and pursuant to Rule 14a-13 of the Exchange Act, we have distributed copies of the Notice of Internet Availability of Proxy Materials, which instructs you as to how you may access and review important information contained in the proxy materials provided to the clearing agencies and intermediaries for distribution to non-registered Shareholders.

We will provide copies of the Notice of Internet Availability of Proxy Materials and our proxy materials to such intermediaries for forwarding to non-registered Shareholders who request printed copies of these proxy materials and will reimburse these persons for their costs of forwarding these proxy materials.
Intermediaries are required to forward the Notice of Internet Availability of Proxy Materials to non-registered Shareholders, and often use a service provider for this purpose. Non-registered Shareholders will either:
(a)
typically, be provided with a computerized form (often called a “voting instruction form”) which is not signed by the intermediary and which, when properly completed and signed by the non-registered Shareholder and returned to the intermediary or its service provider, will constitute voting instructions which the intermediary must follow. The non-registered Shareholder will generally be given a page of instructions which contains a removable label containing a bar-code and other information. In order for the applicable computerized form to validly constitute a voting instruction form, the non-registered Shareholder must remove the label from the instructions and affix it to the computerized form, properly complete and sign the form and submit it to the intermediary or its service provider in accordance with the instructions of the intermediary or its service provider. In certain cases, the non-registered Shareholder may provide such voting instructions to the intermediary or its service provider through the internet or through a toll-free telephone number; or

(b)
less commonly, be given a proxy form which has already been signed by the intermediary (typically by a facsimile, stamped signature), which is restricted to the number of Common Shares beneficially owned by the non-registered Shareholder, but which is otherwise not completed. In this case, the non-registered Shareholder who wishes to submit a proxy should properly complete the proxy form and submit it to Broadridge Financial Solutions (“Broadridge”) via the internet at www.proxyvote.com or telephone at 1-800-690-6903 or either in person, or by mail or courier, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Under applicable securities laws, a beneficial owner is an “objecting beneficial owner” (or “OBO”) if such beneficial owner has or is deemed to have provided instructions to the intermediary holding the securities on such beneficial owner’s behalf objecting to the intermediary disclosing ownership information about the beneficial owner in accordance with such laws. If you are an OBO, you received these materials from your intermediary, or its agent and your intermediary is required to seek your instructions as to how to vote your Common Shares. We have agreed to pay for intermediaries to deliver to OBOs the Notice of Internet Availability of Proxy Materials and, if so requested, the proxy materials and the relevant voting instruction form. The voting instruction form that is sent to an OBO by the intermediary or its agent should contain an explanation as to how you can exercise your voting rights, including how to attend and vote directly at the Meeting. Please provide your voting instructions to your intermediary as specified in the voting instruction form.
In either case, the purpose of these procedures is to permit non-registered Shareholders to direct the voting of the Common Shares they beneficially own.
If you are a non-registered Shareholder who receives a voting instruction form and who wishes to vote at the Meeting (or have another person attend and vote on your behalf), you should print your name, or that of such other person, on the voting instruction form and return it to the intermediary or its service provider. If you are a non-registered Shareholder who receives a proxy form and who wishes to vote at the Meeting (or have another person attend and vote on your behalf), you should strike out the names of the persons set out in the proxy form and write your name or the name of such other person in the blank space provided and submit it to Broadridge following the instructions set forth in (b) above.
In all cases, non-registered Shareholders should carefully follow the instructions of their intermediary, including those regarding when, where and by what means the voting instruction form or proxy form must be delivered.
A non-registered Shareholder may revoke voting instructions which have been given to an intermediary at any time by written notice to the intermediary.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials to our Shareholders. All Shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage Shareholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Meeting.
How do I vote?
A registered Shareholder or a non-registered Shareholder who has appointed themselves or a third-party proxyholder to represent them at the Meeting will appear on a list of Shareholders prepared by Broadridge for the Meeting. To have their Common Shares voted at the Meeting, each registered Shareholder or proxyholder will be required to enter their control number or username provided by Broadridge at www.virtualshareholdermeeting.com/ACST2024 prior to the start of the Meeting.
Most non-registered Shareholders who have not waived the right to receive proxy materials will receive a voting instruction form. Registered Shareholders will, and some non-registered Shareholders may, receive a form of proxy. Shareholders should follow the procedures set out below, depending on what type of form they receive.
1.
Voting Instruction Form. If you are a non-registered Shareholder and do not wish to attend and vote at the Meeting (or wish to have another person attend and vote on your behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form, so that the intermediary may vote on your behalf.

x

If you are a non-registered Shareholder who wishes to attend and vote at the Meeting (or wishes to have another person attend and vote on your behalf), you must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to you.
Or
2.
Form of Proxy. If you are a registered Shareholder, you will receive a form of proxy to be completed, signed and returned in accordance with the directions on the form, if you do not wish to attend and vote at the Meeting (or wish to have another person attend and vote on your behalf).

Less frequently, a non-registered Shareholder will receive, as part of the proxy materials, a form of proxy that has already been signed by the intermediary (typically by a facsimile or stamped signature), which is restricted as to the number of Common Shares beneficially owned by the non-registered Shareholder but which is otherwise uncompleted. In such a case, if you are a non-registered Shareholder and do not wish to attend and vote at the Meeting (or wish to have another person attend and vote on your behalf), you must complete the form of proxy and deposit it with Broadridge via the internet at www.proxyvote.com or telephone at 1-800-690-6903 or either in person, or by mail or courier, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a non-registered Shareholder and you wish to attend and vote at the Meeting (or wish to have another person attend and vote on your behalf), you must strike out the names of the persons named in the proxy and insert your (or such other person’s) name in the blank space provided.
To attend and vote at the Meeting, a non-registered beneficial holder who holds Common Shares indirectly through a brokerage firm, bank or other agent must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker, bank included with these proxy materials or contact your broker, bank or other agent to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, you may attend the Meeting and vote your shares at www.virtualshareholdermeeting.com/ACST2024 during the Meeting.
Shareholders should follow the instructions on the forms they receive, and non-registered Shareholders should contact their intermediaries promptly if they need assistance.
The Notice of Internet Availability of Proxy Materials is being sent and the proxy materials are being made available to both registered and non-registered owners of Common Shares. We are sending the Notice of Internet Availability of Proxy Materials indirectly to non-objecting beneficial owners (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”)). We intend to pay for intermediaries to forward the Notice of Internet Availability of Proxy Materials to objecting beneficial owners (as defined in NI 54-101).
How do I request a copy of the proxy materials?
To request a printed copy of the proxy materials, please contact your intermediary if you are a non-registered Shareholder, or if you are a registered Shareholder, contact Broadridge at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 , via telephone at 1-800-690-6903 or via the internet at www.proxyvote.com.
What am I voting on at the Meeting?
The following items of business will be covered at the Meeting:
1.	Proposal No. 1 – To elect the directors of Acasti until the close of the next annual meeting of Shareholders or until his successor is elected or appointed;
2.
Proposal No. 2 – To appoint KPMG LLP (“KPMG”) as Acasti’s independent registered public accounting firm until the close of the next annual meeting of Shareholders and to authorize the directors of Acasti to fix such independent registered public accounting firm’s remuneration;

3.	Proposal No. 3 – To adopt an advisory (non-binding) resolution on the compensation of Acasti’s named executive officers, as more particularly described in this Proxy Statement/Prospectus;
4.
Proposal No. 4 – To consider and, if thought advisable, pass, with or without variation, the Continuance Resolution authorizing the Continuance, subject to and conditional upon the approval of the Domestication Resolution, all as more fully described in this Proxy Statement/Prospectus;

5.
Proposal No. 5 – To consider and, if thought advisable, pass, with or without variation, the Domestication Resolution authorizing the Domestication and the certificate of incorporation governing Acasti post-Domestication subject to and conditional upon the approval of the Continuance Resolution and the prior implementation of the Continuance, all as more fully described in this Proxy Statement/Prospectus;

6.	Proposal No. 6 – to consider, and if thought advisable, approve, subject to and conditional upon the approval of the Domestication Resolution, the 2024 Equity Incentive Plan; and
7.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
As of the date of this Proxy Statement/Prospectus, our management is not aware of any such other business.
How does the Board recommend that I vote?
The Board recommends a vote:
•	“FOR” the election of each of the director nominees named in this Proxy Statement/Prospectus;
•
“FOR” the appointment of KPMG as our independent registered public accounting firm until the close of the next annual meeting of Shareholders and to authorize the Board to fix such independent registered public accounting firm’s remuneration; and

•	“FOR” the advisory (non-binding) resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement/Prospectus.
•	“FOR” the Continuance Resolution approving the Continuance, as disclosed in this Proxy Statement/Prospectus.
•	“FOR” the Domestication Resolution approving the Domestication and the certificate of incorporation governing Acasti post-Domestication, as disclosed in this Proxy Statement/Prospectus.
•	“FOR” the approval of the 2024 Equity Incentive Plan, as disclosed in this Proxy Statement/Prospectus.
What votes may I cast with regard to each proposal?
Proposal No. 1: Election of Directors.
You may select “For” or “Withhold” with respect to each nominee for director under Proposal No. 1. The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the election of each director nominee.
Proposal No. 2: Appointment of KPMG LLP.
You may select “For,” “Against” or “Abstain” with respect to Proposal No. 2. The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the approval for KPMG as our independent registered public accounting firm until the close of the next annual meeting of Shareholders and to authorize the Board to fix such independent registered public accounting firm’s remuneration.
Proposal No. 3: Advisory Vote on the Compensation of Our Named Executive Officers.
You may select “For”, “Against” or “Abstain” with respect to Proposal No. 3. The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as described in this Proxy Statement/Prospectus. The results of the vote on the proposal are not binding on the Board.
Proposal No. 4: Continuance from the Province of Québec in Canada to the Province of British Columbia in Canada.
You may select “For”, “Against” or “Abstain” with respect to Proposal No. 4. The affirmative vote of at least two-thirds of the votes cast at the Meeting by proxy or in person is required for the approval of the continuance of Acasti from the Province of Québec to the Province of British Columbia, subject to and conditional upon the approval of the Domestication Resolution, as described in this Proxy Statement/Prospectus.

Proposal No. 5: Domestication from the Province of British Columbia to the State of Delaware.
You may select “For”, “Against” or “Abstain” with respect to Proposal No. 5. The affirmative vote of at least two-thirds of the votes cast at the Meeting by proxy or in person is required for the approval of the domestication of Acasti from the Province of British Columbia to the State of Delaware and the certificate of incorporation governing Acasti post-Domestication subject to and conditional upon the approval of the Continuance Resolution, as described in this Proxy Statement/Prospectus.
Proposal No. 6: Approval of the 2024 Equity Incentive Plan
You may select “For”, “Against” or “Abstain” with respect to Proposal No. 6. The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the approval of the 2024 Equity Incentive Plan, subject to and conditional upon the approval of the Domestication Resolution, as described in this Proxy Statement/Prospectus.
If your Common Shares are registered in your name and you abstain from voting on any of the proposals set forth in this Proxy Statement/Prospectus, your abstention will not have any effect on the outcome of the vote for such proposal. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on any of the proposals set forth in this Proxy Statement/Prospectus, with the exception of Proposal No. 2, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of the proposals set forth in this Proxy Statement/Prospectus.
What are the tax consequences of the Domestication?
Material United States Federal Income Tax Consequences
As discussed more fully in “Material United States Federal Income Tax Consequences” below, the Domestication is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Domestication so qualifies, U.S. Holders (as defined in “Material United States Federal Income Tax Consequences” below) of Acasti Common Shares will be subject to Section 367(b) of the Code and, as a result:
Subject to the discussion below concerning the application of the passive foreign investment company (“PFIC”) rules to the Domestication, a U.S. Holder of Acasti Common Shares whose ordinary shares have a fair market value of less than $50,000 on the date of the Domestication and who does not own actually and/or constructively 10% or more of the total combined voting power of all classes of Acasti shares entitled to vote or 10% or more of the total value of all classes of Acasti shares (a “10% shareholder”) should not be required to recognize any gain or loss and should not be required to include any part of Acasti’s earnings in income.
Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a U.S. Holder of Acasti Common Shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% shareholder will generally recognize gain (but not loss) on the deemed receipt of Acasti Delaware Common Shares in the Domestication. As an alternative to recognizing gain as a result of the Domestication, such U.S. Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the U.S. Treasury Regulations (the “Regulations”) under Section 367) attributable to its Acasti Common Shares provided certain other requirements are satisfied as described under “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—Application of Section 367(b) of the Code to the Domestication”.
Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a U.S. Holder of Acasti Common Shares who on the date of the Domestication is a 10% shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Regulations under Section 367) attributable to its Acasti Common Shares.
As discussed further under “Material United States Federal Income Tax Consequences” below, Acasti has determined that there is a significant risk that Acasti may have been classified as a PFIC for the 2023, 2022, 2021 and 2020 taxable years and may also be classified as a PFIC for the current taxable year. However, PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules (which are subject to differing interpretations), generally cannot be determined until the close of the taxable year in question and is determined annually. In the event that Acasti is (or in some cases has been) treated as a PFIC, notwithstanding the foregoing, proposed Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain as a result of the Domestication unless the U.S. Holder makes (or has made) certain elections discussed further under “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—PFIC Considerations with Respect to the Domestication.” The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed Regulations will be finalized and whether, in what form, and with what effective date, other final Regulations under Section 1291(f) of the Code will be adopted. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the section entitled “Material United States Federal Income Tax Consequences”.
Additionally, the Domestication may cause Non-U.S. Holders (as defined in “Material United States Federal Income Tax Consequences” below) to become subject to U.S. federal income withholding taxes on any dividends paid in respect of such Non-U.S. Holder’s Acasti Common Shares subsequent to the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a complete discussion of the material U.S. federal income tax consequences of the Domestication, see the section entitled “Material United States Federal Income Tax Consequences” below.
Canadian Federal Income Tax Considerations
Under the Income Tax Act (Canada) (the “Canadian Tax Act”), the Domestication will cause us to cease to be resident in Canada and as a result we will be deemed to have a taxation year end. We will also be deemed to have disposed of each of our properties immediately before our deemed taxation year end for proceeds of disposition equal to the fair market value of such properties at the time of such disposition and to have reacquired such properties immediately thereafter at a cost equal to such proceeds of disposition. We will be subject to Part I income tax on any income and net taxable capital gains realized as a result of the deemed dispositions of our properties after the utilization of any available capital or non-capital losses. We will also be subject to an additional “emigration tax” on the amount by which the fair market value, of all of the property owned by us immediately before our deemed taxation year end resulting from the Domestication, exceeds the total of certain of our liabilities and the paid-up capital of all the issued and outstanding shares of Acasti for purposes of the Canadian Tax Act immediately before the deemed taxation year end. Our management has advised that if the Domestication were to occur as of the date hereof, in management’s view the deemed disposition of our properties that would occur because of the Domestication would not result in any taxable income to us under Part I of the Canadian Tax Act after the utilization of any available capital or non-capital losses, and the Domestication would not result in any liability for emigration tax.
A Shareholder who is resident in Canada for purposes of the Canadian Tax Act should not be considered to have disposed of its Common Shares as a result of the Domestication, and the Domestication should not affect the adjusted cost base of a Canadian resident Shareholder’s Common Shares.
The foregoing is a brief summary of the principal Canadian federal income tax considerations only and is qualified in its entirety by the more detailed description of Canadian federal income tax considerations in the section entitled “Canadian Federal Income Tax Consequences” section of this Proxy Statement/Prospectus, which Shareholders are urged to read. This summary does not discuss all aspects of Canadian tax consequences that may apply in connection with the Domestication. Shareholders should consult their own tax advisors as to the tax consequences of the Domestication applicable to them.
What is a broker non-vote?
Under rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other agents that are subject to New York Stock Exchange rules may use their discretion to vote “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. If at least one routine matter is on the ballot, a broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under rules of the New York Stock

Exchange. Because all of the proposals to be considered at the Meeting, with the exception of Proposal No. 2 Appointment of KPMG, are considered to be “non-routine” under New York Stock Exchange rules, broker non-votes may occur in connection with each proposal, with the exception of Proposal No. 2 Appointment of KPMG for which broker non-votes are not expected to occur.
In addition, under applicable Canadian securities laws, Canadian banks, brokers and other agents are not permitted to vote shares held on behalf of a beneficial owner except in accordance with voting instructions received from such beneficial owner.
In the event of a broker non-vote, such beneficial owners’ Common Shares will be included in determining whether a quorum is present, but otherwise will not be counted as having been voted in respect of any such matter. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast.
How do I change my vote?
A Shareholder who has given a proxy may revoke it, as to any proposal on which a vote has not already been cast pursuant to the authority conferred by it, by an instrument in writing executed by the Shareholder or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The revocation of a proxy, in order to be acted upon, must be deposited with Broadridge at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 at any time but no less than 48 hours (excluding Saturdays and holidays) prior to the day of the Meeting, or any adjournment thereof at which the proxy is to be used, or, by a registered Shareholder, with the Secretary or the Chair of the Meeting on the day of the Meeting or any adjournment thereof, or in any other manner permitted by law.
In addition, a proxy may be revoked by the Shareholder by submitting a new vote on the internet, by telephone, by attending and voting at the Meeting (note that simply attending the Meeting will not, by itself, revoke your proxy) or executing another form of proxy bearing a later date and depositing same at the offices of Broadridge at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no less than 48 hours (excluding Saturdays and holidays) prior to the day of the Meeting or, by a registered Shareholder, with the Secretary or the Chair of the Meeting at the time and place of the Meeting or any adjournment thereof.
What does it mean to appoint a proxy and what happens if I do not designate a proxy?
The persons named in the enclosed form of proxy are directors or officers of Acasti. Each Shareholder who is entitled to vote at the Meeting is entitled to appoint a person, who need not be a Shareholder, to represent him or her at the Meeting other than those whose names are printed on the accompanying form of proxy by inserting such other person’s name in the blank space provided in the form of proxy and signing the form of proxy or by completing and signing another proper form of proxy. To be valid, the duly completed form of proxy must be deposited at the offices of Broadridge at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no less than 48 hours (excluding Saturdays and holidays) prior to the day of the Meeting or, by a registered Shareholder, with the Secretary or the Chair of the Meeting at the time and place of the Meeting or any adjournment thereof. The instrument appointing a proxyholder must be executed by the Shareholder or by his attorney authorized in writing or, if the Shareholder is a corporate body, by its authorized officer or officers.
All Common Shares represented at the Meeting by properly executed proxies will be voted, and where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the Common Shares represented by the proxy will be voted, in accordance with such specifications. In the absence of any such specifications, the management designees, if named as proxy, will vote FOR all the matters set out herein. Instructions with respect to voting will be respected by the persons designated in the enclosed form of proxy. With respect to amendments or variations to matters identified in the Notice of 2024 Annual and Special Meeting of Shareholders and with respect to other matters that may properly come before the Meeting, such Common Shares will be voted by the persons so designated at their discretion. At this time, management of Acasti knows of no such amendments, variations or other matters.
What does it mean if I receive more than one form of proxy?
This means that you own Common Shares that are registered under different accounts. For example, you may own some Common Shares directly as a registered Shareholder and other Common Shares as a non-registered Shareholder through an intermediary, or you may own Common Shares through more than one such organization. In these situations, you will receive multiple forms of proxy. It is necessary for you to complete and return all proxy cards and voting instruction forms in order to vote all of the Common Shares you own. Please make sure you return each proxy card or voting instruction form in the accompanying return envelope. You may also vote by internet or telephone by following the instructions on your form of proxy.
How will proxies be solicited and who will pay the cost of the proxy solicitation?
This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by our management. We will pay for the entire cost of soliciting proxies by management. In addition to this Proxy Statement/Prospectus, our directors, director nominees and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, director nominees and employees will not be paid any additional compensation for soliciting proxies. No additional compensation will be paid to our directors or employees for such services. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding this Proxy Statement/Prospectus to beneficial owners.
How can I make a Shareholder proposal for the 2025 Annual General Meeting?
Shareholder proposals intended to be presented in proxy materials pursuant to Rule 14a-8 of the Exchange Act relating to our 2025 annual meeting of Shareholders must be received by us on or before August 16, 2025 unless the date of the 2025 annual meeting of Shareholders is changed by more than 30 calendar days from the anniversary of the date of the Meeting, in which case proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2025 annual meeting of Shareholders, and must satisfy the requirements of the proxy rules promulgated by the SEC. For a proposal to be valid, it must comply with either the provisions of the Acasti Delaware By-laws (as defined herein) or the QBCA, as applicable, and the Exchange Act.
Assuming the Shareholders approve, and Acasti subsequently consummates the Domestication as described herein and adopts the Acasti Delaware By-laws, to be timely, a Shareholder’s notice for any nominations or other business to be brought before our next annual meeting must be delivered to Acasti not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting, which, pursuant to the Acasti Delaware By-laws, shall be deemed to be September 30, 2025; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Acasti.
If the Domestication is not consummated, in order for a Shareholder proposal to be eligible for inclusion in the proxy statement for our 2025 annual meeting of Shareholders under the Business Corporations Act (Québec) (“QBCA”), the proposal must be in writing, accompanied by the requisite declarations and signed by the submitter and qualified Shareholders who at the time of signing are the registered or non-registered owners of Common Shares that, in the aggregate: (a) constitute at least 1% of the issued Common Shares; or (b) have a fair market value in excess of CAD$2,000. For the submitter or a qualified Shareholder to be eligible to sign the proposal, that Shareholder must have been the registered or non-registered owner of the Common Shares for an uninterrupted period of at least 6 months before the date the proposal is submitted.
In order for a Shareholder proposal to be eligible for inclusion in the proxy statement for our 2025 annual meeting of Shareholders under the Exchange Act, the Shareholder must submit the proposal in accordance with Rule 14a-8 of the Exchange Act, and the Shareholder must have continuously held at least $2,000 in market value for at least 3 years, $15,000 in market value for at least 2 years, or $25,000 in market value for at least 1 year by the date the Shareholder submits the proposal. In each case, the Shareholder must continue to hold those Common Shares through the date of our 2025 annual meeting of Shareholders.
If the Domestication is not consummated, a Shareholder may submit a proposal outside the process of Rule 14a-8, which will not be eligible for inclusion in the proxy statement for our 2025 annual meeting of Shareholders. Notice of a proposal submitted outside this process must be given at least 45 days prior to the one-year anniversary of the day of mailing these proxy materials (unless the date of the 2025 annual meeting of Shareholders is changed by more than 30 calendar days from the date of the one-year anniversary of the Meeting, in which case proposals must be received a reasonable time before the 2025 annual meeting of Shareholders). If a Shareholder fails to notify us of a Shareholder proposal that the Shareholder has not sought to include in the proxy statement by June 23, 2025, management proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the Shareholder’s proposal.

If the Domestication is not consummated, a Shareholder wishing to nominate an individual to be a director, other than pursuant to a requisition of a meeting made pursuant to the QBCA or a Shareholder proposal made pursuant to the QBCA and Exchange Act proxy access provisions described above, is required to comply with our advance notice by-law (the “Advance Notice By-law”). The Advance Notice By-law provides, inter alia, that proper written notice of any such director nomination (the “Nomination Notice”) for an annual general meeting of Shareholders must be provided to our Chief Executive Officer not less than 30 days nor more than 65 days prior to the date of the annual general meeting of Shareholders; provided, however, that if the annual general meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, the Nomination Notice must be provided no later than the close of business on the 10th day following the Notice Date. The foregoing is merely a summary of provisions contained in the Advance Notice By-law and is qualified by the full text of the Advance Notice By-law provisions. The full text is set out in the Advance Notice By-law, a copy of which is filed under our profile at www.sedarplus.ca or www.sec.gov, and is attached as an exhibit to this Proxy Statement/Prospectus.
To comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 1, 2025, provided that if the date of the 2025 annual meeting of Shareholders has changed by more than 30 calendar days from one-year anniversary of the date of the Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of Shareholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of Shareholders is first made.
What if amendments are made to the proposals or if other matters are brought before the Meeting?
If there are any amendments or variations in any of the proposals shown in this Proxy Statement/Prospectus, or any other matters which may properly come before the Meeting, Common Shares will be voted by the appointed proxyholder as such proxyholder sees fit.
As of the date of this Proxy Statement/Prospectus, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of your proxyholders.
Who will tabulate the votes?
We currently expect that an agent of Broadridge will tabulate the votes and serve as inspector of elections for the Meeting.
When will voting results be disclosed?
Preliminary voting results will be announced at the Meeting. Final voting results will be filed with the Canadian provincial securities regulatory authorities on SEDAR+ at www.sedarplus.ca and will also be published in a Current Report on Form 8-K filed with the SEC on EDGAR at www.sec.gov within 4 business days of the Meeting.
Whom do I contact if I have questions regarding the Meeting?
If you have any questions or require assistance in voting your Common Shares, please contact Robert DelAversano, Vice President, Finance, at email: r.delaversano@acasti.com or telephone: (818) 839-4378.
Who may adjourn the Meeting?
The Meeting may be adjourned to any other time and any other place by Chair of the Meeting with the affirmative vote of a majority of the votes cast at the Meeting by proxy or in person. The Chair of the Meeting may also adjourn the meeting ex officio if he or she believes it is impossible to conduct the Meeting in an orderly manner.
How can I obtain additional information about Acasti?
Financial Information is provided in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Form 10-K”), which can be found under our name on the Canadian Securities Commission’s SEDAR+ (“SEDAR+”) at www.sedarplus.ca, on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov, or on our website at www.acasti.com. We will furnish to any Shareholder, upon written request, any exhibit described in the lists in our Form 10-K without charge. Any such requests should include a representation that the Shareholder was the beneficial owner of Common Shares on the Record Date, and should be directed to Robert DelAversano, Vice President, Finance, at email: r.delaversano@acasti.com or telephone: (818) 839-4378. You may also access the exhibits described in our Form 10-K through the SEC website at www.sec.gov.
In addition to applicable Canadian securities laws and regulations, we are subject to the reporting requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

SUMMARY
This summary highlights selected information appearing elsewhere in this Proxy Statement/Prospectus, and does not contain all the information that you should consider in making a decision with respect to the proposals described in this Proxy Statement/Prospectus. You should read this summary together with the more detailed information incorporated by reference into this Proxy Statement/Prospectus, including our financial statements and the related notes incorporated by reference into this Proxy Statement/Prospectus from our Form 10-K, as well as the exhibits attached thereto. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included or incorporated by reference into this Proxy Statement/Prospectus. You should read this Proxy Statement/Prospectus and the documents incorporated by reference into this Proxy Statement/Prospectus in their entirety.
All of the dollar amounts in this Proxy Statement/Prospectus are expressed in U.S. dollars, except where otherwise indicated. References to “dollars” or “$” are to U.S. dollars, and any references to “CAD$” are to Canadian dollars.
When we refer to Acasti Pharma Inc., and its subsidiaries, we use the terms “Acasti,” the “Company,” “us,” “we” and “our.” All references to “Acasti Delaware” contained in this Proxy Statement/Prospectus refer solely to Acasti Pharma Inc., a Delaware corporation, as of the effective time of the Domestication. In addition, the Class A common shares of Acasti as a Québec corporation, the common shares of Acasti as a British Columbia corporation and the common stock of Acasti Delaware are, as applicable, referenced herein as our “Common Shares.”
Overview
We are focused on developing and commercializing products for rare and orphan diseases that have the potential to improve clinical outcomes by using our novel drug delivery technologies. We seek to apply new proprietary formulations to approved and marketed pharmaceutical compounds to achieve enhanced efficacy, faster onset of action, reduced side effects, more convenient drug delivery and increased patient compliance; all of which could result in improved patient outcomes. The active pharmaceutical ingredients used in the drug candidates under development by us may be already approved in a target indication or could be repurposed for use in new indications.
The existing well understood efficacy and safety profiles of these marketed compounds provides the opportunity for us to utilize the Section 505(b)(2) regulatory pathway under the Federal Food, Drug and Cosmetic Act for the development of our reformulated versions of these drugs, and therefore may provide a potentially shorter path to regulatory approval. Under Section 505(b)(2), if sufficient support of a product’s safety and efficacy either through previous U.S. Food and Drug Administration (“FDA”) experience or sufficiently within the existing and accepted scientific literature, can be established, it may eliminate the need to conduct some of the pre-clinical studies and clinical trials that new drug candidates might otherwise require.
Our therapeutic pipeline consists of three unique clinical stage drug candidates supported by an intellectual property portfolio of more than 40 granted and pending patents in various jurisdictions worldwide. These drug candidates aim to improve clinical outcomes in the treatment of rare and orphan diseases by applying proprietary formulation and drug delivery technologies to existing pharmaceutical compounds to achieve improvements over the current standard of care, or to provide treatment for diseases with no currently approved therapies.
We believe that rare disorders represent an attractive area for drug development, and there remains an opportunity for us to utilize already approved drugs that have established safety profiles and clinical experience to potentially address significant unmet medical needs. A key advantage of pursuing therapies for rare disorders is the potential to receive orphan drug designation (“ODD”) from the FDA. Our three drug candidates currently in clinical development (or currently deferred, as described below) have received ODD status, provided certain conditions are met at new drug application (“NDA”) approval. ODD provides for seven years of marketing exclusivity in the United States post-launch, provided certain conditions are met, and the potential for faster regulatory review. ODD status can also result in tax credits of up to 50% of clinical development costs conducted in the United States upon marketing approval and a waiver of the NDA fees, which we estimate can translate into savings of approximately $3.2 million for our lead drug candidate, GTX-104. Developing drugs for rare diseases can often allow for clinical trials that are more manageably scaled and may require a smaller, more targeted commercial infrastructure.

The specific diseases targeted for drug development by us are well understood, although the patient populations suffering from such diseases may remain poorly served by available therapies or in some cases, approved therapies do not yet exist. We aim to effectively treat debilitating symptoms that result from these underlying diseases.
Our lead drug candidate:
•
GTX-104 is a clinical stage, novel, injectable formulation of nimodipine being developed for intravenous (“IV”) infusion in aneurysmal subarachnoid hemorrhage (“aSAH”) patients to address significant unmet medical needs. The unique nanoparticle technology of GTX-104 facilitates aqueous formulation of insoluble nimodipine for a standard peripheral IV infusion. GTX-104 provides a convenient IV delivery of nimodipine in the intensive care unit eliminating the need for nasogastric tube administration in unconscious or dysphagic patients. IV delivery of GTX-104 also has the potential to lower food effects, drug-to-drug interactions, and eliminate potential dosing errors. Further, GTX-104 has the potential to better manage hypotension in aSAH patients. GTX-104 has been administered in over 150 healthy volunteers and was well tolerated with significantly lower inter- and intra-subject pharmacokinetic (“PK”) variability compared to oral nimodipine. On October 23, 2023, we enrolled our first patient in our pivotal Phase 3 safety trial to evaluate GTX-104 in patients hospitalized for aSAH. Patient enrollment in the STRIVE-ON Phase 3 trial is continuing, and potential NDA submission with the FDA is anticipated to occur in the first half of calendar 2025.

Other pipeline drug candidates:
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GTX-102, an oral-mucosal betamethasone spray for the treatment of Ataxia Telangiectasia (“A-T”), a complex orphan pediatric genetic neurodegenerative disorder usually diagnosed in young children, for which no FDA approved treatment currently exists.

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GTX-101, a topical bioadhesive film-forming bupivacaine spray for Postherpetic Neuralgia (“PHN”), which can be persistent and often causes debilitating pain following infection by the shingles virus. We believe that GTX-101 could be administered to patients with PHN to treat pain associated with the disease.

In May 2023, we announced the strategic decision to prioritize development of GTX-104 with a goal to advance the product candidate to commercialization, while conserving resources as much as possible to complete development efficiently. Accordingly, we have elected to defer further clinical development of GTX-102 and GTX-101. We estimate that the deferral of GTX-102 and GTX-101 clinical development could be approximately three years given the timeline to complete the development and potential commercial launch of GTX-104. Further development of GTX-102 and GTX-101 will occur at such time as we obtain additional funding or enter into strategic partnerships for license or sale with third parties.
Our management team possesses significant experience in drug formulation and drug delivery research and development, clinical and pharmaceutical development and manufacturing, regulatory affairs, and business development, as well as being well-versed in late-stage drug development and commercialization. Importantly, our team is comprised of industry professionals with deep expertise and knowledge, including a world-renowned practicing neurosurgeon-scientist and respected authority in aSAH, as well as product development, chemistry, manufacturing and controls (“CMC”), planning, implementation, management, and execution of global Phase 2 and Phase 3 trials for a drug candidate for aSAH.
Information About the Annual and Special Meeting of Acasti Shareholders (see page 17)
The Meeting will be held on September 30, 2024, at 10:00 a.m. (Eastern Time) virtually via live webcast at www.virtualshareholdermeeting.com/ACST2024.
You are being asked to vote on the following matters:
1.	to receive the financial statements of Acasti for the financial year ended March 31, 2024, and the independent registered public accounting firm’s report thereon;
2.	to elect the directors of Acasti until the close of the next annual meeting of Shareholders or until his successor is elected or appointed;
3.
to appoint KPMG as Acasti’s independent registered public accounting firm until the close of the next annual meeting of Shareholders and to authorize the directors of Acasti to fix such independent registered public accounting firm’s remuneration;

4.	to adopt an advisory (non-binding) resolution on the compensation of the Acasti’s named executive officers;

5.
to consider and, if thought advisable, pass, with or without variation, the Continuance Resolution, attached to this Proxy Statement/Prospectus as Annex A, authorizing the Continuance through the adoption of the Continuation Application containing the Notice of Articles and the Articles, attached to this Proxy Statement/Prospectus as Annex B and Annex G, respectively, subject to and conditional upon the approval of the Domestication Resolution;

6.
to consider and, if thought advisable, pass, with or without variation, the Domestication Resolution, attached to this Proxy Statement/Prospectus as Annex C, authorizing the Domestication and the adoption of a certificate of corporate domestication and a new certificate of incorporation, copies of which are attached to this Proxy Statement/Prospectus as Annexes D and E, respectively, subject to and conditional upon the approval of the Continuance Resolution;

7.
to consider, and if thought advisable, approve, subject to and conditional upon the approval of the Domestication Resolution, the 2024 Equity Incentive Plan, a copy of which is attached to the Proxy Statement/Prospectus as Annex F; and

8.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
Our authorized share capital structure consists of an unlimited number of Common Shares, no par value per share and an unlimited number of no par value Class B, Class C, Class D and Class E common shares, issuable in one or more series. On the Record Date, there were a total of 10,139,861 Common Shares issued and outstanding and entitled to vote at the Meeting and no Class B, Class C, Class D or Class E common shares issued and outstanding. Each Common Share entitles its holder to one vote. The Common Shares are listed on Nasdaq under the symbol “ACST”. Our Common Shares will continue to be listed on Nasdaq under their existing trading symbol, including following the effectiveness of the Domestication.
Only Shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.
A quorum is required in order for the Meeting to be properly constituted. Our by-laws and Nasdaq rules applicable to us require a quorum of Shareholders representing at least 33 1⁄3% of the Common Shares outstanding on the Record Date to conduct business at the Meeting.
The election of directors, appointment of the independent registered public accounting firm, adoption of an advisory (non-binding) resolution on the compensation of our named executive officers and the approval of the 2024 Equity Incentive Plan will each be determined by a majority of votes cast at the Meeting by proxy or in person. The Continuance and the Domestication will each require approval by the affirmative vote of not less than two-thirds of the votes cast at the Meeting by proxy or in person. Our Board has reserved the right, in its sole discretion, to terminate or abandon the Continuance or the Domestication at any time prior to their effectiveness, notwithstanding Shareholder approval.
If your Common Shares are registered in your name and you abstain from voting on any of the proposals set forth in this Proxy Statement/Prospectus, your abstention will not have any effect on the outcome of the vote for such proposal. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on any of the proposals set forth in this Proxy Statement/Prospectus, with the exception of Proposal No. 2, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of the proposals in this Proxy Statement/Prospectus.
Our Board has unanimously approved the forms of the Continuance Resolution and the Domestication Resolution and the other proposals described in this Proxy Statement/Prospectus and has unanimously resolved to submit such proposals to the Company’s Shareholders. Our Board recommends that you vote “FOR” the election of each of the director nominees, “FOR” the appointment of KPMG, “FOR” the advisory (non-binding) resolution on the compensation of our named executive officers, “FOR” the approval of the Continuance Resolution, “FOR” the approval of the Domestication Resolution, and “FOR” the approval of the 2024 Equity Incentive Plan.
Risk Factors (see page 10)
In evaluating the Continuance Resolution, the Domestication Resolution and the other matters set forth in this Proxy Statement/Prospectus, you should carefully read this Proxy Statement/Prospectus and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 10 of this Proxy Statement/Prospectus.

SUMMARY OF THE CONTINUANCE
This summary of certain information contained in this Proxy Statement/Prospectus relating to the Continuance may not include all the information that is important to you. To understand fully and for a more complete description of the terms and conditions of the Continuance, you should read this Proxy Statement/Prospectus in its entirety and the documents to which you are referred. See “Where You Can Find More Information.”
The Continuance (see page 29)
We are currently governed by the QBCA. At the Meeting, the Shareholders will be asked to consider and, if thought advisable, pass the Continuance Resolution authorizing the Board, in its sole discretion, to implement the Continuance. Upon completion of the Continuance, the QBCA will cease to apply to us and we will thereupon become subject to the Business Corporations Act (British Columbia) (the “BCBCA”), as if we had been originally incorporated as a corporation in the Province of British Columbia. The Continuance will not create a new legal entity, affect the continuity of Acasti or result in a change in our business.
The Board believes it to be in the best interests of Acasti to have discretion to change our jurisdiction from the Province of Québec to the Province of British Columbia pursuant to a “continuance” effected in accordance with Section 297 of the QBCA. The Shareholders are being asked to consider and, if thought fit, to pass the Continuance Resolution, attached to this Proxy Statement/Prospectus as Annex A, at the Meeting, authorizing the Board, in its sole discretion, to determine whether to implement the Continuance, and if the Board so determines to proceed with the Continuance, to implement the Continuance and apply under the BCBCA for a certificate of continuation which shall be issued by the Registrar (the “Registrar”) appointed under the BCBCA (the “Certificate of Continuation”).
If the Continuance is approved by the Shareholders at the Meeting, the Continuance would only be implemented upon a determination by the Board that it is in the best interest of Acasti at that time and will be subject to and conditional upon the approval of the Domestication. In connection with any determination to implement the Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.
If the Continuance is approved by the Shareholders at the Meeting and the Board so determines to proceed with the Continuance, and further provided that we obtain the authorization of Québec Enterprise Registrar under the QBCA, the Continuance will be effective on the date set forth in the Certificate of Continuation. On the date shown on the Certificate of Continuation, we will cease to be governed by the QBCA and will become a corporation in the Province of British Columbia as if we had been incorporated under the BCBCA. The certified Notice of Articles (included in the Continuation Application), a form of which is attached to this Proxy Statement/Prospectus as Annex B, will function as our articles of incorporation and contain essentially the same terms as our current articles of incorporation.
Regulatory Approvals for the Continuance; Canadian Securities Laws and Stock Exchange Implications (see page 29)
Should the Shareholders approve the Continuance Resolution at the Meeting and the Board so determines to proceed with the Continuance, we anticipate that we will file the Continuation Application containing the Notice of Articles of Acasti which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance. We will be continued under the jurisdiction of the Province of British Columbia on the effective date of the Certificate of Continuance.
The Continuance will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Acasti after our corporate existence is continued from the Province of Québec under the QBCA to the Province of British Columbia under the BCBCA. Following the completion of the Continuance, the Common Shares will continue to be listed on Nasdaq under the symbol “ACST.” We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.

Effects of The Continuance (see page 29)
The Continuance will not interrupt our corporate existence or operations. If the Continuance is approved by the Shareholders and the Board determines to proceed with the Continuance, the Continuance will change our jurisdiction from the Province of Québec to the Province of British Columbia. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Acasti after our corporate existence is continued from the Province of Québec under the QBCA to the Province of British Columbia under the BCBCA.
While the rights and privileges of shareholders of a British Columbia corporation are, in many instances, comparable to those of shareholders of a Québec corporation, there are certain differences. In addition, in connection with the Continuance, we will be governed by newly adopted Articles, the form of such Articles are attached to this Proxy Statement/Prospectus as Annex G, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and British Columbia corporate law under the BCBCA may differ from our current organizational documents and Québec corporate law under the QBCA, see “Material Differences between Québec Corporate Law and British Columbia Corporate Law” attached hereto as Annex K. This description is not intended to be complete and is qualified in its entirety by reference to the QBCA, the BCBCA and our governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Continuance.
Principal Reasons for the Continuance (see page 30)
The Domestication is the key reason for our proposal of the Continuance. Since the Domestication contemplates a change in our jurisdiction from the Province of British Columbia to the State of Delaware in the United States, the Board first intends to continue us from the Province of Québec to the Province of British Columbia in order to be able to effect the Domestication if it so determines to proceed with the Domestication. For further background on the reasons for the Domestication, see “Summary of the Domestication—Principal Reasons for the Domestication”. The Board intends to effect the Continuance if the Domestication Resolution is approved by Shareholders at the Meeting.
Shareholder Approval of Continuance
The Shareholders will be asked at the Meeting to pass the Continuance Resolution authorizing the Board, in its sole discretion, to effect the Continuance.
Certain Shareholders are entitled to dissenters rights in connection with the Continuance pursuant to Section 372 to Section 388 of the QBCA. See “Dissenters Rights” immediately below for additional information.
If the Continuance is approved by the Shareholders, the Continuance would only be implemented upon a determination by the Board that it is in the best interest of Acasti at that time, and is subject to and conditioned upon the approval of the Domestication Resolution. In connection with any determination to implement the Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.
Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote at the Meeting in favor of the Continuance Resolution. The complete text of the Continuance Resolution authorizing the Board, in its sole discretion, to effect the Continuance is set forth in “Proposal No. 4—The Continuance—Vote Required and Recommendation of the Board”.
Dissenters Rights
Certain Shareholders are entitled to, subject to compliance with certain conditions, dissent from the Continuance and, conditional on the Continuance becoming effective, be entitled to be paid the fair value for their Common Shares in accordance with Section 372 to Section 388 of the QBCA, a copy of which is attached to the Proxy Statement/Prospectus as Annex H. Such Shareholders who wish to dissent should seek the advice of legal advisors and carefully read this Proxy Statement/Prospectus and the provisions of Section 372 to Section 388 of the QBCA. The following description of the rights of a dissenting Shareholder in connection with the Continuance is not a comprehensive statement of the procedures to be followed by a dissenting Shareholder who seeks payment of the fair value of his, her or its Common Shares and is qualified in its entirety by the full texts of Section 372 to Section 388 of the QBCA.

A Shareholder who intends to exercise his, her or its dissent rights under the QBCA in connection with the Continuance should carefully consider and comply with the provisions of Section 372 to Section 388 of the QBCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Beneficial holders of our Common Shares who wish to dissent should be aware that only the registered owner of the Common Shares is entitled to dissent. Accordingly, a beneficial holder of Common Shares desiring to exercise his, her or its dissent rights under the QBCA in connection with the Continuance must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Continuance is required to be received by us or, alternatively, make arrangements for the registered holder of his, her or its Common Shares to dissent on his, her or its behalf. Beneficial holders of Common Shares who wish to dissent should contact their broker or other intermediary for assistance with exercising their dissent rights under the QBCA in connection with the Continuance.

SUMMARY OF THE DOMESTICATION
This summary of certain information contained in this Proxy Statement/Prospectus relating to the Domestication may not include all the information that is important to you. To understand fully and for a more complete description of the terms and conditions of the Domestication, you should read this Proxy Statement/Prospectus in its entirety and the documents to which you are referred. See “Where You Can Find More Information.”
The Domestication (see page 34)
Subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, and subject to the discretion of the Board, the Board is proposing to change our jurisdiction from the jurisdiction of the Province of British Columbia in Canada to the jurisdiction of the State of Delaware in the United States by way of a “continuation” out of British Columbia effected in accordance with Section 308 of the BCBCA and the Domestication under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”), and approve the adoption of a certificate of corporate domestication, a form of which is attached to this Proxy Statement/Prospectus as Annex D (the “Certificate of Corporate Domestication”), and a new certificate of incorporation, a form of which is attached to this Proxy Statement/Prospectus as Annex E (the “Acasti Delaware Charter”), to be effective on the date of the Domestication. We will become subject to the DGCL on the date of the Domestication, but we will be deemed for the purposes of the DGCL to have commenced our existence in Delaware on the date we originally commenced our existence in Québec. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated.
The Board believes it to be in the best interests of Acasti to have discretion to change our jurisdiction from the jurisdiction of the Province of British Columbia to the State of Delaware pursuant to a “continuance” effected in accordance with Section 308 of the BCBCA and a “domestication” under Section 388 of the DGCL. Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution at the Meeting (which includes, without limitation, approval of the Acasti Delaware Charter), authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed with the Domestication, to implement the Domestication and file the Certificate of Corporate Domestication and the related Acasti Delaware Charter as our successor incorporated under the DGCL.
If the Domestication and the Acasti Delaware Charter are approved by the Shareholders at the Meeting, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of Acasti at that time and provided that we have previously effected the Continuance or will effect the Continuance prior to implementing the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication following the Continuance, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.
If the Domestication and the Acasti Delaware Charter are approved by the Shareholders at the Meeting and the Board so determines to proceed with the Domestication, subject to and conditional upon the approval of the Continuance Resolution and the prior implementation of the Continuance, the Domestication will be effective on the date set forth in the Certificate of Corporate Domestication and the Acasti Delaware Charter as filed with the office of the Secretary of State of the State of Delaware. Thereafter, we will be subject to the Acasti Delaware Charter filed in Delaware. Proposed forms of the Certificate of Corporate Domestication, the Acasti Delaware Charter and by-laws that will be adopted by us and will be in effect upon the effectiveness of the Domestication (the “Acasti Delaware By-laws”) are set out in Annexes D, E and I, respectively, to this Proxy Statement/Prospectus.
Reasons for the Domestication (see page 34)
The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to enhance Shareholder value over the long term by, among other things, reducing our operating costs and enabling us to compete effectively in raising the capital necessary for us to continue to implement our strategic plan. In addition, our corporate offices and operations are located in the United States and a large percentage of our Shareholders are located in the United States. We chose the State of Delaware to be our domicile principally because the DGCL accommodates a continuance authorized by the BCBCA. We also chose the State of Delaware because of the substantial body of case law that has evolved over the years interpreting various provisions of the DGCL and the more favorable corporate environment afforded by Delaware. For many years,

Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.
Regulatory Approvals for the Domestication; Canadian and U.S. Securities Laws and Stock Exchange Implications (see page 35)
Should the Shareholders approve the Domestication at the Meeting and the Board so determines to proceed with the Domestication, we anticipate that we will file with the Secretary of State of the State of Delaware the Certificate of Corporate Domestication and the Acasti Delaware Charter pursuant to Section 388 of the DGCL, and that we will be domesticated in Delaware on the effective date of such filings.
The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Acasti Delaware common stock after our corporate existence is continued from the jurisdiction of the Province of British Columbia under the BCBCA and domesticated in Delaware under the DGCL. Following the completion of the Domestication, our Common Shares will continue to be listed on Nasdaq under the symbol “ACST.” We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.
Effects of Change of Jurisdiction (see page 35)
The Domestication will not interrupt our corporate existence or operations. If the Domestication and the Acasti Delaware Charter are approved by the Shareholders and the Board determines to proceed with the Domestication, the Domestication will change our jurisdiction from the jurisdiction of the Province of British Columbia to the State of Delaware. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Acasti Delaware common stock after our corporate existence is continued from the jurisdiction of the Province of British Columbia under the BCBCA and domesticated in Delaware under the DGCL.
While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a BCBCA corporation, there are certain differences. In addition, in connection with the Domestication, we will be governed by the proposed Acasti Delaware Charter and Acasti Delaware By-laws, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and British Columbia corporate law, see “Material Differences between British Columbia Corporate Law and Delaware General Corporation Law” attached hereto as Annex L. This description is not intended to be complete and is qualified in its entirety by reference to the DGCL, the BCBCA and our governing documents. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and Québec corporate law, see “Material Differences between Québec Corporate Law and Delaware General Corporation Law”. This description is not intended to be complete and is qualified in its entirety by reference to the DGCL, the QBCA and our governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication.
Tax Consequences of the Domestication (see page 38)
See “Proposal No. 5 – The Domestication—Tax Consequences of the Domestication” for important information regarding tax consequences relating to the Domestication.
Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.
Accounting Treatment of the Domestication (see page 37)
As a result of the Domestication, pursuant to Section 388 of the DGCL, we will continue our existence under the DGCL as a corporation incorporated in the State of Delaware. Our business, assets and liabilities and our subsidiaries, on a consolidated basis, as well as our principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, we do not believe there will be any accounting effects as a result of the Domestication.
Shareholder Approval of Domestication
Shareholders will be asked at the Meeting to pass the Domestication Resolution (which includes, without limitation, approval of the Acasti Delaware Charter) authorizing the Board, in its sole discretion, to effect the Domestication.
Certain Shareholders are entitled to dissenters rights in connection with the Domestication pursuant to Division 2 of Part 8 of the BCBCA. See “Dissenters Rights” immediately below for additional information.
If the Domestication and the Acasti Delaware Charter are approved by the Shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of Acasti at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication following the Continuance, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.
Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote at the Meeting in favor of the Domestication Resolution. The complete text of the Domestication Resolution authorizing the Board, in its sole discretion, to effect the Domestication is set forth in “Proposal No. 5—The Domestication—Vote Required and Recommendation of the Board”.
Dissenters Rights
Certain Shareholders are entitled to dissenters rights in connection with the Domestication pursuant to Division 2 of Part 8 of the BCBCA, the text of which is attached to the Proxy Statement/Prospectus as Annex J. If such Shareholders wish to dissent and do so pursuant to Division 2 of Part 8 of the BCBCA, and the Board proceeds with the Domestication, such Shareholders will be entitled to be paid the fair value of the Common Shares held by them. Fair value is determined as of the close of business on the day before the Domestication is approved by the Shareholders. If a Shareholder entitled to dissent wishes to dissent, such Shareholder must send written objection to the Domestication to us two (2) before the Meeting. If such Shareholder votes in favor of the Domestication, such Shareholder in effect loses their rights to dissent. No right of dissent or appraisal is available to a shareholder with respect to any other matter to be considered at the Special Meeting other than the Domestication and the Continuance.
However, it is not sufficient for a dissenting Shareholder to vote against the Domestication or to abstain from voting their Common Shares. Such Shareholder must also provide a separate dissent notice two (2) days before the Meeting. If such Shareholder grants a proxy and intends to dissent, the proxy must instruct the proxy holder to vote against the Domestication in order to prevent the proxy holder from voting such Common Shares in favor of the Domestication and thereby voiding such Shareholder’s right to dissent. Under the BCBCA, a dissenting Shareholder has no right of partial dissent, and accordingly, a Shareholder may only dissent with respect to all of the Common Shares held by it or on behalf of any one beneficial owner whose Common Shares are registered in its name. Please refer to the full text of Division 2 of Part 8 of the BCBCA.
Corporate Information
We were incorporated on February 1, 2002 under Part 1A of the Companies Act(Québec) under the name “9113-0310 Québec Inc.” On February 14, 2011, the Business Corporations Act (Québec), or QBCA, came into effect and replaced the Companies Act (Québec). We are now governed by the QBCA. On August 7, 2008, pursuant to a Certificate of Amendment, we changed our name to “Acasti Pharma Inc.” We became a reporting issuer in the Province of Québec on November 17, 2008. On August 27, 2021, Acasti completed its acquisition of Grace Therapeutics Inc. via a merger. Following completion of the merger, Grace Therapeutics Inc. became our wholly owned subsidiary and was renamed Acasti Pharma U.S. Inc.
Our principal executive offices are located at 103 Carnegie Center Suite 300, Princeton, New Jersey 08540, and our telephone number is (818) 839-4378. Our website address is www.acasti.com. We do not incorporate the information on, or accessible through, our website into this Proxy Statement/Prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS
You should carefully consider all of the information in this Proxy Statement/Prospectus and each of the risks described below, which we believe are the principal risks that the we face. Some of the risks relate to our business, others to the Continuance and the Domestication. Some risks relate principally to the securities markets and ownership of our Common Shares. The risks and uncertainties described below are not the only ones faced by us. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Proxy Statement/Prospectus, and specifically, the factors described in the section entitled “Item 1A. Risk Factors” in our Form 10-K. Additional risks and uncertainties not presently known or that are currently deemed immaterial also may impair our business operations. If any of the following risks occur, our business, financial condition, operating results and cash flows and the trading price of our Common Shares could be materially adversely affected.
Risks Relating to the Continuance and Domestication of Acasti
The rights of Shareholders as they currently exist under the QBCA, and as they will exist under the BCBCA following completion of the Continuance, will be different from their rights under Delaware law, which will, in some cases, provide less protection to Shareholders following the Domestication.
Upon consummation of the Continuance, Shareholders will become Shareholders of a BCBCA corporation, and, upon consummation of the Domestication, which is subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, and subject to the discretion of the Board, Shareholders will subsequently become stockholders of a Delaware corporation. There are material differences between the QBCA, the BCBCA and the DGCL and our current articles of incorporation and by-laws as a QBCA corporation, proposed Notice of Articles and Articles as a BCBCA corporation and proposed Acasti Delaware Charter and Acasti Delaware By-laws as a Delaware corporation, as discussed hereunder.
The BCBCA provides Shareholders substantially similar rights as are available to Shareholders under the QBCA, including rights of dissent (see under the heading “Dissent Rights of Shareholders”) and appraisal, and rights to bring derivative actions and oppression actions. However, there are certain differences between the two statutes and the regulations thereunder. A summary of certain differences between the QBCA and the BCBCA which we consider to be of significance to Shareholders, is discussed under the heading “Material Differences between Québec Corporate Law and British Columbia Corporate Law” attached hereto as Annex K. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Continuance which may be of importance to them.
Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders, and specifies that a company’s articles set the requirement for a special majority as two-thirds of the votes cast by Shareholders; whereas under Delaware law, a majority of shares outstanding is typically required for approval. Furthermore, Shareholders under the BCBCA are entitled to dissent with respect to a number of extraordinary corporate actions, including an amalgamation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets, whereas under Delaware law, stockholders are only entitled to appraisal rights for certain mergers or consolidations. As shown by the examples above, if the Domestication and the Acasti Delaware Charter are approved and the Continuance is consummated, Shareholders, in certain circumstances, may be afforded less protection under the DGCL than they had under the BCBCA. For a more detailed description of how the new organizational documents and Delaware law may differ from our proposed organizational documents that would be in effect following consummation of the Continuance and British Columbia corporate law, see “Material Differences between British Columbia Corporate Law and Delaware General Corporation Law” attached hereto as Annex L. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and Québec corporate law, see “Material Differences between Québec Corporate Law and Delaware General Corporation Law”. This description is not intended to be complete and is qualified in its entirety by reference to the DGCL, the QBCA and our governing documents.

Our proposed form of Acasti Delaware By-laws designates certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our Shareholders, which could limit our Shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our proposed form of Acasti Delaware By-laws, which would be effective upon the consummation of the Domestication, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on Acasti Delaware’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or agents to Acasti Delaware or our Shareholders, creditors or other constituents, (iii) any action asserting a claim against Acasti Delaware or any current or former director, officer, employee, or stockholder of Acasti Delaware arising pursuant to any provision of the DGCL, our proposed Acasti Delaware Charter or proposed Acasti Delaware By-laws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Also, under our proposed form of Acasti Delaware By-laws, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock following the Domestication will be deemed to have notice of, and consented to, the provisions of our proposed Acasti Delaware By-laws described in this paragraph. This choice-of-forum provision may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Acasti Delaware or its directors, officers, employees or agents, which may discourage such lawsuits against Acasti Delaware and such persons. Alternatively, if a court were to find these provisions of our proposed Acasti Delaware By-laws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and operating results.
The proposed Continuance and Domestication will result in additional direct and indirect costs whether or not completed.
The Continuance and the Domestication will each result in additional direct costs to us. We will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, franchise taxes and financial printing expenses in connection with the Continuance and the Domestication. The Continuance and the Domestication may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.
Certain holders of Acasti Common Shares may be required to recognize gain for U.S. federal income tax purposes as a result of the Domestication.
As discussed more fully in “Material United States Federal Income Tax Consequences” below, the Domestication is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Domestication so qualifies, for U.S. federal income tax purposes the Domestication likely will be treated as if Acasti (i) transferred all of its assets and liabilities to Acasti Delaware in exchange for all of the outstanding shares of Acasti Delaware; and (ii) then distributed such shares to the shareholders of Acasti in liquidation of Acasti. As a result of this deemed exchange, U.S. Holders (as defined in such section) of Acasti Common Shares will be subject to Section 367(b) of the Code and accordingly:
Subject to the discussion below concerning the application of the passive foreign investment company (“PFIC”) rules to the Domestication, a U.S. Holder of Acasti Common Shares whose ordinary shares have a fair market value of less than $50,000 on the date of the Domestication and who does not own actually and/or constructively 10% or more of the total combined voting power of all classes of Acasti shares entitled to vote or 10% or more of the total value of all classes of Acasti shares (a “10% shareholder”) should not be required to recognize any gain or loss and should not be required to include any part of Acasti’s earnings in income.

Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a U.S. Holder of Acasti Common Shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% shareholder will generally recognize gain (but not loss) on the deemed receipt of Acasti Delaware Common Shares in the Domestication. As an alternative to recognizing gain as a result of the Domestication, such U.S. Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the U.S. Treasury Regulations (the “Regulations”) under Section 367) attributable to its Acasti Common Shares provided certain other requirements are satisfied as described under “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—Application of Section 367(b) of the Code to the Domestication.”
Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a U.S. Holder of Acasti Common Shares who on the date of the Domestication is a 10% shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Regulations under Section 367) attributable to its Acasti Common Shares.
As discussed further under “Material United States Federal Income Tax Consequences” below, Acasti has determined that there is a significant risk that Acasti may have been classified as a PFIC for the 2023, 2022, 2021 and 2020 taxable years and may also be classified as a PFIC for the current taxable year. However, PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules (which are subject to differing interpretations), generally cannot be determined until the close of the taxable year in question and is determined annually. Accordingly, there can be no assurance that Acasti will not be a PFIC in the current taxable year or subsequent years. In the event that Acasti is (or in some cases has been) treated as a PFIC, notwithstanding the foregoing, proposed Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain as a result of the Domestication unless the U.S. Holder makes (or has made) certain elections discussed further under “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—PFIC Considerations with Respect to the Domestication.” The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed Regulations will be finalized and whether, in what form, and with what effective date, other final Regulations under Section 1291(f) of the Code will be adopted. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the section entitled “Material United States Federal Income Tax Consequences.” Each U.S. Holder of Acasti Common Shares is urged to consult its own tax advisor concerning the application of the PFIC rules to the deemed exchange of Acasti Common Shares for Acasti Delaware Common Shares pursuant to the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the material U.S. federal income tax consequences of the Domestication, see the section entitled “Material United States Federal Income Tax Consequences” below.
The amount of corporate tax payable by Acasti will be affected by the value of our property on the date of the Domestication.
For Canadian tax purposes, we will be deemed to have a year end immediately prior to the Domestication and will also be deemed to have sold all of our property and received the fair market value for those properties. We do not expect that we will be subject to any Canadian taxation on this deemed disposition. However, we will be subject to an additional corporate emigration tax equal to 5% of the amount by which the fair market value of our property, net of liabilities, exceeds the paid-up capital of our issued and outstanding shares. We have completed certain calculations of our tax accounts with the assistance of professional advisors, and assuming the fair market value of our property reflects the market price of our Common Shares, a price of $2.71 per Common Share as at July 30, 2024 and that the exchange rate of the Canadian dollar to the U.S. dollar is CAD $1.38 equals $1.00 as at July 26, 2024, the Domestication would not result in the imposition of any corporate emigration tax. That said, we may be subject to the corporate emigration tax if the price of our Common Shares increases or the exchange rate were to change significantly. Further, it is possible that the Canadian federal tax authorities may not accept our valuations or calculations of our tax accounts, which may result in additional taxes payable as a result of the Domestication. As is customary, when a Canadian federal tax liability depends largely on factual matters, we have not applied to the Canadian federal tax authorities for a ruling on such matters and do not intend to do so.
Risks Relating to our Business
You should read and consider the risk factors specific to our business that will continue to affect us after the effectiveness of the Continuance and the Domestication. These risks are described in the sections entitled “Item 1A. Risk Factors” in our Form 10-K, which is incorporated by reference into this Proxy Statement/Prospectus, and in other documents that are incorporated by reference into this Proxy Statement/Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement/Prospectus contains information that may be forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to in this Proxy Statement/Prospectus as forward-looking information. Forward- looking information can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not statements about the present or historical facts. Forward-looking information in this Proxy Statement/Prospectus includes, among other things, information or statements about:
•	the timing, implementation and adoption of the Continuance, the Domestication, and the 2024 Equity Incentive Plan, as applicable;
•	the anticipated benefits of the Continuance, the Domestication, and the 2024 Equity Incentive Plan, as applicable;
•
our ability to build a premier, late-stage pharmaceutical company focused in rare and orphan diseases and, on developing and commercializing products that improve clinical outcomes using our novel drug delivery technologies;

•
our ability to apply new proprietary formulations to existing pharmaceutical compounds to achieve enhanced efficacy, faster onset of action, reduced side effects, and more convenient drug delivery that can result in increased patient compliance;

•
the potential for our drug candidates to receive orphan drug designation from the U.S. Food and Drug Administration (“FDA”) or regulatory approval under the Section 505 (b)(2) regulatory pathway under the Federal Food, Drug and Cosmetic Act (“FDCA”);

•
the future prospects of our GTX-104 drug candidate, including but not limited to GTX-104’s potential to be administered to improve the management of hypotension in patients with aneurysmal subarachnoid hemorrhage (“aSAH”); GTX-104’s potential to reduce the incidence of vasospasm in aSAH patients resulting in better outcomes; the ability of GTX-104 to achieve a pharmacokinetic (“PK”) and safety profile similar to the oral form of nimodipine; GTX-104’s potential to provide improved bioavailability and the potential for reduced use of rescue therapies, such as vasopressors in patients with aSAH the timing and outcome of the Phase 3 safety study for GTX-104; our ability to ultimately file a new drug application (“NDA”) for GTX-104 under Section 505(b)(2) of the FDCA; and the timing and ability to receive FDA approval for marketing GTX-104;

•	our plan to prioritize the development of GTX-104;
•	our plan to maximize the value of our de-prioritized drug candidates, GTX-102 and GTX-101, including through potential development, out-licensing or sale of those drug candidates;
•
the future prospects of our GTX-102 drug candidate, including but not limited to GTX-102’s potential to provide clinical benefits to decrease symptoms associated with Ataxia Telangiectasia (“A-T”); GTX-102’s potential ease of drug administration; the timing and outcomes of a PK bridging study and a Phase 3 efficacy and safety study for GTX-102; the timing of an NDA filing under Section 505(b)(2) in connection with GTX-102; and the ability to receive FDA approval for marketing GTX-102;

•
the future prospects of our GTX-101 drug candidate, including but not limited to GTX-101’s potential to be administered to postherpetic neuralgia (“PHN”) patients to treat the severe nerve pain associated with the disease; assumptions about the biphasic delivery mechanism of GTX-101, including its potential for rapid onset and continuous pain relief for up to eight hours; and the timing and outcomes of single ascending dose/multiple ascending dose and PK bridging studies, and a Phase 2 and Phase 3 efficacy and safety study; the timing of an NDA filing under Section 505 (b)(2) for GTX-101; and the timing and ability to receive FDA approval for marketing GTX-101;

•
the quality of our clinical data, the cost and size of our development programs, expectations and forecasts related to our target markets and the size of our target markets; the cost and size of our commercial infrastructure and manufacturing needs in the United States, European Union, and the rest of the world; and our expected use of a range of third-party contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”) at multiple locations;

•
expectations and forecasts related to our intellectual property portfolio, including but not limited to the probability of receiving orphan drug designation from the FDA for our leading pipeline drug candidates; our patent portfolio strategy; and outcomes of our patent filings and extent of patent protection;

•	our intellectual property position and duration of our patent rights;
•	our strategy, future operations, prospects and the plans of our management with a goal to enhance Shareholder value;
•	our need for additional financing, and our estimates regarding our operating runway and timing for future financing and capital requirements;
•	our expectation regarding our financial performance, including our costs and expenses, liquidity, and capital resources;
•	our projected capital requirements to fund our anticipated expenses; and
•	our ability to establish strategic partnerships or commercial collaborations or obtain non-dilutive funding.
Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by us and expressed or implied by the forward-looking statements contained or incorporated by reference in this Proxy Statement/Prospectus. Such statements are based on a number of known and unknown risks, uncertainties and other factors many of which are beyond our control, that could cause our actual results and developments to differ materially from those that are disclosed in or implied by the forward-looking statements, including, without limitation:
•	we are heavily dependent on the success of our lead drug candidate, GTX-104;
•
clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Failure can occur at any stage of clinical development;

•
we are subject to uncertainty relating to healthcare reform measures and reimbursement policies that, if not favorable to our drug candidates, could hinder or prevent our drug candidates’ commercial success;

•	if we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our drug products, if approved, we may be unable to generate any revenue;
•
if we are unable to differentiate our drug products from branded reference drugs or existing generic therapies for similar treatments, or if the FDA or other applicable regulatory authorities approve products that compete with any of our drug products, our ability to successfully commercialize our drug products would be adversely affected;

•	our success depends in part upon our ability to protect our intellectual property for our drug candidates;
•	intellectual property rights do not necessarily address all potential threats to our competitive advantage;
•
we do not have internal manufacturing capabilities, and if we fail to develop and maintain supply relationships with various third-party manufacturers, we may be unable to develop or commercialize our drug candidates;

•	the design, development, manufacture, supply, and distribution of our drug candidates are highly regulated and technically complex; and
•	the other risks and uncertainties identified in Item 1A. Risk Factors included in our Annual Report on Form 10-K for the year ended March 31, 2024.
There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although we caution that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” elsewhere in this Proxy Statement/Prospectus, are not exhaustive, Shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Proxy Statement/Prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this Proxy Statement/Prospectus describe our expectations as of the date of this Proxy Statement/Prospectus and, accordingly, are subject to change after such date. Acasti does not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

PRESENTATION OF FINANCIAL STATEMENTS
The annual audited financial statements for our fiscal year ended March 31, 2024 (“Fiscal 2024”) and the report of the independent registered public accounting firm thereon (the “Financial Report”) will be placed before the Meeting. The Financial Report was mailed to Shareholders who requested a copy, is included with our proxy materials at www.proxyvote.com, and is also available as part of our Annual Report on Form 10-K for Fiscal 2024, which can be found on SEC’s EDGAR website at www.sec.gov and SEDAR+ at www.sedarplus.ca and our website at www.acasti.com.

INFORMATION ABOUT THE ANNUAL AND SPECIAL MEETING OF ACASTI SHAREHOLDERS
To the knowledge of the Board and management of Acasti, the only matters to be brought before the Meeting are those set out in the Notice of 2024 Annual and Special Meeting of Shareholders and more particularly detailed below.
Proposal No. 1: Election of Directors
Our articles of incorporation currently provide that the Board may consist of a maximum of ten directors. The Board has determined to nominate each of the five persons listed in Proposal No. 1 for election as a director at the Meeting, each of whom has indicated his willingness to serve if elected. The Board is currently composed of five directors.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR the election as directors of all of the director nominees named in this Proxy Statement/Prospectus.
Proposal No. 2: Appointment of Independent Registered Public Accounting Firm
At the Meeting, Shareholders will be asked to appoint the firm of KPMG as our independent registered public accounting firm until the close of the next annual meeting of Shareholders or until their successor are appointed and to authorize the Board to fix such independent registered public accounting firm’s remuneration. KPMG has been acting as our independent registered public accounting firm since December 11, 2023.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR the appointment of KPMG as our independent registered public accounting firm until the next annual meeting of Shareholders or until a successor is appointed by the Board, and authorization of the Board to fix KPMG’s remuneration.
Proposal No. 3: Advisory (Non-Binding) Vote on the Compensation of Acasti’s Named Executive Officers
As required by U.S. federal securities laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of our named executive officers, as disclosed in this Proxy Statement/Prospectus. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse our executive compensation program and policies. At the 2020 annual meeting of Shareholders, the Board recommended, and Shareholders approved, holding an advisory vote on the compensation of our named executive officers every year.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR the advisory (non-binding) vote on the compensation of our named executive officers.
Proposal No. 4: The Continuance
The Board believes it to be in Acasti’s best interests to have discretion to implement the Continuance, in order to change the jurisdiction of incorporation of Acasti from the Province of Québec to the Province of British Columbia pursuant to Section 297 of the QBCA and Section 302 of the BCBCA. Shareholders are being asked to consider and, if thought fit, to pass the Continuance Resolution, with or without variation, approving the Continuance, subject to and conditional upon the approval of the Domestication Resolution, and authorizing the Board, in its sole discretion, to determine whether to implement the Continuance, and if the Board so determines to proceed therewith, to implement the Continuance, which process includes applying for authorization for continuation with the Québec Enterprise Registrar and filing the Continuation Application, to which the Notice of Articles are attached, and any other necessary documentation with the Registrar appointed under the BCBCA. Approval of the Continuance Resolution includes the approval of the Continuance and adoption of the Continuation Application containing the Notice of Articles and Articles, attached to this Proxy Statement/Prospectus as Annex B and Annex G, respectively. The full text of the Continuance Resolution is attached to this Proxy Statement/Prospectus as Annex A.
If the Continuance Resolution is approved by the Shareholders, the Continuance would only be implemented upon a determination by the Board that it is in the best interests of Acasti at that time and will be subject to and conditional upon the approval of the Domestication Resolution. In connection with any determination to implement the

Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.
If the Continuance Resolution is approved by the Shareholders, and the Board so determines to proceed with the Continuance, the Continuance will be effective on the date set forth in the Certificate of Continuation issued by the Registrar appointed under the BCBCA. Thereafter, we will be subject to the BCBCA.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR the Continuance Resolution.
Proposal No. 5: The Domestication
The Board believes it to be in Acasti’s best interests to have discretion to implement the Domestication (including, without limitation, the Acasti Delaware Charter), subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, in order to change the jurisdiction of incorporation of Acasti from the Province of British Columbia to the State of Delaware pursuant to a “continuation” effected in accordance with Section 308 of the BCBCA and a “domestication” under Section 388 of the DGCL. Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution, with or without variation, approving the Domestication and authorizing the Board, in its sole discretion, to determine whether to implement the Domestication (including, without limitation, the Acasti Delaware Charter), and if the Board so determines to proceed therewith, to implement the Domestication, which process includes filing a Certificate of Corporate Domestication and the related Acasti Delaware Charter with the Secretary of State of the State of Delaware as the continuing entity incorporated under the DGCL. Approval of the Domestication Resolution includes the approval of the Domestication and approval of the Acasti Delaware Charter. The full text of the Domestication Resolution is attached to this Proxy Statement/Prospectus as Annex C.
If the Domestication Resolution is approved by the Shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interests of Acasti at that time, subject to and conditional upon the approval of the Continuance Resolution and the prior completion of the Continuance as contemplated by the Continuance Resolution and receipt by Acasti of the Certificate of Continuation. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.
If the Domestication Resolution is approved by the Shareholders and the Board so determines to proceed with the Domestication following completion of the Continuance, the Domestication will be effective on the date the Certificate of Corporate Domestication and the Acasti Delaware Charter are filed with the office of the Secretary of State of the State of Delaware or such later date (within 90 days) as provided in the Certificate of Corporate Domestication and the Acasti Delaware Charter. Thereafter, we will be subject to the Acasti Delaware Charter filed in Delaware.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR Proposal No. 5, the Domestication.
Proposal No. 6: The 2024 Equity Incentive Plan
In connection with the Domestication, our Board believes it to be in Acasti’s best interests to approve the Acasti Pharma Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”) that is compliant with U.S. public company equity plan rules and practices and that will replace the Acasti Pharma Inc. Stock Option Plan (the “Stock Option Plan”) and the Acasti Pharma Inc. Equity Incentive Plan (the “Equity Incentive Plan,” and, together with the Stock Option Plan, the “Prior Plans”). Our success is highly dependent on our ability to attract and retain highly skilled directors, employees and consultants. To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. One of the tools our Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our executive compensation program provides a range of incentive tools and sufficient flexibility to permit the Governance and Human Resources Committee of the Board

(the “GHR Committee”) to implement them in ways that will make the most effective use of our common equity our Shareholders authorize for incentive purposes. We intend to use these incentives to attract new employees and to continue to retain existing directors, employees and consultants for the long-term benefit of Acasti and its Shareholders. The full text of the 2024 Equity Incentive Plan is attached to this Proxy Statement/Prospectus as Annex F, and the material features of the 2024 Equity Incentive Plan are summarized below in the section entitled “Proposal No. 6 — The 2024 Equity Incentive Plan.”
If the 2024 Equity Incentive Plan is approved by the Shareholders, it will become effective upon effectiveness of the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of our Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication. If our Board determines, in its sole discretion, not to proceed with the Domestication, the 2024 Equity Incentive Plan will not become effective.
Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR the 2024 Equity Incentive Plan.
Other Business
We will consider any other business that may properly come before the Meeting. As of the date of this Proxy Statement/Prospectus, we are not aware of any changes to the items above or any other business to be considered at the Meeting. If there are changes or new items, your proxyholder can vote your Common Shares on these items as he or she sees fit. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote in respect of those matters in accordance with their best judgment.
Other Information
Our authorized share capital structure consists of an unlimited number of Common Shares, no par value per share and an unlimited number of no par value Class B, Class C, Class D and Class E common shares, issuable in one or more series. On the Record Date, there were a total 10,139,861 of Common Shares issued and outstanding and entitled to vote at the Meeting and no Class B, Class C, Class D or Class E common shares issued and outstanding. Each Common Share entitles its holder to one vote. The Common Shares are listed on Nasdaq under the symbol “ACST”. Our Common Shares will continue to be listed on Nasdaq under their existing trading symbol, including following the effectiveness of the Domestication.
Only Shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.
A quorum is required in order for the Meeting to be properly constituted. Our by-laws and Nasdaq rules applicable to us require a quorum of Shareholders representing at least 33 1⁄3% of the Common Shares outstanding on the Record Date to conduct business at the Meeting.
The election of directors, appointment of the independent registered public accounting firm, adoption of an advisory (non-binding) resolution on the compensation of our named executive officers and the approval of the 2024 Equity Incentive Plan will each be determined by a majority of votes cast at the Meeting by proxy or in person. The Continuance and the Domestication will each require approval by the affirmative vote of not less than two-thirds of the votes cast at the Meeting by proxy or in person. Our Board has reserved the right, in its sole discretion, to terminate or abandon the Continuance or the Domestication at any time prior to their effectiveness, notwithstanding Shareholder approval.
If your Common Shares are registered in your name and you abstain from voting on any of the proposals set forth in this Proxy Statement/Prospectus, your abstention will not have any effect on the outcome of the vote for such proposal. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on any of the proposals set forth in this Proxy Statement/Prospectus, with the exception of Proposal No. 2, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of the proposals set forth in this Proxy Statement/Prospectus.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our articles of incorporation currently provide that the Board may consist of a maximum of ten directors. The Board has determined to nominate each of the five persons listed below for election as a director at the Meeting, each of whom has indicated their willingness to serve if elected. The Board is currently composed of five directors.
The persons named in the enclosed form of proxy intend to vote for the election of the five nominees whose names are set forth below, unless otherwise instructed. Our management does not contemplate that any such nominees will be unable to serve as a director. However, if, for any reason, any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favor of board nominees will be voted for another nominee at their discretion unless the Shareholder has specified in the Shareholder’s proxy that the Shareholder’s Common Shares are to be withheld from voting in the election of directors.
The directors are appointed at each annual meeting of the Shareholders to hold office for a term expiring at the close of the next annual meeting or until his successor is elected or appointed and will be eligible for re-election. A director appointed by the Board between meetings of Shareholders or to fill a vacancy will be appointed for a term expiring at the conclusion of the next annual Shareholders’ meeting or until his successor is elected or appointed and will be eligible for election or re-election.
Majority Voting Policy
The Board adopted a policy that entitles each Shareholder to vote for each nominee on an individual basis (the “Majority Voting Policy”).
Nominees for Election as Director
The following table sets out certain information regarding each of the nominees for election as director:
Name, state, and country of residence of director nominee	Age	Title	First year as director
Vimal Kavuru New Jersey, United States	55	Corporate Director and Chair of the Board	2021
A. Brian Davis Pennsylvania, United States	57	Corporate Director	2023
S. George Kottayil New Jersey, United States	61	Corporate Director	2023
Prashant Kohli Pennsylvania, United States	52	Corporate Director and Chief Executive Officer	2023
Edward Neugeboren Connecticut, United States	55	Corporate Director	2023
The Audit Committee of the Board (the “Audit Committee”) is currently composed of Mr. Davis, as Chair, Mr. Kavuru and Mr. Neugeboren. Mr. Kavuru replaced John Canan on the Audit Committee following Mr. Canan's resignation from the Board on March 30, 2023, and Mr. Davis and Mr. Neugeboren replaced Donald Olds and Michael Derby, respectively, on the Audit Committee following Mr. Olds’ and Mr. Derby’s resignations from the Board upon the conclusion of the meeting of the Shareholders held on October 10, 2023. The GHR Committee is currently composed of Mr. Kavuru, as Chair, Mr. Davis and Mr. Neugeboren. Mr. Kavuru replaced John Canan on the GHR Committee following Mr. Canan's resignation from the Board on March 30, 2023, and Mr. Davis and Mr. Neugeboren replaced Donald Olds and Michael Derby, respectively, on the Audit Committee following Mr. Olds’ and Mr. Derby’s resignations from the Board upon the conclusion of the meeting of the Shareholders held on October 10, 2023.
The following is a brief biography of our current directors, director nominees and current executive officers:
Vimal Kavuru – Director Nominee and Chair of the Board. Mr. Kavuru, 55, has served as a director of Acasti since August 2021. He has created and led several pharmaceutical companies. Mr. Kavuru brings, in his vision and management, a broad-based understanding of the global pharmaceutical industry with expertise in strategic planning, product and business development, and operations. In addition to previously serving as the Chairman of the Grace Therapeutics Inc. (“Grace Therapeutics”) board of directors, Mr. Kavuru is the Founder, Chairman and

Chief Executive Officer of Rising Pharma Holdings, Inc., a U.S. generic pharmaceutical company, and Acetris Pharma Holdings, LLC, a generic pharmaceutical company serving U.S. government agencies, positions Mr. Kavuru has held since January 2013 and January 2016, respectively. Previously, Mr. Kavuru founded Citron Pharma and Lucid Pharma, each of which were sold to Aceto Corporation in 2016, Casper Pharma LLC, an emerging specialty brand pharmaceutical company, and Gen-Source RX, a national distributor of generic pharmaceuticals that was acquired by Cardinal Health in 2014. In 2007, Mr. Kavuru also co-founded Celon Labs, a specialty oncology and critical care pharmaceutical company that was acquired by Zanzibar Pharma Limited, a portfolio company of CDC Group. Mr. Kavuru was initially elected to the Board as a nominee of former shareholders of Grace Therapeutics in connection with Acasti’s acquisition of Grace Therapeutics. He is a registered pharmacist in the state of New York, holds a B.S. in Pharmacy from HKE College of Pharmacy, Bulgarga, India, and attended Long Island University, Brooklyn, New York with specialization in industrial pharmacy. The Board believes that Mr. Kavuru’s management experience in the pharmaceutical industry, as well as his operational expertise, qualify him to serve on the Board.
A. Brian Davis – Director Nominee. Mr. Davis, 57, has nearly three decades of experience as a Chief Financial Officer and other executive financial positions in commercial and development-stage publicly traded life science companies. Mr. Davis has extensive knowledge and background related to public company accounting and financial reporting rules and regulations as well as the evaluation of financial results, internal controls and business processes. Since December 2021, Mr. Davis has been the Chief Financial Officer of XyloCor Therapeutics, Inc., a clinical-stage gene therapy company developing potential therapies for patients with cardiovascular disease. Mr. Davis was the Chief Financial Officer of Verrica Pharmaceuticals Inc., a publicly traded, NDA-stage dermatology therapeutics company, from October 2019 to July 2021. Prior to joining Verrica, Mr. Davis was the Chief Financial Officer of Strongbridge Biopharma plc, a public commercial-stage biopharmaceutical company, from March 2015 to September 2019. Mr. Davis was previously the Chief Financial Officer at Tengion, Inc., a publicly traded regenerative medicine company until Tengion, Inc. filed for bankruptcy in December 2014, and Neose Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Davis is licensed as a certified public accountant, and received a B.S. in accounting from Trenton State College and an M.B.A. from The Wharton School at the University of Pennsylvania. The Board believes Mr. Davis’ experience serving as the chief financial officer at several other publicly traded biopharmaceutical companies as well as his knowledge and keen understanding of the issues facing biopharmaceutical companies position qualify him to serve on the Board.
S. George Kottayil, Ph.D. – Director Nominee. Dr. Kottayil, 61, has over two decades of experience in the pharmaceutical industry with specific expertise in product development and drug delivery. He has several approved patents to his credit and is an inventor on multiple FDA approved drug products, a few that have achieved significant success. He co-founded two pharmaceutical drug development and drug delivery technology companies and was CEO and a member of each of their boards of directors. Most recently, from October 2014, he co-founded and was CEO and director of Grace Therapeutics, a drug delivery company with a focus on rare and orphan disease which was acquired by Acasti in August 2021. Dr. Kottayil served as Acasti’s Chief Operating Officer from September 2021 to May 2023. Dr. Kottayil has held senior positions in product development, business operations and general management at small to medium life science companies, successfully advancing drug products from bench to FDA approval and launch. He directed business operations at Unimed Pharmaceuticals Inc., a division of Solvay Pharmaceuticals, now Abbvie, from January 1993 to June 2002, and played a key role in product development and obtaining FDA approval for the company’s NDA products. Dr. Kottayil graduated with a Ph.D. in Organic and Medicinal Chemistry from the University of Kentucky. The Board believes that Dr. Kottayil’s extensive industry and management experience, including his in-depth knowledge and leadership in successfully executing multiple pharmaceutical and clinical drug development programs that resulted in securing FDA approval, qualify him to serve on the Board.
Prashant Kohli – Chief Executive Officer and Director Nominee. Prashant Kohli, 52, has served as Acasti’s Chief Executive Officer since April 2023. He has over 20 years of commercialization experience leading strategy, sales, marketing, and product management. Prior to joining Acasti in August 2021, Mr. Kohli was VP, Commercial Operations of Grace Therapeutics since December 2017. He has expertise crafting go-to-market plans for products with unique value proposition that address critical unmet needs. He has built, deployed, and led sales and marketing from the ground-up with significant experience in organization design, recruiting, performance management, incentive compensation, and P&L accountability. He has successfully implemented evidence-based, consultative-selling model that is rooted in deep understanding of the health ecosystem including patients, providers, health systems, government, and payers. He has also designed strategic marketing plans that generate leads and increase share-of-voice, augmenting the salesforce with digital tactics that increase reach and frequency. He has extensive commercial experience with specialty and small molecule drugs including in rare and orphan diseases. Mr. Kohli has worked at Archi-Tech Systems, Cardinal Health, IMS Health, Rosenbluth, and Dun & Bradstreet. He has a BA in Computer Science and Math from Augustana College and an MBA from The Wharton School. The Board believes that Mr. Kohli’s extensive industry and management experience, including his experience as Chief Executive Officer of Acasti, qualify him to serve on the Board.
Edward Neugeboren – Director Nominee. Mr. Neugeboren, 55, has over three decades of healthcare experience in pharmaceutical operations, business development, corporate management, investment banking, asset management and institutional equity research. Since January of 2016, Mr. Neugeboren has served as the Chief Strategy Officer of Cronus Pharma, LLC, a fully integrated R&D, manufacturing and sales & marketing pharmaceutical company and at which Mr. Kavuru is a principal. Mr. Neugebroren leads Cronus Pharma’s commercial operations, strategic planning and acquisitions and is also responsible for developing and executing overall corporate strategy as well as corporate and portfolio acquisitions and licensing. Previously, Mr. Neugeboren was the Chief Strategy Officer for the parent pharmaceutical group comprised of Rising Pharma Holdings, Inc., a generic pharmaceutical company and Casper Pharma, LLC, a specialty pharmaceutical company. Additionally, Mr. Neugeboren is Founder and Managing Partner of QuadView Healthcare Advisors, previously named ArcLight Advisors, LLC, a healthcare investment banking and business development firm. Mr. Neugeboren was previously a Managing Director of Ledgemont Capital Group, LLC, an investment banking firm providing strategic and financial advisory services to emerging healthcare and technology companies. Mr. Neugeboren was also a Managing Partner of Third Ridge Capital Management, LLC, a long/short U.S. equity hedge fund. Mr. Neugeboren holds Series 24, 7 and 63 FINRA security licenses and graduated with a BA in Economics from Union College. The Board believes that Mr. Neugeboren’s extensive healthcare experience in pharmaceutical operations, including his experience as Chief Strategy Officer of Cronus Pharma, LLC, qualify him to serve on the Board.
Robert J. DelAversano – Vice President, Finance (Principal Financial Officer and Principal Accounting Officer). Mr. DelAversano, 53, is a certified public accountant and has over twenty-five years of experience in accounting including thirteen years in public accounting. Mr. DelAversano joined the Company in November 2023 as Vice President, Finance and serves as the principal financial officer and principal accounting officer. From 2018 to July 2023, Mr. DelAversano worked in roles of increasing seniority at OncoSec Medical Incorporated (“OncoSec”), a clinical-stage immuno-oncology company, in positions including Vice President of Finance, Principal Accounting Officer and Controller, and Executive Director of Finance, where he had global responsibility for accounting, external financial reporting, and financial controls covering all aspects of OncoSec’s business. Prior to joining OncoSec, Mr. DelAversano was the Director of Financial Reporting and Taxation at Brio Financial Group (“Brio”), where he served as the firm’s Director of Financial Reporting and Taxation, consulting with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio, Mr. DelAversano was a manager at Bartolomei Pucciarelli, LLC and oversaw its accounting and tax practice with industry focuses in manufacturing, wholesalers and medical devices services. Mr. DelAversano received a B.S. in Accounting from Rider University.
Dr. R. Loch Macdonald – Chief Medical Officer. Dr. Macdonald, 63, has served as Acasti’s Chief Medical Officer since May 2023. Dr. Macdonald is a world-renowned practicing neurosurgeon-scientist and respected authority in subarachnoid hemorrhage. Dr. Macdonald acted as Professor, Department of Surgery, Division of Neurosurgery at the University of Toronto from January 2007 until December 2019, and was Head, Division of Neurosurgery, St. Michael's Hospital, University of Toronto from January 2007 until December 2015. He was Professor, Department of Neurological Surgery, Barrow Neurological Surgery, Barrow Neurological Institute, Phoenix, Arizona, from April 2018 until August 2018; Fellow, Department of Neurosurgery, University of Illinois Hospitals in Chicago, Illinois from December 2018 until June 2019; Clinical Professor, Department of Neurological Surgery, University of California Fresno, in Fresno, California from July 2019 until September 2021; and from October 2021 to the present has been Neurosurgeon, Community Physicians Group, Community Neurosciences Institute, Community Regional Medical Center and Medical Director of Neurosciences Research, Community Health Partners. Dr. Macdonald was also a founder of Edge Therapeutics, Inc. in 2009, where he was a member of the board of directors between 2009 and 2018 and was Chief Scientific Officer between 2011 and 2018. Dr. Macdonald completed his medical degree at the University of British Columbia, Vancouver, British Columbia and his PhD in Experimental Surgery at the University of Alberta in Edmonton, Alberta. He completed his Neurosurgery residency at the University of Toronto.

Carrie D’Andrea – VP Clinical Operations. Ms. D’Andrea, 53, has served as Acasti’s Vice President – Clinical Operations since May 2023. Ms. D’Andrea is a highly experienced professional with 25 years of experience in the pharmaceutical and biotechnology industry who has built and led the planning, implementation, management, and execution of global Phase 2 and Phase 3 trials for a drug candidate for subarachnoid hemorrhage. Ms. D'Andrea was the Vice President of Clinical Operations for Edge Therapeutics Inc. from October 2014 until March 2019 and for EryDel SpA from October 2020 until April 2021. Ms. D’Andrea was a clinical operations consultant at Aegle Research from July 2021-August 2022 and Praxis Precisions Medicines from September 2022-May 2023. Ms. D’Andrea was named a Healthcare Businesswomen’s Association Rising Star in 2009 and Ms. D'Andrea received her master's degree in Pharmaceutical Quality and Regulatory Affairs from Temple University and teaches Clinical Trial Design and Operations at Rutgers University in the Master of Business and Science Program.
Amresh Kumar – VP of Program Management. Mr. Kumar, 45, has served as Acasti’s Vice President – Program Management since May 2023. Mr. Kumar is an experienced drug development, CMC, and program management expert supporting investigational and marketed products for rare diseases and neurology. Mr. Kumar is the former product leader of GTX-104 while at Grace Therapeutics (which was acquired by Acasti in August 2021). Mr. Kumar acted as the Sr. Director of Program Management at Foresee Pharmaceuticals Inc. from April 2022 until May 2023 and as Program Leader and Associate Director - R&D at Grace Therapeutics between March 2015 and January 2022. Mr. Kumar received a PhD in Pharmaceutical Science from Sunrise University, India, focusing on complex injectable drug delivery systems of highly soluble oncology drugs. He has published many research articles and has more than 10 granted patents and many patent applications worldwide to his credit.
Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the knowledge of Acasti, none of Acasti’s current directors or director nominees are, or have been, as at the date of this Proxy Statement/Prospectus or within the 10 years prior to the date of this Proxy Statement/Prospectus, a director, chief executive officer (“CEO”) or chief financial officer (“CFO”) of any corporation (including Acasti) that:
(a)
was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant corporation access to any exemption under applicable securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the director or executive officer was acting in the capacity as director, CEO or CFO; or

(b)
was subject to an order that was issued after the director or executive officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO.

To the knowledge of Acasti, other than Mr. Davis, who was previously the CFO at Tengion, Inc., a publicly traded regenerative medicine company, when it filed for bankruptcy in December 2014, none of Acasti’s current directors or director nominees:
(a)
are, or have been, as at the date of this Proxy Statement/Prospectus or within the 10 years prior to the date of this Proxy Statement/Prospectus, a director or executive officer of any corporation (including Acasti) that, while that person was acting in that capacity, or within two years of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)
have, within the 10 years prior to the date of this Proxy Statement/Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or director nominee.

To the knowledge of Acasti, no director or director nominee has been subject to:
(a)
any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a director nominee.

Vote Required and Recommendation of the Board
The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the election of each director nominee. Voting for election of directors is by individual voting and not by slate voting. Shareholders do not have the right to cumulative voting in the election of directors. You can vote your Common Shares for the election of all of these nominees as directors of Acasti; or you can vote for some of these nominees for election as directors and withhold your votes for others; or you can withhold all of the votes attaching to the Common Shares you own and not vote for the election of any of these nominees as directors of Acasti. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS OF ACASTI UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED OR APPOINTED.
The voting rights pertaining to Common Shares represented by duly executed proxies in favor of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the election of the nominees as directors of Acasti until the close of the next annual meeting of Shareholders or until his successor is elected or appointed.

PROPOSAL NO. 2 — APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Meeting, Shareholders will be asked to appoint the firm of KPMG LLP (“KPMG”) as Acasti’s independent registered public accounting firm until the close of the next annual meeting of Shareholders or until their successor is appointed and to authorize the Board to fix such independent registered public accounting firm’s remuneration. KPMG has been acting as Acasti’s independent registered public accounting firm since December 11, 2023. Representatives of KPMG LLP are expected to attend the Meeting, be available to respond to appropriate questions and make a statement if they so desire.
Ernst & Young LLP (Canada) (“E&Y”) previously served as our auditors. E&Y served as our independent registered public accounting firm beginning on February 22, 2023. On December 11, 2023, the Audit Committee recommended to the Board and the Board approved the dismissal of E&Y as our independent registered public accounting firm. The report of E&Y on our consolidated financial statements as of and for the fiscal year ended March 31, 2023, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal year ended March 31, 2023 and the subsequent interim period through December 11, 2023, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).
On December 11, 2023, in connection with the dismissal of E&Y, the Audit Committee recommended to the Board and the Board approved the engagement of KPMG as our new independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2024. The decision to engage KPMG was recommended by the Audit Committee, and approved by the Board, after taking into account KPMG’s location in the United States, the results of a competitive review process and other business factors.
During the fiscal year ended March 31, 2023 and the subsequent interim period through December 11, 2023, neither we nor anyone on our behalf consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement, or (iv) any reportable event.
Prior to our engagement of E&Y on February 22, 2023, KPMG LLP, Montreal, Quebec, Canada (“KPMG LLP (Canada))” was previously our independent registered public accounting firm. On February 22, 2023, the Audit Committee and Board approved the dismissal of KPMG LLP (Canada) as our independent registered public accounting firm. The report of KPMG LLP (Canada) on our consolidated financial statements as of and for the fiscal years ended March 31, 2022, and 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through February 22, 2023, there were no (1) disagreements between us and KPMG LLP (Canada) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP (Canada), would have caused KPMG LLP (Canada) to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events.
During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through February 22, 2023, neither we nor anyone on our behalf consulted with E&Y regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that E&Y concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement, or (iv) any reportable event.
Vote Required and Recommendation of the Board
The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the approval for KPMG LLP as our independent registered public accounting firm until the close of the next annual meeting of

Shareholders and to authorize the Board to fix such independent registered public accounting firm’s remuneration. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent may vote your Common Shares at their discretion, as this is a routine proposal. We do not expect to receive any broker non-votes in connection with this proposal.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF KPMG LLP AS ACASTI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSOR ARE APPOINTED AND TO AUTHORIZE THE BOARD TO FIX SUCH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION.
The voting rights pertaining to Common Shares represented by duly executed proxies in favor of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next annual meeting of Shareholders or until their successor are appointed and to authorize the Board to determine such independent registered public accounting firm’s remuneration.
Independent Registered Public Accounting Firm Fees and Services
For the fiscal year ended March 31, 2023 (“Fiscal 2023”) and Fiscal 2024, Acasti was billed the following fees for audit, audit-related, tax, and all other services provided to Acasti by KPMG LLP, E&Y and KPMG LLP (Canada), as applicable:
Audit Fees
“Audit fees” consist of fees for professional services for the audit of our annual financial statements and fees related to securities filings. Audit fees for KPMG were $300,000 for the fiscal year ended March 31, 2024. Our previous independent registered public accounting firms were E&Y, which audited our annual financial statements for Fiscal 2023, and KPMG LLP (Canada), which audited our annual financial statements for our fiscal year ended March 31, 2022. Audit fees for E&Y were CAD$143,000 and CAD$425,000 for Fiscal 2024 and Fiscal 2023, respectively. Audit fees for KPMG LLP (Canada), were nil and CAD$64,000 for Fiscal 2024 and Fiscal 2023, respectively.
Audit-Related Fees
“Audit-related fees” consist of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements, and which are not reported under “Audit Fees” above. KPMG LLP (Canada), billed nil and CAD$52,000 for audit related fees for Fiscal 2024 and Fiscal 2023, respectively.
Tax Fees
“Tax fees” consist of fees for professional services for tax compliance, tax advice and tax planning. E&Y billed CAD$47,000 and nil for tax fees for Fiscal 2024, and Fiscal 2023, respectively.
All Other Fees
“Other fees” include all other fees billed for professional services other than those mentioned hereinabove. We incurred no other fees for Fiscal 2024 and Fiscal 2023.

Pre-Approval Policies and Procedures
The Audit Committee approves all audit, audit-related services, tax services and other non-audit related services provided by the independent registered public accounting firm in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for non-audit related services pursuant to a de minimis exception prior to the completion of an audit engagement. Non-audit related services satisfy the de minimis exception if the following conditions are met:
•
the aggregate amount of all non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by Acasti and its subsidiaries to our independent registered public accounting firm during the fiscal year in which the services are provided;

•	Acasti or its subsidiaries, as the case may be, did not recognize the services as non-audit services at the time of the engagement; and
•
the services are promptly brought to the attention of the Audit Committee and approved, prior to the completion of the audit, by the Audit Committee or by one or more of its members to whom authority to grant such approvals had been delegated by the Audit Committee.

None of the services described above were approved by the Audit Committee pursuant to the de minimis exception during Fiscal 2024 and Fiscal 2023.
Audit Committee Report
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporates it by reference in such filing.
This report is furnished by the Audit Committee with respect to our financial statements for Fiscal 2024.
One of the purposes of the Audit Committee is to oversee Acasti’s accounting and financial reporting processes and the audit of Acasti’s annual financial statements. Acasti’s management is responsible for the preparation and presentation of complete and accurate financial statements. Acasti’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Acasti’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit.
In performing its oversight role, the Audit Committee has reviewed and discussed Acasti’s audited financial statements for Fiscal 2024 with Acasti’s management. Management represented to the Audit Committee that Acasti’s financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with KPMG LLP the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence.
The Audit Committee has discussed with KPMG LLP its independence and concluded that KPMG LLP is independent from Acasti and management.
Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board that Acasti’s audited financial statements for Fiscal 2024 be included in Acasti’s Annual Report on Form 10-K for Fiscal 2024 for filing with the SEC.
Audit Committee
Mr. Brian Davis, as Chair
Mr. Vimal Kavuru
Mr. Edward Neugeboren

PROPOSAL NO. 3 — ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION
OF ACASTI’S NAMED EXECUTIVE OFFICERS
As required by U.S. federal securities laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of our named executive officers, as disclosed in this Proxy Statement/Prospectus. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse our executive compensation program and policies. At the 2020 annual meeting of Shareholders, the Board recommended, and the Shareholders approved, holding an advisory vote on the compensation of our named executive officers every year.
As described under “Compensation of Named Executive Officers” below, we believe that our executive compensation program and policies are designed to support our long-term success by achieving the following objectives:
•	support our corporate strategies by adopting a “pay for performance” philosophy that provides incentives to our executive officers and employees for achievement;
•	align the interests of management with those of the Shareholders; and
•	attract, retain, and motivate high quality executives.
We urge Shareholders to read the section entitled “Compensation of Named Executive Officers” and the related narrative and tabular compensation disclosure included in this Proxy Statement. The section entitled “Compensation of Named Executive Officers” provides detailed information regarding our executive compensation program and policies, as well as the compensation of our named executive officers (“NEOs”).
Vote Required and Recommendation of the Board
At the Meeting, Shareholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:
“RESOLVED THAT:
1.
the compensation paid to Acasti Pharma Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission and applicable Canadian securities laws, compensation tables and related narrative discussion contained in the management information circular and proxy statement, dated August 7, 2024 is hereby approved on an advisory basis.”

The affirmative vote of a majority of the votes cast at the Meeting by proxy or in person is required for the approval of the advisory (non-binding) resolution approving the compensation of the named executive officers as disclosed in this Proxy Statement (the “Say-on-Pay Resolution”). If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.
THE BOARD BELIEVES THE PASSING OF THE SAY-ON-PAY RESOLUTION IS IN THE BEST INTEREST OF ACASTI AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SAY-ON-PAY RESOLUTION.
The voting rights pertaining to Common Shares represented by duly executed proxies in favor of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the Say-on-Pay Resolution.

PROPOSAL NO. 4 — THE CONTINUANCE
General
We are currently governed by the QBCA. At the Meeting, the Shareholders will be asked to consider and, if thought advisable, pass the Continuance Resolution in the form set out below and attached to this Proxy Statement/Prospectus as Annex A, authorizing the Board, in its sole discretion, to file the Continuation Application containing the Notice of Articles of Acasti which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance.
Continuance into BCBCA
We intend to apply to the Québec Enterprise Registrar under the QBCA for permission to continue from the Province of Québec under the QBCA to the Province of British Columbia pursuant to Section 297 of the QBCA and Section 302 of the BCBCA. A corporation subject to the QBCA may, if authorized by a special resolution of shareholders of the corporation and the Québec Enterprise Registrar under the QBCA, apply under the BCBCA for a Certificate of Continuation under the BCBCA.
On the date shown on the Certificate of Continuation, we will cease to be governed by the QBCA and becomes a corporation in the Province of British Columbia as if we had been incorporated under the BCBCA. The certified Notice of Articles will function as our articles of incorporation and contain essentially the same terms as our current articles of incorporation.
The Continuance will not create a new legal entity, nor will it prejudice or affect the continuity of Acasti. Once continued, we will remain a legal person, retain our rights and obligations as such, and remain a party to any judicial or administrative proceeding to which we are a party. Our authorized capital will remain unchanged. The Continuance and the adoption of the certified Notice of Articles and Articles will not result in any substantive changes to our constitution, powers or management, except as otherwise described herein. The Continuance is not expected to have any material business or tax consequences on our business.
Regulatory Approvals for the Continuance; Canadian Securities Laws and Stock Exchange Implications
Should the Shareholders approve the Continuance Resolution at the Meeting and the Board so determines to proceed with the Continuance, we anticipate that we will file the Continuation Application containing the Notice of Articles of Acasti which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance. We will be continued under the jurisdiction of the Province of British Columbia on the effective date of the Certificate of Continuance.
The Continuance will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Acasti after our corporate existence is continued from the Province of Québec under the QBCA to the Province of British Columbia under the BCBCA. Following the completion of the Continuance, the Common Shares will continue to be listed on Nasdaq under the symbol “ACST.” We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.
Effects of the Continuance
Upon the Continuance, the QBCA will cease to apply to us and we will thereupon become subject to the BCBCA, as if we had been originally incorporated as a corporation in the Province of British Columbia. The Continuance will not create a new legal entity, affect our continuity or result in a change in our business. The persons elected as directors by the Shareholders at the Meeting will continue to constitute the Board upon the Continuance becoming effective.
The Continuance will not interrupt our corporate existence or operations or the trading markets of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share after our corporate existence is continued from the Province of Québec under the QBCA to the Province of British Columbia under the BCBCA. Our Common Shares will continue to be listed on Nasdaq under the trading symbol “ACST”.

We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by each securities regulatory authority in Canada and the United States, including the SEC. In addition, we will continue to file periodic reports with the SEC pursuant to the Exchange Act.
As of the effective date of the Continuance, our current constating documents, articles of incorporation and by-laws under the QBCA will be replaced with the Notice of Articles and Articles in accordance with the BCBCA. The Articles have been approved by the Board and is attached hereto as Annex G.
Principal Reasons for the Continuance
The Domestication is the key reason for our proposal of the Continuance. Since the Domestication contemplates a change in our jurisdiction from the Province of British Columbia to the State of Delaware in the United States, the Board first intends to continue us from the Province of Québec to the Province of British Columbia in order to be able to effect the Domestication if it so determines to proceed with the Domestication. For further background on the reasons for the Domestication, see “Summary of the Domestication—Principal Reasons for the Domestication”. The Board intends to effect the Continuance if the Domestication Resolution is approved by Shareholders at the Meeting.
Summary Comparison of Shareholder Rights
The BCBCA provides shareholders substantially similar rights as are available to shareholders under the QBCA, including rights of dissent (see under the heading “Dissent Rights of Shareholders”) and appraisal, and rights to bring derivative actions and oppression actions. However, there are certain differences between the two statutes and the regulations thereunder. A summary of certain differences between the QBCA and the BCBCA which our management considers to be of significance to Shareholders, is discussed under the heading “Material Differences between Québec Corporate Law and British Columbia Corporate Law” attached hereto as Annex K. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Continuance which may be of importance to them.
Right to Demand Repurchase of Shares
Registered Shareholders may, subject to compliance with certain conditions, dissent from the Continuance Resolution and, conditional on the Continuance becoming effective, be entitled to be paid the fair value for their Common Shares in accordance with Section 372 to Section 388 of the QBCA (the “QBCA Dissent Rights”). Registered Shareholders who wish to dissent (the “Dissenting Shareholders”) should seek the advice of legal advisors and carefully read this Proxy Statement/Prospectus and the provisions of Section 372 to Section 388 of the QBCA. The following description of the rights of a Dissenting Shareholder in connection with the Continuance is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of his, her or its Common Shares and is qualified in its entirety by the full texts of Section 372 to Section 388 of the QBCA. The full text of Section 372 to Section 388 of the QBCA addressing a Dissenting Shareholder’s rights in connection with the Continuance is attached to this Proxy Statement as Annex H.
A Shareholder who intends to exercise his, her or its QBCA Dissent Rights should carefully consider and comply with the provisions of Section 372 to Section 388 of the QBCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Non-registered beneficial Shareholders who wish to dissent should be aware that only the registered owner of Common Shares is entitled to dissent. Accordingly, a non-registered beneficial Shareholder desiring to exercise his, her or its QBCA Dissent Rights must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Continuance Resolution is required to be received by us or, alternatively, make arrangements for the registered Shareholder of his, her or its Common Shares to dissent on his, her or its behalf. Non-registered beneficial Shareholders who wish to dissent should contact their broker or other intermediary for assistance with exercising their QBCA Dissent Rights under the QBCA.

A registered Shareholder who wishes to dissent shall send a written notice of objection (a “Notice of Objection”) to the Continuance Resolution in compliance with Section 372 to Section 388 of the QBCA by mail to the address or by email to the email address below, no later than the Meeting or in the case of any adjournment or postponement, the day that is one business day immediately preceding the date of the Meeting so adjourned or postponed, or shall inform the Chair of the Meeting of such dissent prior to the closing of the Meeting.
Acasti Pharma Inc.
103 Carnegie Center Suite 300
Princeton, New Jersey 08540
Attention: Robert DelAversano, Vice President, Finance
Email: r.delaversano@acasti.com

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
1000 De La Gauchetière Street West, 21st floor
Montréal, Québec, H3B 4W5
Attention: François Paradis
Email: fparadis@osler.com
The delivery of a Notice of Objection does not deprive such Dissenting Shareholder of its right to vote at the Meeting; however, in order to retain the right to the repurchase of your Common Shares, a Dissenting Shareholder must vote against the Continuance Resolution. A vote against the Continuance Resolution alone, whether in person or by proxy, does not constitute a Notice of Objection. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Continuance Resolution does not constitute a Notice of Objection in respect of the Continuance Resolution, but any such proxy granted by a Shareholder who intends to dissent should be validly revoked in order to prevent the proxy holder from voting such Common Shares in favor of the Continuance Resolution. A vote in favor of the Continuance Resolution, whether in person or by proxy, will constitute a loss of a Shareholder’s right to the repurchase of Common Shares. However, a Shareholder may vote as a proxy holder for another Shareholder whose proxy requires an affirmative vote, without affecting the right of the proxyholder to exercise the QBCA Dissent Rights in respect of the proxyholder’s Common Shares.
We are required, upon receipt of the Certificate of Continuation rendering the Continuance effective, to send notice that the Continuance has become effective (the “Repurchase Notice”) to each Dissenting Shareholder who has delivered such Notice of Objection to us. The Repurchase Notice must mention the repurchase price offered by us for the Common Shares held by each Dissenting Shareholder and explain how the price was determined. If we are unable to pay the full redemption price offered because there are reasonable grounds for believing that it is or would be unable to pay its liabilities as they become due, the Repurchase Notice must mention that fact and indicate the maximum amount of the price offered that we will legally be able to pay.
Within 30 days after receiving the Repurchase Notice, the Dissenting Shareholders must, pursuant to Section 380 of the QBCA, confirm their intention to exercise their right to request a repurchase. Otherwise, they are deemed to have waived their right. Such confirmation by the Dissenting Shareholders may not be limited to only a portion of the repurchasable Common Shares and does not affect the rights of the Dissenting Shareholders to demand an increase in the repurchase price offered.
In the absence of any dispute, the repurchase price must be paid to the Dissenting Shareholders within ten days after the confirmation received pursuant to Section 380 of the QBCA. If a Dissenting Shareholder wishes to contest our appraisal of the fair value of the Common Shares, it must notify us within thirty days after receiving the Repurchase Notice. Such contestation is a confirmation of the decision by a Dissenting Shareholder to exercise the right to demand a repurchase.
A Dissenting Shareholder will be deemed to have ceased to be a holder of all of its Common Shares if, after reception of the Repurchase Notice from Acasti, it confirms its intention to exercise the right to request a repurchase of its Acasti common shares.
If a Dissenting Shareholder fails to strictly comply with the requirements of the QBCA Dissent Rights set out in Section 372 to Section 388 of the QBCA, (i) it will lose its QBCA Dissent Rights, (ii) Acasti or its transfer agent, as the case may be, will return to the Dissenting Shareholder the certificates representing the Acasti common shares that were delivered to Acasti by the Dissenting Shareholder, if any, and (iii) the Dissenting Shareholder will be deemed to have participated as a non-dissenting Shareholder. If a Dissenting Shareholder strictly complies with the foregoing requirements of the QBCA Dissent Rights, but the Continuance is not effected, we or our transfer agent, as the case may be, will return to the Dissenting Shareholder the certificates delivered to us or the transfer agent by the Dissenting Shareholder, if any.
It is suggested that any Shareholder wishing to avail himself or herself of the QBCA Dissent Rights seek his, her or its own legal advice as failure to comply strictly with the applicable provisions of the QBCA may prejudice the availability of the QBCA Dissent Rights. The Dissenting Shareholders should note that the exercise of the QBCA Dissent Rights can be a complex, time consuming and expensive process.
Vote Required and Recommendation of the Board
At the Meeting, Shareholders will be asked to consider and, if thought advisable, approve the Continuance Resolution as a special resolution to approve the Continuance. The text of the Continuance Resolution to be voted on at the Meeting is as follows:
“RESOLVED AS A SPECIAL RESOLUTION THAT:
1.
the continuance of Acasti Pharma Inc. (“Acasti”), existing under the laws of the Province of Québec pursuant to the Business Corporations Act (Québec) (the “QBCA”), to the laws of the Province of British Columbia pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) is hereby authorized, approved and passed, and Acasti is hereby authorized to apply for authorization to such continuance under the BCBCA (the “Continuance”);

2.
subject to the issuance of a certificate of continuation by the Registrar appointed under the BCBCA and without affecting the validity of the incorporation or existence of Acasti by and under its existing articles of incorporation or by-laws or of any act done thereunder, effective upon issuance of the certificate of continuation, Acasti hereby adopts the continuation application containing the notice of articles and the articles, in the forms attached as Annexes B and G to the Proxy Statement/Prospectus in substitution for the existing articles of incorporation and by-laws of Acasti, together with such changes or amendments thereto as any director or officer of Acasti determines appropriate;

3.
notwithstanding that this special resolution has been duly passed (and the Continuance approved) by the shareholders of Acasti, the directors of Acasti are hereby authorized and empowered without further notice to or approval of the shareholders of Acasti (i) not to act upon this special resolution, and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the endorsement of a certificate of continuation in respect thereof; and

4.
any director or officer of Acasti is authorized and directed, for and on behalf of Acasti, to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

Subject to and conditional upon the approval of the Domestication Resolution, to be adopted, the Continuance Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.
THE BOARD BELIEVES THAT THE APPROVAL OF THE CONTINUANCE RESOLUTION IS IN THE BEST INTERESTS OF ACASTI AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE CONTINUANCE RESOLUTION.
The voting rights pertaining to Common Shares represented by duly executed proxies in favor of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the Continuance Resolution.

Please take notice that even if the Continuance Resolution is approved, it provides that the Board may revoke such Continuance Resolution before the issuance of the certificate of continuation without the approval of the Shareholders.
Please take further notice that even if the Continuance Resolution is approved, the Continuance Resolution shall be revoked and the Continuance shall not be effected in the event that the requisite majority of Shareholders does not approve the Domestication Resolution or the Board revokes or abandons the Domestication Resolution or the Domestication.

PROPOSAL NO. 5 — THE DOMESTICATION
General
Subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, the Board believes it to be in our best interests to have discretion to change our jurisdiction from the Province of British Columbia to the State of Delaware in the United States pursuant to a “continuance” effected in accordance with Section 308 of the BCBCA and a “domestication” under Section 388 of the DGCL. The Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution in the form set out below and attached to this Proxy Statement/Prospectus as Annex C, authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed with the Domestication, to implement the Domestication and file a certificate of corporate domestication (the “Certificate of Corporate Domestication”) and a related certificate of incorporation of Acasti Delaware as the successor incorporated under the DGCL (the “Acasti Delaware Charter”), subject to and conditional upon the approval by the Shareholders of the Continuance Resolution and our receipt of the Certificate of Continuation from the Registrar appointed under the BCBCA.
If the Domestication and the Acasti Delaware Charter are approved by the Shareholders at the Meeting, the Domestication would only be implemented upon a determination by the Board that it is in our best interests at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.
If the Domestication and the Acasti Delaware Charter are approved by the Shareholders at the Meeting and the Board so determines to proceed with the Domestication following completion of the Continuance, the Domestication will be effective on the date the Certificate of Corporate Domestication and the Acasti Delaware Charter are filed with the office of the Secretary of State of the State of Delaware or such later date (within 90 days) as provided in the Certificate of Corporate Domestication and the Acasti Delaware Charter. Thereafter, we will be subject to the Acasti Delaware Charter filed in Delaware. Proposed forms of the Certificate of Corporate Domestication, the Acasti Delaware Charter and by-laws that will be adopted by Acasti Delaware upon the effectiveness of the Domestication (the “Acasti Delaware By-laws”) are set out in Annexes D, E and I, respectively, to this Proxy Statement/Prospectus. We will be discontinued in British Columbia as of the date Acasti continues into the State of Delaware, which is expected to be on the date set forth in the Certificate of Corporate Domestication and the Acasti Delaware Charter, as filed with the office of the Secretary of State of the State of Delaware.
Reasons for the Domestication
The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to enhance Shareholder value over the long term by, among other things, reducing our operating costs and enabling us to compete effectively in raising the capital necessary for us to continue to implement our strategic plan. In addition, our corporate offices and operations are located in the United States and a large percentage of our Shareholders are located in the United States. We chose the State of Delaware to be our domicile principally because the DGCL expressly accommodates a continuance authorized by the BCBCA.
We also chose the State of Delaware because of the substantial body of case law that has evolved over the years interpreting various provisions of the DGCL and the more favorable corporate environment afforded by Delaware. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.
In considering its recommendation in favor of the domestication, the Board weighed the potential Canadian income tax liability to us arising from this transaction. See the sections entitled “Material United States Federal Income Tax Consequences” and “Canadian Federal Income Tax Consequences.” For the reasons set forth above, the Board believes that the estimated benefits of Domestication currently outweigh any potential detriments, which we do not consider to be material, resulting from the Domestication.

Effects of Change of Jurisdiction
The Domestication will not interrupt our corporate existence or operations or the trading market of our Common Shares. If the Domestication and the Acasti Delaware Charter are approved by the Shareholders and the Board determines to proceed with the Domestication following completion of the Continuance, the Domestication will change our jurisdiction from the Province of British Columbia to the State of Delaware in the U.S. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Acasti Delaware common stock after our corporate existence is continued from British Columbia under the BCBCA and domesticated in Delaware under the DGCL.
While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a BCBCA corporation, there are certain differences. In addition, in connection with the Domestication, we will be governed by a newly adopted Acasti Delaware Charter and Acasti Delaware By-laws, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Delaware law may differ from our BCBCA-governed organizational documents and British Columbia corporate law under the BCBCA, see “Material Differences between British Columbia Corporate Law and Delaware General Corporation Law” attached hereto as Annex L. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and Québec corporate law, see “Material Differences between Québec Corporate Law and Delaware General Corporation Law”. This description is not intended to be complete and is qualified in its entirety by reference to the DGCL, the BCBCA, the QBCA and our current and proposed governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication.
Shareholder Approval
The Domestication is subject to various conditions, including approval of the Domestication Resolution authorizing the Domestication, in the form set out below under the heading “Vote Required and Recommendation of the Board”. Under the BCBCA, the change of jurisdiction requires affirmative votes, whether in person or by proxy, of at least two-thirds of the votes cast by the holders of the Common Shares at the Meeting present in person or by proxy. Assuming we receive the requisite Shareholder approval for the Domestication and the Acasti Delaware Charter, the Board will retain the right to terminate or abandon the Domestication if it determines that consummating the Domestication would be inadvisable or not in our best interests, or if all of the respective conditions to consummation of the Domestication have not occurred. There are no time limits on the duration of the authorization resulting from a favorable Shareholder vote.
Regulatory Approvals for the Domestication; Canadian and U.S. Securities Laws and Stock Exchange Implications
Should the Shareholders approve the Domestication Resolution at the Meeting and the Board so determines to proceed with the Domestication, we anticipate that we will file with the Secretary of State of the State of Delaware the Certificate of Corporate Domestication and the Acasti Delaware Charter pursuant to Section 388 of the DGCL, and that we will be domesticated in Delaware on the effective date of such filings. The change of jurisdiction is further subject to the authorization of the Registrar appointed under the BCBCA.
The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Acasti Delaware common stock after our corporate existence is continued from British Columbia under the BCBCA and domesticated in Delaware under the DGCL.
Following the completion of the Domestication, the Acasti Delaware common stock will continue to be listed on Nasdaq under the symbol “ACST.” We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.
Executive Officers and Directors
The Board currently consists of five members, Vimal Kavuru, A. Brian Davis, S. George Kottayil, Prashant Kohli and Edward Neugeboren. If each of our director nominees are re-elected, the Board will consist of the same five individuals immediately following the Domestication. Immediately following the Domestication, our executive officers will also be unchanged. Our executive officers currently include Prashant Kohli, Robert J. DelAversano, Dr. R. Loch Macdonald, Carrie D’Andrea and Amresh Kumar.

Treatment of the Outstanding Capital Stock and Options
Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a Common Share exercisable for a share of Acasti Delaware common stock after the Domestication. Holders of outstanding options to purchase Common Shares, and restricted share units that settle into Common Shares, will continue to hold the same securities, which will remain exercisable for or able to be settled into an equivalent number of shares of Acasti Delaware common stock after the Domestication, for the equivalent exercise price per share, without any action by the holder.
Business, Location, Fiscal Year and Employee Plans
The Domestication will effect a change in our jurisdiction and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Proxy Statement/Prospectus. Our business, assets and liabilities, as well as our fiscal year, will be the same upon the effectiveness of the Domestication as they are prior to the Domestication. Upon effectiveness of the Domestication, all our obligations will continue as outstanding and enforceable obligations. Our employee benefit plans, other than the Prior Plans as discussed below under “Proposal No. 6 – The 2024 Equity Incentive Plan”, and agreements will be continued upon the effectiveness of the Domestication.
Dissent Rights of Shareholders
Registered Shareholders may, subject to compliance with certain conditions, dissent from the Domestication Resolution and, subject to the Domestication becoming effective, be entitled to be paid the fair value for their Common Shares in accordance with Division 2 of Part 8 of the BCBCA (the “BCBCA Dissent Rights”). Registered Shareholders who wish to dissent (the “Dissenting Shareholders”) should seek the advice of legal advisors and carefully read this Proxy Statement/Prospectus and the provisions of Division 2 of Part 8 of the BCBCA. The following description of the rights of a Dissenting Shareholder in connection with the Domestication is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment the fair value of his, her or its Common Shares and is qualified in its entirety by the full texts of Division 2 of Part 8 of the BCBCA. The full text of Division 2 of Part 8 of the BCBCA addressing dissenters’ rights in connection with the Domestication is attached to this Proxy Statement/Prospectus as Annex J.
A Shareholder who intends to exercise his, her or its BCBCA Dissent Rights should carefully consider and comply with the provisions of Division 2 of Part 8 of the BCBCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Non-registered beneficial Shareholder who wish to dissent should be aware that only the registered owner of Common Shares is entitled to dissent. Accordingly, a non-registered beneficial Shareholder desiring to exercise his, her or its BCBCA Dissent Rights must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Domestication Resolution is required to be received by us or, alternatively, make arrangements for the registered Shareholder of his, her or its Common Shares to dissent on his, her or its behalf. Non-registered beneficial Shareholders who wish to dissent should contact their broker or other intermediary for assistance with exercising their BCBCA Dissent Rights under the BCBCA.
A registered Shareholder who wishes to dissent shall send a written dissent notice (a “Dissent Notice”) to the Domestication Resolution in compliance with Division 2 of Part 8 of the BCBCA by mail to the address or by email to the email address below, no later than 5:00 p.m. (Eastern Daylight Time) on September 27, 2024 or in the case of any adjournment or postponement, the day that is two business day immediately preceding the date of the Meeting so adjourned or postponed, or shall inform the Chair of the Meeting of such dissent prior to the closing of the Meeting. The Dissent Notice must set out the number of Common Shares in respect of which the dissent rights are being exercised (the “Notice Shares”) and: (a) if such Common Shares constitute all of the Common Shares of which the Dissenting Shareholder is the registered and beneficial owner and the Dissenting Shareholder owns no other Common Shares beneficially, a statement to that effect; (b) if such Common Shares constitute all of the Common Shares of which the registered Shareholder is both the registered and beneficial owner, but the registered Shareholder beneficially owns additional Common Shares, a statement to that effect and the names of the registered Shareholders of those other Common Shares, the number of Common Shares held by each such registered Shareholder and a statement that written notices of dissent are being or have been sent with respect to such other

Common Shares; or (c) if the dissent rights are being exercised by a registered Shareholder who is not the beneficial shareholder, a statement to that effect and the name and address of the beneficial shareholder and a statement that the registered Shareholder is dissenting with respect to all Common Shares of the beneficial shareholder registered in such registered holder’s name.
Acasti Pharma Inc.
103 Carnegie Center Suite 300
Princeton, New Jersey 08540
Attention: Robert DelAversano, Vice President, Finance
Email: r.delaversano@acasti.com

with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
1000 De La Gauchetière Street West, 21st floor
Montréal, Québec, H3B 4W5
Attention: François Paradis
Email: fparadis@osler.com
The execution or exercise of a proxy vote against the Domestication Resolution does not constitute a written objection for the purposes of section 242 of the BCBCA. The BCBCA does not provide for partial dissent and, accordingly, a registered Shareholder may only dissent with respect to all of the Common Shares held by it or on behalf of any one beneficial owner whose shares are registered in its name.
Acasti and the Dissenting Shareholder may agree on the payout value of the Notice Shares; otherwise, either party may apply to the court of British Columbia (the “BC Court”) to determine the fair value of the Notice Shares. There is no obligation on Acasti to make an application to the BC Court. If such Dissenting Shareholder does not reach an agreement with Acasti, such Dissenting Shareholder, or Acasti, may apply to the BC Court, and the BC Court may:
(a)	determine the fair value of the Notice Shares;
(b)	join in the application of each Dissenting Shareholder who has not agreed with us on the amount of the fair value of the Notice Shares; and
(c)	make consequential orders and give directions as the BC Court considers appropriate.
After a determination of the payout value of the Notice Shares, the Dissenting Shareholder must then promptly be paid that amount. Dissenting Shareholders will not have any right other than those granted under the BCBCA to have their Common Shares appraised or to receive the fair value thereof in connection with the Domestication.
The right of a Dissenting Shareholder to dissent with respect to Notice Shares terminates if, before payment is made to the Dissenting Shareholder of the full amount of money to which the dissenter is entitled for the Notice Shares, any of the following events occur: (i) the corporate action or arrangement approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the dissent notice was sent is abandoned; (ii) the resolution in respect of which the dissent notice was sent does not pass, or is revoked before the corporate action approved or authorized by that resolution is taken; (iii) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the dissent notice was sent; (iv) the dissent notice is withdrawn with the written consent of the company; or (v) the BC Court determines that the Dissenting Shareholder is not entitled to dissent under the BCBCA.
A Dissenting Shareholder is not required to vote against the Domestication Resolution in order to dissent. However, the right of a Dissenting Shareholder to dissent with respect to Notice Shares will also terminate if that Dissenting Shareholder votes in favor of the Domestication Resolution.
Accounting Treatment of the Domestication
As a result of the Domestication, pursuant to Section 388 of the DGCL, we will continue our existence under the DGCL as a corporation incorporated in the State of Delaware. Our business, assets and liabilities and our subsidiaries, on a consolidated basis, as well as our principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, we do not believe there will be any accounting effects as a result of the Domestication.

Tax Consequences of the Domestication
The Domestication may have income tax consequences in both the United States and Canada. The principal tax consequences of the Domestication to us and our current Shareholders are summarized below.
Material United States Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences, if any, to U.S. Holders and to Non-U.S. Holders (each as defined below) of (i) the Continuance, (ii) the Domestication and (iii) owning and disposing of Acasti Common Shares following the Domestication. This discussion is based on and subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Regulations”), published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following discussion assumes that each of the Continuance and the Domestication will be consummated as described in this prospectus and applies only to U.S. Holders and Non-U.S. Holders that, both before and after each of the Continuance and the Domestication, hold their Acasti Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holders in light of their personal circumstances, including any tax consequences arising under the tax on net investment income, or to any holders of Acasti Common Shares that are subject to special treatment under the Code, such as:
•	banks, thrifts, mutual funds and other financial institutions;
•	real estate investment trusts and regulated investment companies;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	brokers or dealers in securities;
•	tax-exempt organizations or governmental organizations;
•	insurance companies;
•	dealers or brokers in securities or foreign currency;
•	individual retirement and other deferred accounts;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	U.S. expatriates and former citizens or long-term residents of the United States subject to Sections 877 or Section 877A of the Code;
•	“passive foreign investment companies” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons subject to the alternative minimum tax;
•	persons who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;
•	persons who purchase or sell their shares as part of a wash sale for tax purposes;
•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);
•	persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Acasti Common Shares being taken into account in a financial statement; and
•	persons who own (directly, indirectly or constructively) five percent or more, by vote or value, of Acasti Common Shares either before or after each of the Continuance and the Domestication.
Unless otherwise specifically indicated, this discussion does not address the U.S. federal income tax consequences of transactions effectuated prior or subsequent to, or concurrently with, each of the Continuance and the

Domestication. This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). Unless otherwise indicated, this discussion does not take into account proposed changes in such tax laws and does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax (for example, it does not address estate or gift taxes), nor does it address any state, local or non-U.S. tax considerations. Each of the foregoing is subject to change, possibly with retroactive effect. We do not intend to seek any rulings from the IRS with respect to the Continuance or the Domestication, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Acasti Common Shares that for U.S. federal income tax purposes is:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Acasti Common Shares that is not a U.S. Holder (except that, with respect to an entity (or other arrangement taxable as a partnership for U.S. federal income tax purposes), a “Non-U.S. Holder” refers to any partner in such partnership that is not a U.S. Holder as defined in the previous sentence).
If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Acasti Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of each of the Continuance and the Domestication and of the ownership and disposition of Acasti Common Shares.
Notwithstanding that Acasti is organized under Québec law, if as a result of the merger in 2021 with Grace Therapeutics, former Grace Therapeutics shareholders owned (within the meaning of Section 7874 of the Code) 80% or more (by vote or value) of Acasti’s Common Shares after the merger by reason of holding Grace Therapeutics common stock, Acasti would be treated as a U.S. corporation for U.S. federal tax purposes. Based on the terms of the merger, the rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, Acasti believes that former Grace Therapeutics shareholders owned (within the meaning of Section 7874) less than 80% (by both vote and value) of Acasti Common Shares after the merger by reason of holding shares of Grace Therapeutics common stock. Therefore, under current law, Acasti has taken the position that it should not be treated as a U.S. corporation for U.S. federal tax purposes as a result of the merger with Grace Therapeutics. The remainder of the discussion in this section, “Material United States Federal Income Tax Consequences,” assumes that Acasti is properly classified as a non-U.S. corporation for U.S. federal income tax purposes prior to the Continuance and Domestication.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF ACASTI COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF EACH OF THE CONTINUANCE AND THE DOMESTICATION AND OF THE OWNERSHIP AND DISPOSITION OF ACASTI COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Characterization of the Continuance
Pursuant to the Continuance, Acasti will change its jurisdiction from the Province of Québec to the Province of British Columbia through the adoption of a Certificate of Continuation, which shall be issued by the Registrar appointed under the BCBCA. Due to the absence of direct guidance regarding the U.S. tax consequences of such a transaction, the exact treatment of the Continuance (including whether the Continuance constitutes a reorganization within the meaning of Section 368(a) of the Code or whether holders of Common Shares of Acasti (as organized in the Province of Québec) are deemed to exchange those Common Shares of Acasti (as organized in the Province of British Columbia) is not entirely clear. Nonetheless, Acasti does not anticipate that the Continuance will result in any material U.S. federal income tax consequences to U.S. or Non-U.S. Holders.
The Continuance is not conditioned on the receipt of a tax opinion, and Acasti does not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Continuance. Consequently, no assurance can be given that the IRS will agree with Acasti’s view regarding the Continuance. U.S. Holders should consult their tax advisors about potential reporting requirements and information statements (including with respect to Acasti’s status as a PFIC (as defined below)) that could be applicable with respect to the Continuance and any potential consequences, including penalties, associated with a failure to satisfy such requirements.
Characterization of the Domestication—F Reorganization
Pursuant to the Domestication, Acasti will change its jurisdiction from the Province of British Columbia to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation of Acasti Delaware as the successor incorporated under the DGCL. For U.S. federal income tax purposes, Acasti intends to treat the Domestication as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”). Notwithstanding that each Acasti Common Share will remain issued and outstanding after the Domestication, for U.S. federal income tax purposes the Domestication likely will be treated as if Acasti (i) transferred all of its assets and liabilities to Acasti Delaware in exchange for all of the outstanding shares of Acasti Delaware; and (ii) then distributed such shares to the shareholders of Acasti in liquidation of Acasti. The remainder of the discussion in this section, “Material United States Federal Income Tax Consequences,” assumes that such a deemed exchange of Acasti Common Shares for Common Shares of Acasti Delaware (“Acasti Delaware Common Shares”) will occur as a result of the F Reorganization.
The Domestication is not conditioned on the receipt of a tax opinion, and Acasti does not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Domestication. Consequently, no assurance can be given that the IRS will not challenge the qualification of the Domestication as a reorganization under Section 368(a)(1)(F) of the Code, or that a court would not sustain such challenge.
U.S. HOLDERS
Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares
For U.S. federal income tax purposes, U.S. Holders of Acasti Common Shares (other than dissenting U.S. Holders) likely will be deemed to exchange those Common Shares for Acasti Delaware Common Shares in the Domestication. Except as provided below under “—Application of Section 367(b) of the Code to the Domestication” and “—PFIC Considerations with Respect to the Domestication”:
•	U.S. Holders of Acasti Common Shares generally will not recognize gain or loss upon the deemed exchange of their Acasti Common Shares for Acasti Delaware Common Shares;

•
the tax basis of an Acasti Delaware Common Share deemed received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in the Acasti Common Share surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below); and

•
the holding period for an Acasti Delaware Common Share deemed received by a U.S. Holder will include such U.S. Holder’s holding period for the Acasti Common Share deemed to be surrendered in exchange therefor.

The other material U.S. federal income tax consequences of the deemed exchange are set forth below under “—Application of Section 367(b) of the Code to the Domestication” and “—PFIC Considerations with Respect to the Domestication”. In addition, U.S. Holders should consult their tax advisors about any reporting requirements and information statements that could be applicable with respect to the Domestication and any potential consequences, including penalties, associated with a failure to satisfy such requirements.
Application of Section 367(b) of the Code to the Domestication
Section 367(b) of the Code, which applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization, requires the recognition of income or gain by certain U.S. persons in connection with such transactions. Section 367(b) of the Code will generally apply to U.S. Holders of Acasti Common Shares at the time of the Domestication.
U.S. Holders that Own 10% of More of Acasti Common Shares. A U.S. Holder who on the date of the Domestication owns actually and/or constructively 10% or more of the total combined voting power of all classes of Acasti shares entitled to vote or 10% or more of the total value of all classes of Acasti shares (a “10% shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Acasti Common Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Acasti shares entitled to vote or 10% or more of the total value of all classes of Acasti shares. All U.S. Holders are urged to consult their tax advisors with respect to the attribution rules that apply in determining whether a U.S. Holder is a 10% shareholder.
A 10% shareholder’s all earnings and profits amount with respect to its Acasti Common Shares is the net positive earnings and profits of Acasti (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulation Section 1.367(b)-2(d)(3) provides that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.
Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), subject to the discussion below of QEF (as defined below) and purging elections under “—PFIC Considerations with Respect to the Domestication”, if it is determined that Acasti’s earnings and profits are greater than zero through the date of the Domestication, depending upon the period in which a U.S. Holder held its Acasti Common Shares, a 10% shareholder could be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Acasti Common Shares. However, if Acasti’s cumulative earnings and profits through the date of the Domestication are not greater than zero, then a U.S. Holder should not be required to include in gross income an all earnings and profits amount with respect to its Acasti Common Shares.
U.S. Holders that Own Less Than 10% of Acasti Common Shares that have a Fair Market Value of at Least $50,000. A U.S. Holder who on the date of the Domestication directly, indirectly or constructively owns Acasti Common Shares with a fair market value of $50,000 or more but who is not a 10% shareholder will recognize gain (but not loss) with respect to the deemed receipt of Acasti Delaware Common Shares in the Domestication unless such holder elects to recognize the “all earnings and profits amount” as described below. Any such gain should be equal to the excess of the fair market value of the Acasti Delaware Common Shares deemed to be received over the U.S. Holder’s adjusted basis in the Acasti Common Shares deemed to be surrendered in exchange therefor. Such gain should be capital gain, and should be long-term capital gain if the U.S. Holder held the Acasti Common Shares for longer than one year. Long-term capital gains of non-corporate taxpayers are generally subject to tax at preferential rates under current law.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Acasti Common Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Regulations and generally must include, among other things: (i) a statement that the Domestication is a Section 367(b) exchange; (ii) a complete description of the Domestication; (iii) a description of any stock, securities, or other consideration transferred or received in the Domestication; (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes; (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Acasti establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Acasti Common Shares, and (B) a representation that the U.S. Holder has notified Acasti Delaware that such U.S. Holder is making the election; and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Regulations thereunder. If at the date of the Domestication Acasti has never had any earnings and profits that would result in any shareholder having an all earnings and profits amount, a U.S. Holder is permitted to make an abbreviated form of election. The election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Domestication and the U.S. Holder must send notice to Acasti Delaware of the election no later than the date such tax return is filed.
If at the date of the Domestication Acasti has never had any earnings and profits that would result in any shareholder having an all earnings and profits amount, a U.S. Holder who makes this election should generally not have an income inclusion under Section 367(b) of the Code provided the U.S. Holder properly executes the election and complies with the applicable notice requirements. Subject to the discussion below of QEF (as defined below) and purging elections under “—PFIC Considerations with Respect to the Domestication,” if Acasti has had positive earnings and profits in any year through the date of the Domestication during which a U.S. Holder held Acasti Common Shares, a U.S. Holder that makes the election described herein generally would have an all earnings and profits amount with respect to its Acasti Common Shares, and thus would be required to include that amount in income as a deemed dividend as a result of the Domestication.
U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.
U.S. Holders that Own Less Than 10% of Acasti Common Shares that have a Fair Market Value of Less Than $50,000. Subject to the discussion below under “—PFIC Considerations with Respect to the Domestication,” a U.S. Holder who on the date of the Domestication owns (or is considered to own) Acasti Common Shares with a fair market value less than $50,000 and is not a 10% shareholder should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Domestication, and generally should not be required to include any part of the all earnings and profits amount, if any, in income.
U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY AND THE CONSEQUENCES OF SECTION 367(B) OF THE CODE WITH RESPECT TO THE DOMESTICATION.
PFIC Considerations with Respect to the Domestication
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Although the application of these rules is uncertain in certain respects, Acasti has determined that there is a significant risk that Acasti may have been classified as a PFIC for the 2023, 2022, 2021 and 2020 taxable years and may also be classified as a PFIC for the current taxable year. However, PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules (which are subject to differing interpretations), generally cannot be determined until the close of the taxable year in question and is determined annually. Accordingly, there can be no assurance as to whether Acasti will be a PFIC in the current taxable year. Moreover, subject to certain exceptions described below, once Acasti is treated as a PFIC with respect to a U.S. Holder, even if Acasti ceases to be a PFIC as a result of the Domestication, such U.S. Holder may continue to be subject to the adverse tax consequences of the PFIC rules.
If Acasti is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder for its Acasti Common Shares and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, as described below, such U.S. Holder generally is subject to special adverse U.S. tax rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Acasti Common Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Acasti Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Acasti Common Shares). Under these rules:
•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for the Acasti Common Shares;
•
the amount allocated to the taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Acasti was a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed with respect to the tax attributable to each such other taxable year of the U.S. Holder.
In addition to the discussion under the heading “—Application of Section 367(b) of the Code to the Domestication,” above, the Domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code. Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in Regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. Accordingly, because the F Reorganization likely will be treated as causing a deemed exchange of Acasti Common Shares for Acasti Delaware Common Shares, Section 1291(f) might apply to cause the Domestication to be treated as a taxable exchange to the U.S. Holders. However, no final Regulations are in effect under Section 1291(f) of the Code.
Proposed Regulations under Section 1291(f) of the Code were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those Regulations would require taxable gain recognition by a U.S. Holder with respect to its deemed exchange of Acasti Common Shares for Acasti Delaware Common Shares in the Domestication if Acasti were classified as a PFIC at any time during such U.S. Holder’s holding period for the Acasti Common Shares unless such U.S. Holder made a timely and effective QEF election (as described below) for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, or made a QEF election along with a purging election (as described below), or made a mark-to-market election (as described below) (a U.S. Holder that has not made such a QEF or mark-to-market election, a “Non-Electing Shareholder” and any U.S. Holder that has made such a QEF election (or QEF election along with a purging election), or a mark-to-market election, an “Electing Shareholder”). Under the PFIC rules, any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed above.
In addition, such proposed Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of Code requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “—Application of Section 367(b) of the Code to the Domestication.”

As described below, the proposed Regulations under Section 1291(f) of the Code (if finalized in their current form) should not apply to an Electing Shareholder with respect to its Acasti Common Shares for which a timely QEF election (or a QEF election along with a purging election), or a mark-to-market election is made. An Electing Shareholder may, however, be subject to the rules discussed above under the section entitled “—Application of Section 367(b) of the Code to the Domestication.” In addition, it is unclear whether Section 1291(f) of the Code applies in the absence of final regulations, and a U.S. Holder may be able to take the position that Section 1291(f) of the Code does not apply in the absence of final regulations. U.S. Holders are urged to consult their tax advisors as to the application of Section 1291(f) to the Domestication in their particular circumstances.
A U.S. Holder will avoid the PFIC tax consequences described above in respect of Acasti Common Shares upon the Domestication if it made a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of Acasti’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares.
For a U.S. Holder that made a timely and valid QEF election in a taxable year after Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, the potential adverse tax consequences described above, adjusted to take into account the current income inclusions resulting from the QEF election, would continue to apply, unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such Acasti Common Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the Acasti Common Shares for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election (and a purging election, if applicable) by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from Acasti. Acasti intends to use commercially reasonable efforts to make available to U.S. Holders, upon their written request (a) timely information as to Acasti’s status as a PFIC, and (b) for each year in which Acasti is a PFIC, information and documentation that a U.S. Holder making a QEF Election with respect to Acasti is required to obtain for U.S. federal income tax purposes. Acasti has not yet made any determination regarding its PFIC status for its taxable year that will end as of the date of the Domestication.
If Acasti Common Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) Acasti Common Shares, made a mark-to-market election with respect to such stock for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Acasti Common Shares at the end of such year over its adjusted basis in its Acasti Common Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of the adjusted basis of its Acasti Common Shares over the fair market value of its Acasti Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Acasti Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Acasti Common Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Acasti Common Shares under their particular circumstances.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Acasti Common Shares should consult their own tax advisors concerning the application of the PFIC rules to Acasti Common Shares under their particular circumstances.
Dissenting U.S. Holders
A U.S. Holder who validly exercises BCBCA Dissent Rights (a “Dissenting U.S. Holder”) and receives a cash payment generally will be treated as if such holder’s Acasti Common Shares were redeemed for U.S. federal income tax purposes. Acasti intends to treat the redemption as a redemption by Acasti prior to the effective time of the Domestication, and the remainder of the discussion of the treatment of Dissenting U.S. Holders assumes that Acasti is treated as so redeeming the shares. Under the rules of Section 302 of the Code, a Dissenting U.S. Holder will recognize gain or loss upon the redemption of Acasti Common Shares for cash or other property if the exchange: (a) results in a “complete redemption” of all such Dissenting U.S. Holder’s equity interests in the Acasti, (b) results in a “substantially disproportionate” redemption with respect to such Dissenting U.S. Holder, or (c) is “not essentially equivalent to a dividend” with respect to the Dissenting U.S. Holder (together, the “Section 302 Tests”). In applying the Section 302 Tests, a Dissenting U.S. Holder must take into account stock that such Dissenting U.S. Holder constructively owns under certain attribution rules, pursuant to which the Dissenting U.S. Holder will be treated as owning Acasti Common Shares owned by certain family members and related entities (such as corporations, partnerships, trusts, and estates) and Acasti Common Shares that the Dissenting U.S. Holder has the right to acquire by exercise of an option. Dissenting U.S. Holders are advised to consult their tax advisors regarding the application of the rules of Section 302 Tests to their particular circumstances, including the effect of the constructive ownership rules on their exchange of Acasti Common Shares pursuant to an exercise of BCBCA Dissent Rights.
Provided that one of the Section 302 Tests is satisfied and therefore the redemption is treated as a sale or exchange of the Acasti Common Shares by the Dissenting U.S. Holder, the U.S. federal income tax consequences generally should be the same as a sale or exchange of Acasti Delaware Common Shares as discussed under the section entitled “Material U.S. Federal Income Tax Consequences to U.S. Holders of Owning and Disposing of Acasti Delaware Common Shares Deemed Received in the Domestication—Disposition of Acasti Delaware Common Shares”, except that (a) it is also possible that the IRS may take the position that some portion of the amounts received by a Dissenting U.S. Holder should be treated as interest or as otherwise being subject to taxation as ordinary income and (b) if Acasti is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a Dissenting U.S. Holder for its Acasti Common Shares and such Dissenting U.S. Holder did not make either a timely QEF election or a mark-to-market election for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, such Dissenting U.S. Holder may also be subject to certain of the adverse tax consequences of the PFIC rules as discussed under the section entitled “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—PFIC Considerations with Respect to the Domestication”. Dissenting U.S. Holders of Acasti Common Shares should consult their own tax advisors concerning the application of the PFIC rules to the valid exercise of BCBCA Dissent Rights with respect to their Acasti Common Shares.
If the Section 302 Tests are not satisfied, the redemption generally should be treated as a distribution to a Dissenting U.S. Holder equal to the value received by the holder, and the U.S. federal income tax consequences of the distribution to such Dissenting U.S. Holder generally should be the same as distributions to U.S. Holders of Acasti Delaware Common Shares as discussed under the section entitled “Material U.S. Federal Income Tax Consequences to U.S. Holders of Owning and Disposing of Acasti Delaware Common Shares Deemed Received in the Domestication—Dividends and Other Distributions on Acasti Delaware Common Shares” except that if Acasti is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a Dissenting U.S. Holder for its Acasti Common Shares and such Dissenting U.S. Holder did not make either a timely QEF election or a mark-to-market election for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, such Dissenting U.S. Holder may also be subject to certain of the adverse tax consequences of the PFIC rules as discussed under the section entitled “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—PFIC Considerations with Respect to the Domestication”. Dissenting U.S. Holders of Acasti Common Shares should consult their own tax advisors concerning the application of the PFIC rules to the valid exercise of BCBCA Dissent Rights with respect to their Acasti Common Shares.

Subject to certain limitations, a Dissenting U.S. Holder who pays (whether directly or through withholding) Canadian or other non-U.S. income tax with respect to the redemption may be entitled, at the election of the Dissenting U.S. Holder, to receive either a deduction or a credit for Canadian or other non-U.S. income tax paid. The foreign tax credit rules (including the limitations with respect thereto) are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules, having regard to such holder’s particular circumstances.
U.S. Holders that intend to exercise BCBCA Dissent Rights are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such holder of exercising such rights, including whether, based on such U.S. Holder’s particular circumstances, the redemption will be subject to sale or exchange treatment, on the one hand, or distribution treatment, on the other hand.
Material U.S. Federal Income Tax Consequences to U.S. Holders of Owning and Disposing of Acasti Delaware Common Shares Deemed Received in the Domestication
Following the Domestication, Acasti will no longer be treated as a PFIC for taxable years in which it is treated as a domestic corporation for U.S. federal income tax purposes. Nonetheless, if Acasti is determined to be a PFIC for any taxable year (or portion thereof) prior to the Domestication that is included in the holding period of a U.S. Holder for its Acasti Delaware Common Shares and such U.S. Holder did not make either a timely QEF election or a mark-to-market election for Acasti’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Acasti Common Shares, such U.S. Holder may continue to be subject to certain of the adverse tax consequences of the PFIC rules as discussed under the section entitled “Material United States Federal Income Tax Consequences—U.S. Holders—Material U.S. Federal Income Tax Consequences of the Domestication to U.S. Holders of Acasti Common Shares—PFIC Considerations with Respect to the Domestication”. U.S. Holders of Acasti Delaware Common Shares should consult their own tax advisors concerning the application of the PFIC rules to their ownership and disposition of Acasti Delaware Common Shares.
Dividends and Other Distributions on Acasti Delaware Common Shares
Any distribution made by Acasti Delaware to a U.S. Holder with respect to the Acasti Delaware Common Shares will generally be includible in the U.S. Holder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of Acasti Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds Acasti Delaware’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in the Acasti Delaware Common Shares, and then, to the extent such excess amount exceeds the U.S. Holder’s tax basis in such shares, as capital gain. Subject to applicable limitations and requirements, dividends received by corporate shareholders with respect to their Acasti Delaware Common Shares generally should be eligible for the “dividends received deduction” generally available to corporate shareholders. A dividend paid by Acasti Delaware to certain non-corporate U.S. Holders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.
Disposition of Acasti Delaware Common Shares
A U.S. Holder will generally recognize taxable gain or loss on any sale, taxable exchange or other taxable disposition of Acasti Delaware Common Shares equal to the difference between the amount realized for such shares and the U.S. Holder’s adjusted tax basis in such shares. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Holder has a holding period in such Acasti Delaware Common Shares that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Dividend payments with respect to the Acasti Delaware Common Shares and proceeds of a disposition of such shares will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding (currently, at a rate of 24%) unless a U.S. Holder furnishes such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Holder’s federal income tax liability, and may entitle a U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
NON-U.S. HOLDERS
Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of Acasti Delaware Common Shares Deemed Received in the Domestication
Dividends and Other Distributions on Acasti Delaware Common Shares
Any distribution made by Acasti Delaware to a Non-U.S. Holder with respect to the Acasti Delaware Common Shares will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of Acasti Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds Acasti Delaware’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the Acasti Delaware Common Shares, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in the Acasti Delaware Common Shares, as capital gain and will be treated as described below under “Dispositions of Common Shares of Acasti Delaware.”
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder with respect to such Non-U.S. Holder’s Acasti Delaware Common Shares generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits. In satisfying the foregoing withholding obligation with respect to a distribution, the applicable withholding agent may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution that Acasti Delaware projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS.
Dividends paid to a Non-U.S. Holder with respect to the Acasti Delaware Common Shares that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such Non-U.S. Holder) will generally be exempt from the U.S. federal withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
A Non-U.S. Holder of Acasti Delaware Common Shares who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Dispositions of Acasti Delaware Common Shares
Subject to the discussions below relating to backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of Acasti Delaware Common Shares, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
the Acasti Delaware Common Shares constitute a U.S. real property interest by reason of Acasti Delaware being, or having been, a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of the Acasti Delaware Common Shares or the Non-U.S. Holder’s holding period for the Acasti Delaware Common Shares and, provided that the Acasti Delaware Common Shares are regularly traded in an established securities market within the meaning of applicable Regulations, the Non-U.S. Holder has held, directly or constructively, at any time during said period, more than 5% of such stock.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of the Acasti Delaware Common Shares will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by certain U.S. source capital losses, if any. We do not presently anticipate that Acasti Delaware will become a USRPHC. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond our control, including the value of our assets, there can be no assurance that Acasti Delaware will not become a USRPHC.
Information Reporting and Backup Withholding
Payments of dividends on the Acasti Delaware Common Shares will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either properly certifies its non-U.S. status, or otherwise establishes an exemption. However, information reporting will apply in connection with any dividends on the Acasti Delaware Common Shares paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of Acasti Delaware Common Shares by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Regulations discussed below) gross proceeds from the sale or other disposition of, Acasti

Delaware Common Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of the Acasti Delaware Common Shares. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of Acasti Delaware Common Shares, proposed Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Regulations until final Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Acasti Delaware Common Shares.
THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.
Canadian Federal Income Tax Consequences
The following summary describes the principal Canadian federal income tax considerations related to the proposed Domestication that are generally applicable to Shareholders who, at all relevant times, for purposes of the Income Tax Act (Canada) (the “Tax Act”): (a) deal at arm’s length with Acasti; (b) are not affiliated with Acasti; and (c) hold their Acasti Common Shares as capital property (each such Shareholder referred to sometimes in this summary as a “Holder”).
Generally, a Holder’s Acasti Common Shares will be considered to be capital property to the Holder unless the Holder holds such shares in the course of carrying on a business of trading or dealing in securities or acquired the shares in a transaction considered to be an adventure or concern in the nature of trade.
This summary is based on the current provisions of the Tax Act, the regulations (the “Regulations”) thereunder, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the regulations announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed, although no assurances can be given in this regard. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental, regulatory, or judicial action or decision, or changes in the administrative practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.
This summary is based on Acasti ceasing to be resident in Canada for purposes of the Tax Act at the time of the Domestication, and assumes that, from the time of the Domestication and at all relevant times thereafter, Acasti will not be resident in Canada for purposes of the Act, will be resident in the United States for purposes of the Canada-U.S. Tax Convention (the “Treaty”) and will be entitled to all of the benefits of the Treaty.
This summary is not applicable to a Holder (i) that is a “financial institution” for purposes of certain rules in the Tax Act (referred to as the mark-to-market rules), (ii) that is a “specified financial institution”, (iii) an interest in which is or would constitute a “tax shelter investment”, (iv) that reports its Canadian tax results in a currency other than the Canadian currency, (v) that is a corporation that, or is a corporation that does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that, is or becomes, as part of a transaction or event or series of transaction or events that includes the acquisition of Acasti Common Shares, controlled by a non-resident person for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act, (vi) that is a partnership for

Canadian federal income tax purposes or is exempt from tax under Part I of the Tax Act, (vii) that acquired Acasti Common Shares under or in connection with an incentive plan or any other equity based compensation arrangement, or (viii) that has entered or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement”, or a “dividend rental arrangement”, all as defined in the Tax Act, with respect to the Acasti Common Shares. Such Holders should consult their own tax advisors.
This summary does not discuss the Canadian federal income tax consequences of the Domestication to holders of warrants, stock options, stock appreciation rights, performance share units, restricted share units, deferred share units, restricted stock or other share-based awards granted by Acasti. Any such holders should consult with and rely on their own tax advisors.
This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not, and should not be construed as, legal, business or tax advice to any particular Holder and no representations with respect to the tax consequences to any particular Holder are made. Accordingly, all Holders, and all other Shareholders of Acasti, should consult their own tax advisors regarding the Canadian federal income tax consequences of the Domestication applicable to their particular circumstances.
Domestication of Acasti
As a result of the Domestication, Acasti will cease to be a resident of Canada and a “public corporation” for purposes of the Tax Act. On ceasing to be a resident of Canada, Acasti will no longer be subject to Canadian income tax on its worldwide income. Subsequent to the Domestication, Acasti will not be subject to Canadian income tax except on any income from business operations that are attributable to a permanent establishment in Canada as well as on gains from the disposition of “taxable Canadian property” that is not “treaty-protected property” (each as defined in the Tax Act).
For Canadian federal income tax purposes, the Domestication will cause Acasti’s taxation year to be deemed to have ended immediately prior to the Domestication. Immediately prior to this deemed taxation year end, Acasti will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties at that time and will be deemed to have reacquired such properties at a cost amount equal to that fair market value. Acasti will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital losses or non-capital losses).
Acasti will also be subject to an additional “emigration tax” under Part XIV of the Tax Act on the amount, if any, by which the fair market value (immediately before Acasti’s deemed taxation year end resulting from the Domestication), of all of its properties, exceeds the total of the amount of certain of its liabilities and the paid-up capital (determined for purposes of the emigration tax) of all the issued and outstanding shares of Acasti immediately before the deemed taxation year end. This additional tax is generally payable at the rate of 25% but is expected to be reduced to 5% by virtue of the Treaty unless it can reasonably be concluded that one of the main reasons for Acasti becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax payable under Part XIII of the Tax Act.
The Canadian tax consequences to Acasti associated with the Domestication are principally dependent upon the fair market value of Acasti’s assets, the amount of its liabilities, the Canada-U.S. dollar exchange rate, as well as certain Canadian tax attributes, accounts and balances of Acasti and its Shareholder composition, each as of the time of the Domestication. Additionally, it is possible that valuations and implied valuations of Acasti’s property are made available which may be relevant in assessing the potential Canadian tax costs of the Domestication. Further, the fair market value of Acasti’s properties may change between the date hereof and the time of the Domestication. As a result, the quantum of Canadian tax payable by Acasti may significantly exceed Acasti’s estimates that are reflected in the pro forma financial statements. Acasti has not applied to the Canadian federal tax authorities for an advance tax ruling relating to the Domestication and does not intend to do so.
Currency Conversion
Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Acasti Common Shares following the Domestication must be converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act.

Holders Resident in Canada
The following portion of this summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada (each, a “Resident Holder”). Certain Resident Holders whose Acasti common shares might not otherwise be capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the Tax Act the effect of which may be that such shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years are deemed to be capital property. Resident Holders should consult their own tax advisors regarding whether an election under subsection 39(4) is available and advisable in their particular circumstances.
A Resident Holder should not be considered to have disposed of their Acasti Common Shares as a result of the Domestication. A Resident Holder should therefore not be considered to have a realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Resident Holder’s Acasti Common Shares.
Following the Domestication, dividends on Acasti Common Shares will be required to be included in the Resident Holder’s income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Holder that is a corporation is required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Resident Holders are advised to consult with and rely on their own advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.
The tax treatment under the Tax Act of a disposition or deemed disposition of Acasti Common Shares by a Resident Holder will not be affected by the Domestication and such a disposition arising after the Domestication will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Holder of the Acasti Common Shares immediately before the disposition. One-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder on a Acasti common share will be included in the Resident Holder’s income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized is required to be deducted by the Resident Holder against taxable capital gains realized in the year of disposition. Any excess of allowable capital losses over taxable capital gains of the Resident Holder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act. Very generally, under Proposed Amendments released as part of the 2024 Federal Budget on April 16, 2024 (the “2024 Budget Proposals”), this inclusion and deduction rate will generally be increased from one-half to two-thirds for a Resident Holder that is a corporation or a trust, and to two-thirds for a Resident Holder that is an individual realizing net capital gains above an annual $250,000 limit, in all cases for capital gains realized on or after June 25, 2024. Allowable capital losses in excess of taxable capital gains carried forward from prior taxation years would be deductible against net taxable gains realized on or after June 25, 2024 but the value of such net allowable capital losses would be adjusted to reflect the new capital gains inclusion rate.
A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” or “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” for the year, which is defined in the Tax Act to include taxable capital gains realized, and interest and dividends received or deemed to be received (but not dividends or deemed dividends that are deductible in computing taxable income).
Capital gains realized by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable, or having an increased liability, for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.
A Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), including Acasti Common Shares, at any time in the year or fiscal period exceeds CAD$100,000 will be required to file an information return for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act. Such Resident Holders should consult with and rely on their own tax advisors regarding such filing obligations.
A Dissenting Shareholder that is a Resident Holder who holds Acasti Common Shares (a “Dissenting Resident Holder”) and is entitled to be paid fair value for its Dissenting Common Shares will be deemed to transfer such Dissenting Common Shares to Acasti in consideration for a cash payment equal to fair value from Acasti. Although the matter is not free from doubt, the Dissenting Resident Holder will generally be deemed to have received a dividend on the Acasti Common Shares equal to the amount, if any, by which the payment by Acasti in the amount of the fair value of the Acasti Common Shares exceeds the paid-up capital of such shares for purposes of the Tax Act immediately before the time of the Domestication. In the case of a Dissenting Resident Holder that is an individual, the amount of any such deemed dividend will be subject to the normal dividend gross-up and tax credit rules generally applicable to dividends received from a corporation resident in Canada. Taxable dividends received by a Resident Holder that is an individual or a trust may increase such Resident Holder’s liability for alternative minimum tax. In the case of a Dissenting Resident Holder that is a corporation, the amount of any such deemed dividend will generally be included in the Resident Holder’s income for the taxation year in which such dividend is deemed to be received and will generally be deductible in computing the Dissenting Resident Holder’s taxable income. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of Dissenting Resident Holders that are corporations. The difference between the amount of such payment and the amount of any deemed dividend would be treated as proceeds of disposition of the Acasti Common Shares for the purposes of computing any capital gain or capital loss realized on the disposition of the Acasti Common Shares. The amount of any capital loss realized by a Dissenting Resident Holder that is a corporation on the disposition of a Acasti common share may be reduced by the amount of any dividends received (or deemed to be received) by the Dissenting Resident Holder on such Acasti common share to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a Acasti common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Dissenting Resident Holders to whom these rules may be relevant should consult with and rely on their own tax advisors. Any interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder’s income for Canadian income tax purposes. Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.
Holders Not Resident in Canada
The following portion of this summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is not resident, and is not deemed to be resident, in Canada and does not use or hold, and is not deemed to use or hold, Acasti Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere.
A Non-Resident Holder should not be considered to have disposed of their Acasti Common Shares as a result of the Domestication. A Non-Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Non-Resident Holder’s Acasti Common Shares.
A disposition or deemed disposition of Acasti Common Shares by a Non-Resident Holder will generally not result in tax under the Tax Act unless such Acasti Common Shares are “taxable Canadian Property” and are not “treaty-protected property” of the Non-Resident Holder (each as defined in the Tax Act) at the time of disposition. An Acasti common share generally will not be taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, more than 50% of the fair market value of Acasti was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists) (the “Real Property Test”). In addition, if the Acasti common share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, the Acasti common share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless 25% or more of the issued shares of any class or series of Acasti’s shares were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships (the “Ownership Test”). Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Acasti Common Shares could be deemed to be taxable Canadian property to a Non-Resident Holder. Acasti Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such Acasti Common Shares would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under Part I of the Tax Act. If Acasti Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, upon the disposition of such Acasti Common Shares, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above as if the Non-Resident Holder were a Resident Holder thereunder.
A Dissenting Shareholder that is a Non-Resident Holder (a “Dissenting Non-Resident Holder”) and is entitled to be paid fair value for its Dissenting Common Shares will be deemed to transfer such Dissenting Common Shares to Acasti in consideration for a cash payment from Acasti equal to the fair value of such Dissenting Common Shares. Although the matter is not free from doubt, a Dissenting Non-Resident Holder will generally be deemed to have received a dividend on the Acasti Common Shares equal to the amount, if any, by which the payment by Acasti in the amount of the fair value of the Acasti Common Shares exceeds the paid-up capital of such shares for purposes of the Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend but may be reduced under an applicable tax convention. A Dissenting Non-Resident Holder will also be considered to have disposed of the Acasti Common Shares for proceeds of disposition equal to the amount paid to such Dissenting Non-Resident Holder, less any amount that is deemed to be a dividend received by the Dissenting Non-Resident Holder, as described above. A U.S. resident Dissenting Shareholder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Acasti Common Shares unless the Acasti Common Shares are “taxable Canadian property” for purposes of the Tax Act and are not “treaty-protected” property of the Dissenting Non-Resident Holder (each as defined in the Tax Act) at the time of disposition. An Acasti common share generally will not be taxable Canadian property of a Dissenting Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, the Real Property Test is satisfied. In addition, if the Acasti common share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, the Acasti common share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless the Ownership Test is also satisfied in respect of the Non-Resident Holder. Notwithstanding the above, Acasti Common Shares may, in certain circumstances, be deemed to be taxable Canadian property to a Dissenting Non-Resident Holder for the purposes of the Tax Act. Dissenting Non-Resident Holders whose Acasti Common Shares may constitute taxable Canadian property are urged to consult their own tax advisors for advice having regard to their particular circumstances. Even if Acasti Common Shares are considered to be taxable Canadian property of a Dissenting Non-Resident Holder, a taxable capital gain (or an allowable capital loss) resulting from the disposition of such Acasti Common Shares will not be included (or deducted) in computing the Dissenting Non- Resident Holder’s income for purposes of the Tax Act if the Acasti Common Shares constitute “treaty-protected property”, as defined in the Tax Act. If the Acasti Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Dissenting Non-Resident Holder, upon the disposition of such Acasti Common Shares pursuant to the Domestication, such Dissenting Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above as if the Dissenting Non- Resident Holder were a Resident Holder thereunder. Any interest paid or credited to a Dissenting Non-Resident Holder in respect of the exercise of Dissent Rights will generally not be subject to Canadian withholding tax. Non-Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.
Eligibility for Investment
Based on the law on the date hereof, provided the Acasti Common Shares are listed on a designated stock exchange (which currently includes the NASDAQ), the Acasti Common Shares would, on the date of the completion of the Domestication, be qualified investments on such date under the Tax Act for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), deferred profit sharing plan, registered disability savings plan (“RDSP”) or tax-free savings account (“TFSA”).
Notwithstanding the foregoing, if the Acasti Common Shares are a “prohibited investment” for a TFSA, RRSP, RRIF, RESP or RDSP, the holder of the TFSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of the RESP, as the case may be, will be subject to a penalty tax as set out in the Tax Act. Provided that, for purposes of the Tax Act, the holder, annuitant, or subscriber, as the case may be, deals at arm’s length with Acasti and does not have a

“significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in Acasti, the Acasti Common Shares will not be a “prohibited investment” for such RRSPs, RRIFs, RESPs, RDSPs and TFSAs, as the case may be, under the Tax Act.
Comparison of Rights
Subject to and conditional upon the prior implementation of the Continuance, our corporate affairs will be governed by our Notice of Articles, Articles and the provisions of the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their stockholders, including Delaware law. A general summary of the material differences between our proposed Notice of Articles, Articles and the BCBCA under which we will be governed following the Continuance, and our proposed Acasti Delaware Charter and Acasti Delaware By-laws and the DGCL, under which we will be governed following the Domestication, is described under the heading “Material Differences between British Columbia Corporate Law and Delaware General Corporation Law” attached hereto as Annex L. References to “Acasti Delaware” refer solely to Acasti Pharma Inc., a Delaware corporation, as of the effective time of the Domestication. This summary is qualified in its entirety by reference to the DGCL, the BCBCA and the then-applicable governing documents of Acasti. For a more detailed description of how the new organizational documents and Delaware law may differ from our current organizational documents and Québec corporate law, see “Material Differences between Québec Corporate Law and Delaware General Corporation Law”. This description is not intended to be complete and is qualified in its entirety by reference to the DGCL, the QBCA and our governing documents.
Vote Required and Recommendation of the Board
The Shareholders will be asked at the Meeting to consider and, if deemed appropriate, to pass, with or without variation, the following resolution, subject to such amendments, variations or additions as may be approved at the Meeting, approving the Domestication.
“RESOLVED AS A SPECIAL RESOLUTION THAT:
1.
subject to and conditional upon Acasti Pharma Inc. (“Acasti”) having been previously continued from the laws of the Province of Québec under the Business Corporations Act (Québec) to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”) (such continuance, the “BCBCA Continuance”), the continuance of Acasti from the Province of British Columbia under the BCBCA to the laws of the State of Delaware under the Delaware General Corporation Law (the “DGCL”) is hereby authorized, approved and passed, and Acasti is hereby authorized to apply for authorization to such continuance under the BCBCA;

2.
subject to and conditional upon the BCBCA Continuance, the domestication of Acasti from the Province of British Columbia under the BCBCA to the laws of the State of Delaware under the DGCL and the Acasti Delaware Charter are hereby authorized, approved and passed, and Acasti is hereby authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication (the “Certificate of Corporate Domestication”) and a certificate of incorporation (the “Acasti Delaware Charter”) pursuant to, and in accordance with the DGCL as if it had been incorporated thereunder (the “Domestication”) and the form, terms and provisions each of the Certificate of Corporate Domestication and Acasti Delaware Charter are hereby authorized, approved and passed;

3.
prior to or on the effective date of the Domestication, Acasti shall file the Certificate of Corporate Domestication and Acasti Delaware Charter, the full text of which is attached as Annexes D and E to the Proxy Statement/Prospectus, respectively, with the Delaware Secretary of State and the by-laws, the full text of which is attached as Annex I, will become effective upon the effective time of the Domestication and each of the Acasti Certificate of Corporate Domestication, the Acasti Delaware Charter and the bylaws is hereby approved in all respects and shall be in substitution for, and replace the continuation application containing the notice of articles and the articles of Acasti as the organizational documents of Acasti Delaware;

4.
notwithstanding that this special resolution has been duly passed (and the Domestication and the Acasti Delaware Charter approved) by the shareholders of Acasti, the directors of Acasti are hereby authorized and empowered without further notice to or approval of the shareholders of Acasti (i) not to act upon this special resolution and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the filing of the Certificate of Corporate Domestication and Acasti Delaware Charter with the Secretary of State of the State of Delaware; and
5.
any director or officer of Acasti is authorized and directed, for and on behalf of Acasti, to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

To be adopted, the Domestication Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.
THE BOARD BELIEVES THAT THE APPROVAL OF THE DOMESTICATION RESOLUTION IS IN THE BEST INTERESTS OF ACASTI AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE DOMESTICATION RESOLUTION.
The voting rights pertaining to Common Shares represented by duly executed proxies in favor of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the Domestication Resolution.
Please take notice that even if the Domestication Resolution is approved, it provides that the Board may revoke such Domestication Resolution before the issuance of the Certificate of Corporate Domestication without the approval of the Shareholders.
Please take further notice that even if the Domestication Resolution is approved, the Domestication Resolution shall be revoked and the Domestication shall not be effected in the event that the requisite majority of Shareholders does not approve the Continuance Resolution or the Board revokes or abandons the Continuance Resolution or the Continuance.

PROPOSAL NO. 6 — THE 2024 EQUITY INCENTIVE PLAN
At the Meeting, Shareholders will be asked to approve the Acasti Pharma Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”). The Board approved the 2024 Equity Incentive Plan on June 20, 2024, subject to its approval by the Shareholders. If the Shareholders approve the 2024 Equity Incentive Plan, it will become effective upon effectiveness of the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication. If the Board determines, in its sole discretion, not to proceed with the Domestication, the 2024 Equity Incentive Plan will not become effective. References to “Common Shares” issuable pursuant to 2024 Equity Incentive Plan upon adoption in this section refer to the common stock of Acasti as a Delaware corporation after the effectiveness of the Domestication.
The 2024 Equity Incentive Plan
In connection with the Domestication, the Board determined that it was in the best interests of the Company to adopt a new equity incentive plan that is compliant with U.S. public company equity plan rules and practices that will replace the Acasti Pharma Inc. Stock Option Plan (the “Stock Option Plan”) and the Acasti Pharma Inc. Equity Incentive Plan (the “Equity Incentive Plan,” and, together with the Stock Option Plan, the “Prior Plans”).
Reasons for the Approval of the 2024 Equity Incentive Plan
Our success is highly dependent on our ability to attract and retain highly skilled directors, employees and consultants. To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. One of the tools the Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our executive compensation program provides a range of incentive tools and sufficient flexibility to permit the GHR Committee to implement them in ways that will make the most effective use of the shares our Shareholders authorize for incentive purposes. We intend to use these incentives to attract new employees and to continue to retain existing employees, directors and consultants for the long-term benefit of Acasti and its Shareholders.
Requested Share Authorization
The 2024 Equity Incentive Plan authorizes the GHR Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, unrestricted stock, dividend equivalent rights, performance shares and units, and other stock-based awards. Under the 2024 Equity Incentive Plan, we will be authorized to issue up to 1,350,000 Common Shares. The Board believes that these Common Shares will be sufficient to provide for a reasonable incentive program for at least the next 2 years. Common Shares subject to awards currently outstanding under the Prior Plans that remain outstanding after the effective date of the 2024 Equity Incentive Plan will continue to be settled in Common Shares reserved for issuance under the Prior Plan.
As of July 26, 2024, 919,923 stock options to purchase Common Shares were outstanding under the Stock Option Plan, with a weighted average exercise price of $3.53 per Common Shares and weighted average expected remaining contractual life of approximately 9 years. As part of our executive compensation program, we granted 198,130 option awards under the Stock Option Plan for the year ended March 31, 2024 on May 6, 2024. Assuming the Domestication is approved by Shareholders and implemented by the Board, no further awards will be granted under the Prior Plans.
Grant Practices
In operating our Prior Plans, the GHR Committee has monitored and managed dilution to reasonable levels. The maximum aggregate number of Common Shares we are requesting our Shareholders to authorize under the 2024 Equity Incentive Plan would represent approximately 9% of the number of Common Shares outstanding on July 26, 2024, determined on a fully diluted basis.

Key Features of 2024 Equity Incentive Plan
Key features of the 2024 Equity Incentive Plan of particular interest to our Shareholders reflect best practices:
•	The 2024 Equity Incentive Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our Shareholders.
•	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.
•
The 2024 Equity Incentive Plan generally provides for gross share counting. The number of Common Shares remaining available for grant under the 2024 Equity Incentive Plan is reduced by the gross number of Common Shares subject to options and stock appreciation rights settled on a net basis, provided that any shares withheld for taxes in connection with the vesting or settlement of any full value award (but not options or stock appreciation rights) will not reduce the number of Common Shares remaining available for the future grant of awards.

•	The number of Common Shares for which awards may be granted to any nonemployee member of our Board in a fiscal year, together with the director’s cash compensation, is limited.
•	The 2024 Equity Incentive Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).
•	Performance awards require the achievement of pre-established goals.
•	The 2024 Equity Incentive Plan has a fixed term of ten years.
The Board believes that the 2024 Equity Incentive Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to “FOR” the approval of the 2024 Equity Incentive Plan.
Summary of the 2024 Equity Incentive Plan
The following summary of the 2024 Equity Incentive Plan is qualified in its entirety by the specific language of the 2024 Equity Incentive Plan, a copy of which plan is attached to this Proxy Statement/Prospectus as Annex F.
General. The purpose of the 2024 Equity Incentive Plan is to advance the interests of Acasti and its Shareholders by providing an incentive program that will enable us to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of Acasti. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.
Authorized Shares. The maximum aggregate number of Common Shares authorized for issuance under the 2024 Equity Incentive Plan is 1,350,000, all of which may be issued upon the exercise of incentive stock options.
Share Counting. Each Common Share made subject to an award will reduce the number of Common Shares remaining available for grant under the 2024 Equity Incentive Plan by one Common Share. If any award granted under the 2024 Equity Incentive Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if Common Shares subject to forfeiture or repurchase are forfeited or repurchased by us for not more than the participant's purchase price, any such Common Shares reacquired or subject to a terminated award will again become available for issuance under the 2024 Equity Incentive Plan. Common Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2024 Equity Incentive Plan. Common Shares withheld or reacquired by us in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award will also reduce the number of Common Shares remaining available for the future grant of awards. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of Common Shares available under the 2024 Equity Incentive Plan will be reduced by the gross number of Common Shares for which the award is exercised.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of Common Shares authorized under the 2024 Equity Incentive Plan, and to outstanding awards in the event of any change in our Common Shares through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of Common Shares, exchange of Common Shares or similar change in our capital structure, or if we make a distribution to our

Shareholders in a form other than Common Shares (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our Common Shares. In such circumstances, the GHR Committee also has the discretion under the 2024 Equity Incentive Plan to adjust other terms of outstanding awards as it deems appropriate.
Nonemployee Director Award Limits. A nonemployee director may not be granted awards under the 2024 Equity Incentive Plan in any fiscal calendar year, that, when combined with any cash fees or other compensation paid to such nonemployee director during such calendar year, shall not exceed $750,000 in total value, with the value of any such nonemployee director awards based on the grant date fair value of such awards; provided, however, that in the calendar year in which a nonemployee director first joins the Board, this limit shall not exceed $1,000,000.
Administration. The 2024 Equity Incentive Plan generally will be administered by the GHR Committee, although the Board retains the right to appoint another of its committees to administer the 2024 Equity Incentive Plan or to administer the 2024 Equity Incentive Plan directly. Subject to the provisions of the 2024 Equity Incentive Plan, the GHR Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The GHR Committee may, subject to certain limitations on the exercise of its discretion required or otherwise provided by the 2024 Equity Incentive Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.
The 2024 Equity Incentive Plan provides that no member of the Board or the GHR Committee will be liable for any action or determination made in good faith with respect to the 2024 Equity Incentive Plan or any award or award agreement arising from such person’s action in administering the 2024 Equity Incentive Plan. All awards granted under the 2024 Equity Incentive Plan will be evidenced by a written or digitally signed agreement between Acasti and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2024 Equity Incentive Plan. The GHR Committee will interpret the 2024 Equity Incentive Plan and awards granted thereunder, and all determinations of the GHR Committee generally will be final and binding on all persons having an interest in the 2024 Equity Incentive Plan or any award.
Prohibition of Option and SAR Repricing. The 2024 Equity Incentive Plan expressly provides that, except in connection with a corporate transaction involving Acasti (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities or similar transaction) without the approval of a majority of the votes cast in person or by proxy at a meeting of our Shareholders, the GHR Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility. Awards may be granted to our employees, directors and consultants or any present or future parent or subsidiary corporation or other affiliated entity of Acasti. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of Acasti or any parent or subsidiary corporation of Acasti. As of August 7, 2024, we had 5 employees, including 5 executive officers, and 4 non-employee directors who would be eligible under the 2024 Equity Incentive Plan.
Stock Options. The GHR Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a Common Share on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Acasti or any parent or subsidiary corporation of Acasti (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a Common Share on the date of grant. On August 6, 2024, the closing price of our Common Shares as reported on Nasdaq was $2.52 per Common Share.
The 2024 Equity Incentive Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to us of Common Shares owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the GHR Committee; or by any combination of these. Nevertheless, the GHR Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the participant’s surrender of a portion of the option shares to us.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the GHR Committee. The maximum term of any option granted under the 2024 Equity Incentive Plan is ten years, provided that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years.
Options are nontransferable by the participant other than by will or by descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the GHR Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights. The GHR Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for Common Shares or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the GHR Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a Common Share on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying Common Shares as to which the right is exercised over the aggregate exercise price for such Common Shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in Common Shares whose fair market value on the exercise date equals the payment amount. At the GHR Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or Common Shares. The maximum term of any stock appreciation right granted under the 2024 Equity Incentive Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the GHR Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the GHR Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The GHR Committee may grant restricted stock awards under the 2024 Equity Incentive Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Shares, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to Acasti rendered by the participant. The GHR Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Shares. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the GHR Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Common Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the GHR Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends or other distributions paid in cash or Common Shares, which the GHR Committee may subject to the same restrictions as the original award.
Restricted Stock Units. The GHR Committee may grant restricted stock units under the 2024 Equity Incentive Plan, which represent rights to receive Common Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to Acasti. The GHR Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by the GHR Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until Common Shares are issued in settlement of such awards. However, the GHR Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends that we pay. Dividend equivalent rights may be made subject to the same vesting conditions and settlement terms as the original award.
Performance Awards. The GHR Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the GHR Committee determines in writing and sets forth in a written agreement between Acasti and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a Common Share in the case of performance shares and a monetary value established by the GHR Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, Common Shares (including shares of restricted stock that are subject to additional vesting) or any combination of these.
Prior to the beginning of the applicable performance period, the GHR Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Acasti and each subsidiary corporation consolidated with Acasti for financial reporting purposes, or such division or business unit of Acasti as may be selected by the GHR Committee. The GHR Committee, in its discretion, may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
Following completion of the applicable performance period, the GHR Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The GHR Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the GHR Committee. In its discretion, the GHR Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on our Common Shares to the extent that the performance shares become vested. The GHR Committee may provide for performance award payments in lump sums or installments. No performance award may be sold or transferred other than by will or descent and distribution prior to the end of the applicable performance period.
Unrestricted Stock Awards. The GHR Committee may grant awards pursuant to which the participant may receive Common Shares free of any restrictions in such amounts and subject to such terms and conditions as the GHR Committee determines. Such unrestricted stock awards may be granted or sold to any participant in respect of past service or, if so provided in the related award agreement or a separate agreement, the promise by the participant to perform future service, to us or an affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.
Dividend Equivalent Rights. The GHR Committee may grant dividend equivalent rights entitling the participant to receive credits based on cash distributions that would have been paid on common shares of Acasti specified in such dividend equivalent right (or other award to which such dividend equivalent right relates) if such Common Shares had been issued to and held by the participant as of the record date. No dividend equivalent rights may be granted in connection with, or related to, an award of an option or SAR. Dividend equivalents credited to the holder of a dividend equivalent right may be deemed to be reinvested in additional shares of common shares, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation, as determined by the GHR Committee). Any such reinvestment will be at the fair market value thereof on the date of such reinvestment. Dividend equivalent rights may be settled in cash or Common Shares or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the GHR Committee. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of such other award, provided that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award will not vest or become payable unless and until the award to which the dividend equivalent rights correspond becomes vested and settled.
Other Stock-Based Awards. The GHR Committee may grant other stock-based awards in such amounts and subject to such terms and conditions as the GHR Committee determines. Other stock-based awards will specify a number of Common Shares or units based on Common Shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or Common Shares, as determined by the GHR Committee. A participant will have no voting rights with respect to any such award unless and until Common Shares are issued pursuant to the award. The GHR Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant's termination of service will be determined by the GHR Committee and set forth in the participant's award agreement.
Change in Control. The 2024 Equity Incentive Plan provides that a “Change in Control” occurs upon (i) a person or entity (with certain exceptions described in the 2024 Equity Incentive Plan) becoming the direct or indirect beneficial owner of more than 50% of our voting stock; or (ii) the occurrence of a merger, consolidation, or similar transaction involving (directly or indirectly) Acasti immediately after which the shareholders of the Acasti immediately prior thereto do not hold, directly or indirectly, either (a) voting stock representing more than 50% of the combined outstanding voting power of the surviving entity or (b) more than 50% of the voting stock of the parent of the surviving entity in such transaction and in each case, in substantially the same proportions as their ownership of the voting stock of Acasti immediately prior to such event; or (iii) the sale, exchange or transfer of all or substantially all of our assets. In the event of a Change in Control, and except as otherwise provided in the applicable award agreement or in another agreement with the participant, upon which outstanding awards are not assumed or continued: (i) such awards will vest in full, with performance-based awards vesting at the greater of target or (if determinable) actual performance; (ii) in the case of outstanding options and SARs, such awards will become exercisable during a 15 day period beginning 15 days prior to the scheduled consummation of such Change in Control; and (iii) the GHR Committee may cancel awards in exchange for cash, securities or other property, in its sole discretion. In the event of a Change in Control, except as otherwise provided in the applicable award agreement or in another agreement with the participant, upon which outstanding awards are assumed or continued in accordance with their terms: (i) each performance-based award will convert to a time-based award equal to performance based on the greater of target or (if determinable) actual performance; and (ii) all assumed or continued awards shall vest in full upon a termination of the participant without cause within 12 months following the consummation of the Change in Control.
Subject to the restrictions of Section 409A of the Code, the GHR Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines.
The 2024 Equity Incentive Plan also authorizes the GHR Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in Common Shares upon a Change in Control in exchange for a payment to the participant with respect each vested Common Share (and each unvested Common Share if so determined by the GHR Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per Common Shares in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.
Awards Subject to Section 409A of the Code. Certain awards granted under the 2024 Equity Incentive Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2024 Equity Incentive Plan to the contrary, the GHR Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2024 Equity Incentive Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination. The 2024 Equity Incentive Plan will continue in effect until its termination by the GHR Committee, provided that no awards may be granted under the 2024 Equity Incentive Plan following the tenth anniversary of the 2024 Equity Incentive Plan’s effective date, which will be the date on which the

Domestication is effective. The GHR Committee may amend, suspend or terminate the 2024 Equity Incentive Plan at any time, provided that no amendment may be made without Shareholder approval that would increase the maximum aggregate number of Common Shares authorized for issuance under the 2024 Equity Incentive Plan, change the class of persons eligible to receive incentive stock options or require Shareholder approval under any applicable law or the rules of any stock exchange on which our Common Shares are then listed. No amendment, suspension or termination of the 2024 Equity Incentive Plan may affect any outstanding award unless expressly provided by the GHR Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2024 Equity Incentive Plan and does not attempt to describe all possible U.S. federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their Common Shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the Common Shares equal to the difference, if any, between the sale price and the purchase price of the Common Shares. If a participant satisfies such holding periods upon a sale of the Common Shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of Common Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Common Shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Common Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the Common Shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Common Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Common Shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the Common Shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the Common Shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying Common Shares on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the Common Shares on the “determination date” over the price paid, if any, for such Common Shares. The “determination date” is the date on which the participant acquires the Common Shares unless the Common Shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the Common Shares become transferable or (ii) the date on which the Common Shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the Common Shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the IRS no later than 30 days after the date on which the Common Shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of Common Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the Common Shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income.
Restricted Stock Unit, Performance and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested Common Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any Common Shares received, any gain or loss, based on the difference between the sale price and the fair market value of the Common Shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Certain Change of Control Payments. Under Sections 280G 4999 of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a Change in Control may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the Change in Control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to us.
Section 162(m). Acasti’s ability to take any tax deduction with respect to awards under the 2024 Equity Incentive Plan is subject to deductibility limitations under Section 162(m) of the Code.
New 2024 Equity Incentive Plan Benefits
No awards will be granted under the 2024 Equity Incentive Plan prior to its approval by the Shareholders at the Meeting and the effectiveness of the Domestication. All awards will be granted at the discretion of the GHR Committee, and, accordingly, are not yet determinable.
Vote Required and Recommendation of Board
Approval of the 2024 Equity Incentive Plan, which is subject to and conditional upon the Domestication being approved, requires the affirmative vote of a majority of the votes cast at the Meeting by proxy or in person. If the Shareholders approve the 2024 Equity Incentive Plan, it will become effective upon effectiveness of the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication. If the Board determines, in its sole discretion, not to proceed with the Domestication, the 2024 Equity Incentive Plan will not become effective. The Board has reserved the right to terminate or abandon the

2024 Equity Incentive Plan at any time prior to the effectiveness of the Domestication. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares.
The Board recommends that Shareholders vote FOR the approval of the 2024 Equity Incentive Plan. The persons named in the accompanying form of proxy intend to vote the shares represented thereby FOR such proposal, unless a proxy contains express instructions to vote against such proposal.

DESCRIPTION OF SHARE CAPITAL
Our authorized share capital is comprised of an unlimited number of Class A, Class B, Class C, Class D and Class E shares, each without par value.
Issued and outstanding fully paid Common Shares, stock options and warrants, were as follows for the periods ended March 31, 2024 and March 31, 2023 (all amounts in the table below give effect to the 1-for-6 share consolidation we completed on July 10, 2023):
	March 31, 2024 Number outstanding	March 31, 2023 Number outstanding
Class A shares, voting, participating and without par value	9,399,404	7,435,471
Stock options granted and outstanding	721,793	740,915
September 2023 private placement offering of warrants exercisable at $3.003 until the earlier of (i) the 60th day after the date of the acceptance by the U.S. Food and Drug Administration of a New Drug Application for the Company's product candidate GTX-104 or (ii) five years from the date of issuance	2,536,391	—
September 2023 private placement offering of pre-funded warrants exercisable at $0.0001 until exercised in full	2,106,853	—
May 2018 Canadian public offering of warrants exercisable at CAD$10.48 until May 9, 2023	—	137,369
Total fully diluted shares	14,764,441	8,313,755
•	Class A shares (Common Shares), voting (one vote per share), participating and without par value.
•
Class B shares, voting (ten votes per share), non-participating, without par value and maximum annual non-cumulative dividend of 5% on the amount paid per share. Class B shares are convertible, at the holder’s discretion, into Class A shares (Common Shares), on a one-for-one basis, and Class B shares are redeemable at the holder’s discretion for CAD$0.80 per share, subject to certain conditions. There are none issued and outstanding.

•
Class C shares, non-voting, non-participating, without par value and maximum annual non-cumulative dividend of 5% on the amount paid per share. Class C shares are convertible, at the holder’s discretion, into Class A shares (Common Shares), on a one-for-one basis, and Class C shares are redeemable at the holder’s discretion for CAD$0.20 per share, subject to certain conditions. There are none issued and outstanding.

•
Class D and E shares, they are non-voting, non-participating, without par value and maximum monthly non-cumulative dividend between 0.5% and 2% on the amount paid per share. Class D and E shares are convertible, at the holder’s discretion, into Class A shares (Common Shares), on a one-for-one basis, and Class D and E shares are redeemable at the holder’s discretion, subject to certain conditions. There are none issued and outstanding.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of Acasti, each of which is available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov.
Indemnification of Directors and Officers
Directors’ and officers’ liability insurance has been purchased for the benefit of our directors and officers registrant, to back up our indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law.
In accordance with the provisions of the Business Corporations Act (Québec), our by-laws also provide that the we will indemnify a director or officer, a former director or officer, or an individual who acts or acted at our request as a director or officer or an individual acting in a similar capacity of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, provided however that we shall not so indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.
In addition, we may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual shall repay the registrant if the individual does not fulfil the conditions set out in (i) and (ii) above.
If we become liable under the terms of our by-laws, the insurance coverage discussed above, subject to its terms and conditions, will extend to our liability; however, each claim will be subject to a per claim retention of nil to $1,500,000, depending on the nature of the claim.
The proposed Acasti Delaware Charter contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.
The proposed Acasti Delaware By-laws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL, subject to limited exceptions. The proposed Acasti Delaware By-laws also provide that it must advance expenses incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, if the Domestication is implemented, we intend into enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
We also expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been directors or officers of Acasti. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

MATERIAL DIFFERENCES BETWEEN QUÉBEC CORPORATE LAW
AND BRITISH COLUMBIA CORPORATE LAW
Our corporate affairs are governed by our articles of incorporation, general by-laws and the provisions of the QBCA. A summary comparison of the significant differences between the rights of shareholders under the QBCA and the rights of shareholders under the BCBCA is attached hereto as Annex K and does not represent a complete statement of the rights of the Shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the full text of the QBCA and the BCBCA, the regulations made or laws developed thereunder and our constating documents.

MATERIAL DIFFERENCES BETWEEN BRITISH COLUMBIA CORPORATE LAW
AND DELAWARE GENERAL CORPORATION LAW
Subject to and conditional upon the approval of the Continuance Resolution and prior implementation of the Continuance, our corporate affairs will be governed by our Notice of Articles, Articles and the provisions of the BCBCA. A summary comparison of the significant differences between the rights of shareholders under the BCBCA and the rights of shareholders under the DGCL is attached hereto as Annex L and does not represent a complete statement of the rights of the Shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the full text of the BCBCA and the DGCL, the regulations made or laws developed thereunder and our constating documents.

MATERIAL DIFFERENCES BETWEEN QUÉBEC CORPORATE LAW AND DELAWARE GENERAL CORPORATION LAW
Upon completion of the Domestication, subject to and conditional upon the approval of the Continuance Resolution and prior implementation of the Continuance, our corporate affairs will be governed by the Acasti Delaware Charter and the Acasti Delaware By-laws and the provisions of the DGCL. The QBCA differs from the various state laws applicable to U.S. corporations and their stockholders, including Delaware law. The following is a general summary of the material differences between Acasti’s articles and by-laws and the QBCA, and the Acasti Delaware Charter and the Acasti Delaware By-laws and the DGCL, under which Acasti will be governed following the Domestication. References to “Acasti Delaware” refer solely to Acasti Pharma Inc., a Delaware corporation, as of the effective time of the Domestication. This summary is qualified in its entirety by reference to the DGCL, the QBCA and the then-applicable governing documents of Acasti.
	Québec	Delaware
Number and Election of Directors
Under the QBCA, the board of directors of a corporation must consist of at least three members, at least two of whom must not be officers or employees of the corporation or an affiliate of the corporation, so long as the corporation remains a “reporting issuer” for purposes of the QBCA, which includes a corporation that has made a distribution of securities to the public. Under the QBCA, directors are elected by the shareholders, in the manner and for the term, not exceeding three years, set out in the corporation’s by-laws. Our by-laws provide that our directors are elected at each annual meeting of shareholders at which such an election is required.

Under the DGCL, the board of directors must consist of at least one director. The number of directors shall be fixed by, or in the manner provided in, the by-laws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings unless the corporation’s certificate of incorporation or, in certain circumstances, its bylaws provide for a classified board, in which case directors are elected for three year terms. Directors are elected by plurality vote of the stockholders unless a different voting standard is set forth in the certificate of incorporation or the bylaws.

Acasti Delaware’s board is not classified and, therefore, directors will be elected on an annual basis.

The proposed Acasti Delaware By-laws provide that directors will be elected by a plurality of votes cast.

Removal of Directors
Under the QBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for us), shareholders of the corporation may, by resolution passed by a majority of the vote cast thereon at a special meeting of shareholders, remove any or all directors from office and may elect any qualified person to fill the resulting vacancy.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if

	Québec	Delaware

less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. The certificate of incorporation of a Delaware corporation may also increase the vote to remove to an amount more than a majority.

Acasti Delaware does not have a classified board, there is no cumulative voting for the election of directors and the Acasti Delaware Charter does not increase the voting threshold to remove directors.

Vacancies on the Board of Directors
Under the QBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. If the directors refuse or fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Board of Director Quorum and Vote Requirements
Under the QBCA, subject to the corporation’s by-laws, a majority of the directors in office constitutes a quorum at any meeting of the board. Our by-laws also provide that a majority of the directors in office constitutes a quorum at any meeting of the board. Under the QBCA, a quorum of directors may exercise all the powers of the directors despite any vacancy on the board.

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or by-laws require a greater number. The by-laws may lower the number required for a quorum to one-third the number of directors, but no less. Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or by-laws require a greater vote.

The Acasti Delaware Charter and Acasti Delaware Bylaws do not alter the defaults under the DGCL.

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Transactions with Directors and Officers
Under the QBCA, every director or officer of a corporation must disclose the nature and value of any interest he or she has in a contract or transaction to which the corporation is a party. For the purposes of this rule, “interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction. In addition, a director or an officer must disclose any contract or transaction to which the corporation and any of the following are a party: (i) an associate of the director or officer; (ii) a group of which the director or officer is a director or officer; or (iii) a group in which the director or officer or an associate of the director or officer has an interest. Such disclosure is required even for a contract or transaction that does not require approval by the board of directors. If a director is required to disclose his or her interest in a contract or transaction, such director is not allowed to vote on any resolution to approve, amend or terminate the contract or transaction or be present during deliberations concerning the approval, amendment or termination of such contract or transaction, unless the contract or transaction (i) relates primarily to the remuneration of the director or an associate of the director as a director, officer, employee or mandatory of the corporation or an affiliate of the corporation, (ii) is for indemnity or liability insurance under the QBCA, or (iii) is with an affiliate of the corporation, and the sole interest of the director is as a director or officer of the affiliate.

If a director or officer does not disclose his or her interest in accordance with the QBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the QBCA, the corporation or a shareholder may ask

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

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the court to declare the contract or transaction null and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court considers appropriate. However, the contract or transaction may not be declared null if it was approved by the board of directors and the contract or transaction was in the interest of the corporation when it was approved, nor may the director or officer concerned, in such a case, be required to account for any profit or gain realized or to remit the profit or gain to the corporation. In addition, the contract or transaction may not be declared null if it was approved by ordinary resolution by the shareholders entitled to vote who do not have an interest in the contract or transaction, the required disclosure was made to the shareholders in a sufficiently clear manner and the contract or transaction was in the best interests of the corporation when it was approved, and if the director or officer acted honestly and in good faith, he or she may not be required to account for the profit or gain realized and to remit the profit or gain to the corporation.

Limitation on Liability of Directors and Officers	The QBCA does not permit the limitation of a director’s liability as the DGCL does.
Under the DGCL, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director or certain officers to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability for:

 • breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

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• with respect to directors, intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

• for any transaction from which the director or officer derived an improper personal benefit; or

• with respect to officers, in any action by or in the right of the corporation.

The proposed Acasti Delaware Charter provides for the elimination of liability of directors and officers to the fullest extent permitted by law.

Indemnification of Directors and Officers
Under the QBCA, a corporation must indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another group (who is referred to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person on the exercise of the person’s functions or arising from any investigative or other proceeding in which the person is involved if:

 • the person acted honestly and loyally in the interest of the corporation or other group, and

• in the case of a proceeding enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

In the case of a derivative action, indemnity may be made only with court approval.

The DGCL permits the corporation to indemnify directors, officers, employees and agents for direct and derivative claims, but, with respect to derivative suits only for expenses (including legal fees) and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification. In both instances, to be entitled to indemnification, the person my have acted n good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided that any director or certain officers who is successful on the merits or otherwise in the defense of an action will be entitled to indemnification.

The DGCL also permits a corporation to advance expenses to directors, officers, employees and agents incurred in the defense of an action prior to the final determination of the action.

The proposed Acasti Delaware By-laws provide for indemnification and advancement of expenses to directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions.

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Call and Notice of Shareholder Meetings
Under the QBCA, an annual meeting of shareholders must be held no later than 15 months after holding the last preceding annual meeting. Under the QBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than 10% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place, if any, as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or by-laws. If the board of directors so determines meetings may be held virtually by electronic means. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Shareholder Action by Written Consent	Under the QBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.
Under the DGCL, the stockholders of a corporation owning stock having not less than the minimum votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.

The Acasti Delaware Charter generally prohibits action by written consent of stockholders.

Shareholder Nominations and Proposals
Under the QBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at an annual shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the QBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any

The DGCL does not generally proscribe the method to make nominations or propose business at stockholder meetings. However, the Acasti Delaware By-laws contain provisions which generally require stockholders to provide written notice of any proposal or nomination at least 90 days and not more than 120 days prior to the anniversary date of the prior years meeting. The notice must contain specific information relating to (i) the nominating or proposing stockholder, the

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annual meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the notice of meeting for the last annual shareholders’ meeting.

In addition, the QBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Our by-laws require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in our by-laws.
beneficial owner on whose behalf the nomination or proposal is being made and certain other related persons; (ii) the nominee, and (iii) the proposed business.

Shareholder Quorum and Vote Requirements
Under the QBCA, unless the by-laws otherwise provide, the holders of a majority of the shares of a corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.

Under the DGCL, quorum for a stock corporation is a majority of the voting power of the shares entitled to vote at the meeting unless the certificate of incorporation or by-laws specify a different quorum, but in no event may a quorum be less than one-third of the voting power of the shares entitled to vote. Unless the DGCL, certificate of incorporation or by-laws provide for a greater vote, generally the required vote under the DGCL is a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, except for the election of directors which requires a plurality of the votes cast.

The Acasti Delaware By-laws provide that the holders of record of one third of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

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The proposed Acasti Delaware By-laws provide that any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the majority the votes cast on the matter, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter

The proposed Acasti Delaware By-laws provide that directors will be elected by a plurality of votes cast.

Amendment of Certificate of Incorporation
Under the QBCA, amendments to the articles generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the separate approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Generally, under the DGCL, the affirmative vote of the holders of a majority in voting power of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of By-laws
Under the QBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the QBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may ratify, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal by-laws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that by-laws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the by-laws.

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shareholders, the action in respect of the by-laws will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect will he effective until it is confirmed.
The proposed Acasti Delaware Charter provides that the Board of Directors may amend the bylaws.

Votes on Amalgamations, Mergers, Consolidations and Sales of Assets
Under the QBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution.”

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Subject to certain limited exception where no stockholder vote is required to approve mergers, the DGCL provides that, unless a greater vote is required by the certificate of incorporation, the adoption of a merger agreement requires the approval of a majority in voting power of the outstanding stock of the corporation entitled to vote thereon.

Dissenter’s Rights of Appraisal
The QBCA provides that shareholders of a corporation are entitled to exercise dissent rights (called “the right to demand the repurchase of shares”) and to be paid the fair value of their shares in connection with specified matters, including:

 • amalgamation with another corporation (other than with certain affiliated corporations);

• amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the transfer of shares;

• amendment to the corporation’s articles to add, change or remove any restriction upon the businesses

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the Delaware corporation is a constituent corporation, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. Appraisal rights may also be available in connection with certain other transactions, including conversions to other entities types or domestications and transfer out of the State of Delaware. However, the DGCL does not confer appraisal rights in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the

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or businesses that the corporation may carry on;

• continuance under the laws of another jurisdiction;

• alienation of the property of the corporation or of its subsidiaries if, as a result of such alienation, the corporation is unable to retain a significant part of its business activity;

• a court order permitting a shareholder to exercise his right to demand the repurchase of his shares in connection with an application to the court for an order approving an arrangement proposed by the corporation;

• certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Oppression Remedy
The QBCA provides an oppression remedy (called “rectification of abuse of power or iniquity”) that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to the interests of any securityholder, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following:

 • a present or former registered holder or beneficiary of securities of the corporation or any of its affiliates;

• a present or former officer or director of the corporation or any of its affiliates; and

• any other person who in the discretion of the court has the interest required to make the application.

The DGCL does not contain a statutory “oppression” remedy; however, stockholders may bring equitable claims against persons owing them fiduciary duties for breach of fiduciary duty.

Additionally, the Delaware Court of Chancery is a court of equity which has jurisdiction over many of the disputes that arise under the DGCL. Because the Court of Chancery is a court of equity, it is able to fashion orders and remedies tailored to corporate disputes. The Court of Chancery is a non-jury trial court.

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The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Furthermore, the court may order a corporation to pay the interim expenses of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described in “Shareholder Derivative Actions” below).

Shareholder Derivative Actions
Under the QBCA, a shareholder of a corporation may apply to a Québec court for leave to bring an action in the name of, and on behalf of, the corporation or any subsidiary, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or its subsidiary. Under the QBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

 • the shareholder has given the required 14-day notice to the directors of the corporation or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

• the shareholder is acting in good faith; and

• it appears to be in the interests of the corporation or the relevant subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the DGCL, stockholders may bring derivative actions on behalf of, and for the benefit of the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains. A stockholder may not sue derivatively on behalf of the corporation unless the stockholder first makes demand on the corporation that it bring suit and the demand is refused, unless it is shown that making the demand would have been a futile act.

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Under the QBCA, the court in a derivative action may make any order it thinks fit. In addition, under the QBCA, a court may order the corporation or its relevant subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements.

Anti-Takeover and Ownership Provisions
While the QBCA does not contain specific anti- takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101  -  Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, ‘related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt. The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the time the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder. Acasti Delaware has not opted out of Section 203 in the Acasti Delaware Charter.

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transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Forum Selection
Under the Code of Civil Procedure of Québec, an action against the corporation will be brought in the jurisdiction in which the corporation is domiciled, or the place where the corporation has an establishment. The court jurisdiction can also be designated by an agreement between the parties.

The DGCL permits a Delaware corporation to provide in its certificate of incorporation or bylaws that any or all claims in the right of the corporation that are based upon a violation of a duty or current or former director or officer or stockholder in such capacity or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware shall be brought solely in the courts of the State of Delaware (“Delaware Claims”). The Delaware courts have also held that certain forum selection provisions relating claims brought under the securities laws are also permissible in the certificate of incorporation and bylaws.

The proposed Acasti Delaware By-laws provide that except to the extent consented to by Acasti and to the fullest extent permitted by law, (i) the Court of Chancery of the State of Delaware shall have exclusive jurisdiction with respect to Delaware Claims and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
This section describes the compensation program for our named executive officers (“NEOs”). As a “smaller reporting company”, under SEC rules, we are not required to include a “Compensation Discussion and Analysis” section. However, in order to provide a greater understanding for Shareholders regarding our compensation policies with respect to NEOs, this Proxy Statement/Prospectus includes the following additional information regarding the compensation of the NEOs.
Under applicable federal securities laws pertaining to smaller reporting companies, NEO means: (a) all individuals serving as the smaller reporting company's principal executive officer (“PEO”) or acting in a similar capacity during the last completed fiscal year, regardless of compensation level, (b) the smaller reporting company's two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year, and (c) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the smaller reporting company at the end of the last completed fiscal year.
During Fiscal 2024, Acasti’s NEOs were: Prashant Kohli, our current CEO; Jan D’Alvise, our former CEO; Amresh Kumar, Vice President – Program Management, Carrie D’Andrea, Vice President – Clinical Operations, Pierre Lemieux, our former Chief Operations Officer (Canada), and Brian Ford, our former interim Chief Financial Officer.
Executive Summary
Our executive compensation program is intended to attract, motivate and retain high-performing senior executives, encourage and reward superior performance, and align the executives’ interests with ours as well as Acasti’s Shareholders by providing compensation that is competitive with the compensation received by executives employed by comparable companies, and ensuring that the achievement of annual objectives is rewarded through the payment of bonuses, and providing executives with long-term incentives through the grant of stock options.
Our GHR Committee has authority to retain the services of independent compensation consultants to advise its members on executive and Board compensation and related matters, and to determine the fees and the terms and conditions of the engagement of those compensation consultants. During the fiscal year ended March 31, 2022 (“Fiscal 2022”), the GHR Committee retained compensation consulting services from FW Cook to review our executive compensation programs, including base salary, short-term and long-term incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group of 20 broadly similarly-sized, as measured by market capitalization (peer market capitalization averaged less than $500 million in 2021), biotechnology and pharmaceutical companies listed or headquartered in North America. The compensation consultants also reviewed Board compensation, including advisory fees and equity incentives. All of the services provided by the compensation consultants were provided to the GHR Committee. The GHR Committee assessed the independence of the compensation consultants and concluded that its engagement of the compensation consultants did not raise any conflict of interest with Acasti or any of its directors or executive officers. The GHR Committee did not retain the services of FW Cook during Fiscal 2023 and, during Fiscal 2024, retained the services of Pearl Meyer to review our executive compensation programs for the current fiscal year.
Total compensation for our NEOs during Fiscal 2024, as reported in the Summary Compensation Table below, was below the peer company median based on FW Cook’s review during Fiscal 2022 and all NEOs were at the median or below the median of the peer data reviewed by the GHR Committee. Our compensation program in Fiscal 2024 was kept generally consistent with Fiscal 2022 and Fiscal 2023, as well as consistent with industry market data, following an 97% approval of our say-on-pay vote at our 2023 annual and special meeting of Shareholders.
Use of Fixed and Variable Pay Components
Compensation of each of our NEOs is reviewed each year and has been structured to encourage and reward executive officers on the basis of short-term and long-term corporate performance. In the context of its analysis of compensation for Fiscal 2024, the following components were examined by the GHR Committee:
•	base salary;
•	short term incentive plan (“STIP”), consisting of a cash bonus;
•	long term incentive plan (“LTIP”), consisting of stock options and other equity incentive grants based on performance and/or time vesting conditions; and
•	other elements of compensation, consisting of group benefits and perquisites.
For executives, more than half of their target compensation is considered “at risk” (target STIP awards + target LTIP awards). We believe this mix results in a strong pay-for-performance relationship, is aligned with Shareholders’

interests, and is competitive with drug development companies of comparable market capitalization and development / commercialization stage. The CEO (or any person acting in that capacity) makes recommendations to the GHR Committee as to the compensation of our executive officers, other than the CEO, for review and approval by the Board. The GHR Committee makes recommendations to the Board as to the compensation of the CEO. The CEO’s salary is based on comparable market considerations, and the GHR Committee’s assessment of the CEO’s performance, with regard to our financial performance, and progress in achieving key strategic business goals.
Qualitative factors beyond the quantitative financial metrics are also a key consideration in determination of individual executive compensation payments. How executives achieve their financial results and demonstrate leadership consistent with our values are key to individual compensation decisions.
Base Salary
We intend to be competitive over time with comparator companies and to attract and retain top talent with a minimum component of guaranteed compensation through salaries. The GHR Committee reviews compensation matters periodically to help ensure that salaries are competitive. Base salary is set to reflect an individual’s skills, experience, and contributions within a salary structure consistent with peer group data. Base salary levels are evaluated annually by the GHR Committee as financial and market conditions evolve.
Short Term Incentive Plan (“STIP”)
Our STIP provides for potential rewards when a threshold of corporate performance is met compared to the Board’s primary stated objectives for the fiscal year. Corporate performance is assessed against a table of weighted performance categories and sub-goals within each weighted category, which assessment of goal achievement funds the corporate bonus pool. These performance goals take into account the achievement of corporate milestones within timelines and budget and individual objectives determined annually by the Board according to short-term priorities. The corporate bonus pool is allocated based on achievement of individual objectives and are assessed through a performance grid, with pre-specified, objective performance criteria. For the most senior participants in the STIP, such as our CEO, greater weight is assigned to overall corporate objectives than individual achievement, to the extent they differ from the overall corporate objectives. Target payout is expressed as a percentage of base salary and is compared to peer group benchmark data. Annual salary for STIP purposes is the annual salary in effect at the end of the plan year (i.e., prior to any annual salary increases awarded for the subsequent year).
The STIP is a variable compensation plan and all STIP payments are subject to Board approval. Participants must be employed by Acasti at the end of the fiscal year to qualify.
Mr. Kohli, our CEO, is eligible for up to a 50% bonus of his annual base salary. All other executives are eligible for up to a 30% bonus of their annual base salary. Actual bonuses in Fiscal 2024 were funded at 100% of target based on having met expectations for achievement of goals and progress towards drug commercialization but without having achieved all goals or objectives in full.
Long Term Incentive Plan (“LTIP”)
Our LTIP has been adopted as a reward and retention mechanism. Participation is determined annually at the discretion of the Board. The Acasti Pharma Inc. Stock Option Plan (the “Stock Option Plan”) is intended to align the long-term interests of participants with those of Shareholders in order to promote creation of Shareholder value.
The GHR Committee determines the number of stock options to be granted to a participant based on peer group data and taking into account corporate performance and the employee’s level in the organization. The LTIP calculation for NEOs is determined by both reviewing option grant values and a dilution- based methodology that considers the annual grant rate as a percent of shares outstanding. All Fiscal 2024 option grants to NEOs had grant values that were below the median of the peer data prepared by FW Cook during Fiscal 2022.
Our directors and executive officers are not permitted to purchase financial instruments, such as prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the director or executive officer.
Stock Option Plan
Our Stock Option Plan was adopted by the Board on October 8, 2008, and has been amended from time to time, as most recently amended on September 28, 2022. The amendment provided for a change to the existing limits for Common Shares reserved for issuance under the Stock Option Plan.

The Stock Option Plan continues to provide for the granting of options to purchase Common Shares. The exercise price of the stock options granted under this amended Stock Option Plan may not be lower than the closing price of the Common Shares on the Nasdaq at the close on the day preceding the grant. The maximum number of Common Shares that may be issued upon exercise of options granted under the amended Stock Option Plan shall not exceed 20% of the aggregate number of issued and outstanding shares of Acasti as of July 28, 2022. The terms and conditions for acquiring and exercising options are set by the Board, subject among others, to the following limitations: the term of the options cannot exceed ten years and (i) all options granted to a director will be vested evenly on a monthly basis over a period of at least 12 months, and (ii) all options granted to an employee will be vested evenly on a quarterly basis over a period of at least 36 months.
The total number of Common Shares issued to any one consultant within any twelve-month period cannot exceed 2% of our total issued and outstanding shares (on a non-diluted basis). We not authorized to grant within any twelve-month period such number of options under the Stock Option Plan that could result in a number of Common Shares issuable pursuant to options granted to (a) related persons exceeding 2% of our issued and outstanding Common Shares (on a non-diluted basis) on the date an option is granted, or (b) any one eligible person in a twelve-month period exceeding 2% of our issued and outstanding Common Shares (on a non-diluted basis) on the date an option is granted.
The grant of options is part of the long-term incentive component of executive and director compensation and an essential part of our compensation framework. Qualified directors, employees and consultants may participate in the Stock Option Plan, which is designed to encourage option holders to link their interests with those of our Shareholders, in order to promote an increase in Shareholder value. As of August 7, 2024, 5 employees and 4 non-employee directors were eligible to receive awards under the Stock Option Plan. Awards and the determination of any exercise price are made by the Board, after recommendation by the GHR Committee. Awards are established, among other things, according to the role and responsibilities associated with the participant’s position and his or her influence over appreciation in Shareholder value. Any award grants a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period and/or specific performance conditions, at an exercise price equal to at least 100% of the market price (as defined below) of our Common Shares on the grant date. The “market price” of Common Shares as of a particular date generally means the closing price per Common Share on Nasdaq. Previous awards may sometimes be taken into account when new awards are considered.
In accordance with the Stock Option Plan, all of an option holder’s options will immediately fully vest on the date of a Change of Control event (as defined in the Stock Option Plan), subject to the terms of any employment agreement or other contractual arrangement between the option holder and Acasti.
However, in no case will the grant of options under the Stock Option Plan, together with any proposed or previously existing security-based compensation arrangement, result in (in each case, as determined on the grant date) the grant to any one consultant within any 12-month period, of options reserving for issuance a number of Common Shares exceeding in the aggregate 2% of our issued and outstanding Common Shares (on a non-diluted basis); or the grant to any one employee, director and/or consultant that provides investor relations services, within any 12-month period, of options reserving for issuance a number of Common Shares exceeding in the aggregate 2% of our issued and outstanding Common Shares (on a non-diluted basis).
Options granted under the Stock Option Plan are non-transferable and are subject to a minimum vesting period of 36 months for management, and 12 months for non-executive Board members, in each case with gradual and equal vesting on no less than a quarterly basis, in the case of management, and monthly in the case of non-executive Board members. Options are exercisable, subject to vesting and/or performance conditions, at a price equal to the closing price of the Common Shares on Nasdaq, on the day prior to the grant of such options. In addition, and unless otherwise provided for in the relevant agreement between Acasti and the holder, options will also lapse upon termination of employment or the end of the business relationship with Acasti except that they may be exercised for 90 days after termination, ceasing to hold office or the end of the business relationship (30 days for investor relations services employees), in each case to the extent that they will have vested on such date of termination of employment, end of the business relationship or ceasing to hold office, as applicable, except in the case of death, disability or retirement, in which case this period is extended to 12 months.
Subject to the approval of relevant regulatory authorities, including Nasdaq, if applicable, and compliance with any conditions attached to that approval (including, in certain circumstances, approval by disinterested Shareholders), if applicable, the Board has the right to amend or terminate the Stock Option Plan. However, unless option holders’ consent to the amendment or termination of the Stock Option Plan in writing, any such amendment or termination of the Stock Option Plan cannot affect the conditions of options that have already been granted and that have not been exercised under the Stock Option Plan.

Options for Common Shares representing 20% of our issued and outstanding Common Shares as of July 28, 2022, may be granted by the board under the Stock Option Plan, which number includes Common Shares issuable pursuant to awards issued under the Acasti Pharma Inc. Equity Incentive Plan (the “Equity Incentive Plan”). As of the date of this Proxy Statement/Prospectus, there were 1,483,140 Common Shares reserved for issuance under the Stock Option Plan and Equity Incentive Plan and 919,923 options outstanding under the Stock Option Plan.
Burn Rate and Overhang
The following table sets out the burn rate and overhang of our Stock Option Plan for Fiscal 2024 and Fiscal 2023:
	Fiscal 2024	Fiscal 2023	Peer Group Median(3)
Burn Rate(1)	6.4%	3%	5.5%
Overhang(2)	4.8%	10%	7.9%
Notes:
(1)
The number of options granted annually, expressed as a percentage of the weighted average number of Common Shares outstanding for each financial year. Peer data generally reflect a three-year average burn rate.

(2)
The total number of Common Shares reserved for issuance under the Stock Option Plan, less the number of options redeemed, expressed as a percentage of the total number of Common Shares outstanding as at March 31 of each year on a diluted basis.

(3)	Peer Group Median was derived from the peer group compensation analysis conducted by FW Cook in Fiscal 2022, which analysis was not repeated during Fiscal 2023.
Peer Group
The GHR Committee and the Board reviews the use of the Stock Option Plan on an annual basis with respect to how Acasti’s compensation program aligns with the market.
The GHR Committee engaged FW Cook to conduct a review of the competitiveness of our executive compensation programs for Fiscal 2022 in connection with determining Fiscal 2023 compensation levels, which analysis was not repeated during Fiscal 2023 in connection with determining Fiscal 2024 compensation levels. During Fiscal 2024, the GHR Committee retained the services of Pearl Meyer to review compensation levels for the current fiscal year. We have previously engaged third-party compensation consultants to review competitiveness of base salaries, short-term cash incentives, and long-term equity incentive programs. Our executive compensation program design builds on the analysis and direction of these compensation consultants, taking into account data from a drug development company survey, and incorporates review of comparative groups of publicly traded companies with similar revenue and employee population profiles. The companies in our public company peer group were selected based on various factors, including industry, market capitalization, development stage, and number of employees.
For Fiscal 2022, the GHR Committee in consultation with FW Cook determined the peer group to be the following 20 small cap drug development companies with average market capitalization in the prior fiscal year under $500 million (median was $180 million). The peers are U.S.-based, reflecting the location of a significant portion of our personnel, including the CEO, and had a median of 27 employees:
Company Name
Acer Therapeutics	Matinas BioPharma
Aeglea BioTherapeutics	MediciNova
Aptinyx	Ovid Therapeutics
BioDelivery Sciences	PhaseBio Pharmaceuticals
BioVie	Processa Pharmaceuticals
CymaBay Therapeutics	Reviva Pharmaceuticals
Eton Pharmaceuticals	Trevena
Lipocine	Viking Therapeutics
Liquidia	vTv Therapeutics
Marinus Pharmaceuticals	Zynerba Pharmaceuticals

Equity Incentive Plan
We established the Equity Incentive Plan for employees, directors and consultants on May 22, 2013. The adoption of the Equity Incentive Plan was initially approved by Shareholders on June 27, 2013, and has been amended from time to time, as most recently amended on September 28, 2022. The plan provides for the issuance of restricted share units (“RSUs”), performance share units, restricted shares, deferred share units and other stock-based awards, subject to restricted conditions as may be determined by the Board. There were no such awards outstanding as of March 31, 2024, and March 31, 2023, and no stock-based compensation was recognized for the period ended March 31, 2024, and March 31, 2023.
Eligible persons that may participate in the Equity Incentive Plan consist of any director, officer, employee, or consultant (as defined in the Equity Incentive Plan) of Acasti or a subsidiary. As of August 7, 2024, 5 employees and 4 non-employee directors were eligible to receive awards under the Equity Incentive Plan.
The Board has the discretion to determine that any unvested or unearned RSUs, deferred share units, performance share units or other share-based awards or restricted shares subject to a restricted period outstanding immediately prior to the occurrence of a Change in Control (as defined in the Equity Incentive Plan) will become fully vested or earned or free of restriction upon the occurrence of a Change in Control. The Board may also determine that any vested or earned RSUs, deferred share units, performance share units or other share-based awards will be cashed out based on the market price of our Common Shares as of the date a Change in Control is deemed to have occurred, or as of such other date as the Board may determine prior to the Change in Control. Further, the Board has the right to provide for the conversion or exchange of any RSUs, deferred share unit, performance share unit or other share-based award into or for rights or other securities in any entity participating in or resulting from a Change in Control.
The Equity Incentive Plan is administered by the Board and the Board has sole and complete authority, in its discretion, to determine the type of awards under the Equity Incentive Plan relating to the issuance of Common Shares (including any combination of bonus shares, restricted share units, performance share units, deferred share units, restricted shares or other share-based awards) in such amounts, to such persons and under such terms and conditions as the Board may determine, in accordance with the provisions of the Equity Incentive Plan and the recommendations made by the GHR Committee.
Subject to the adjustment provisions provided for in the Equity Incentive Plan and the applicable rules and regulations of all regulatory authorities to which we are subject (including any stock exchange), the total number of Common Shares reserved for issuance pursuant to awards granted under the Equity Incentive Plan will be equal to a number that will not exceed 20% of the issued and outstanding Common Shares as of July 28, 2022, which number shall include Common Shares issuable pursuant to options issued under the Stock Option Plan. As of the date of this Proxy Statement/Prospectus, there were 1,483,140 Common Shares reserved for issuance under the Equity Incentive Plan and Stock Option Plan and no awards outstanding under the Equity Incentive Plan.
Pension Benefit Plans
Acasti has no pension benefit plans.
Other Forms of Compensation
Retirement Plans. Acasti has implemented a 401K plan for its employees. Because of the small size of Acasti’s current employee population and to assure passage of anti-discrimination testing, the 401K plan has a “safe harbor” provision which provides a contribution of 3% of salary to the 401K accounts of all eligible employees, including NEOs.
Other Benefits and Perquisites. Our executive employee benefit program also includes life, medical, dental and disability insurance. These benefits and perquisites are designed to be competitive overall with equivalent positions in comparable organizations.
Compensation Governance
Compensation of our executive officers and directors is recommended to the Board by the GHR Committee. In its review process, the GHR Committee informally reviews executive and corporate performance on a quarterly basis, with input from management. Annually, the GHR Committee conducts a more formal review and assessment of executive and corporate performance. The GHR Committee is currently composed of Mr. Kavuru (Chairman), Mr. Davis and Mr. Neugeboren, each of whom is independent within the meaning of applicable Nasdaq rules.

The GHR Committee establishes management compensation policies and oversees their general implementation. All members of the GHR Committee have direct experience that is relevant to their responsibilities as GHR Committee members. All GHR Committee members are or have held senior executive or director roles within significant businesses in our industry, some also having public companies experience, and have a level of financial understanding which allows them to assess the costs versus benefits of compensation plans. The GHR Committee’s members’ combined experience in our sector provides them with a good understanding of Acasti’s success factors and risks, which are highly relevant to determining metrics for measuring success.
Management and the Board does not believe that our compensation program results in unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on us. Payments of bonuses, if any, are not made unless performance goals are met.
2024 Summary Compensation Table
The following Summary Compensation Table sets forth the compensation information for Acasti’s NEOs, during Fiscal 2024 and Fiscal 2023 respectively.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Jan D'Alvise(4) Former President and CEO	March 31, 2024	$51,577	$—	$—	$579,450	$631,027
	March 31, 2023	$494,761	$210,642	$426,799	$—	$1,132,202
Prashant Kohli(5) CEO	March 31, 2024	$399,970	$200,000	$387,660	$—	$987,630
	March 31, 2023	$379,370	$75,270	$57,103	$—	$511,743
Amresh Kumar(6) VP Program Management	March 31, 2024	$243,269	$82,500	$52,250	$—	$378,019
	March 31, 2023	$—	$—	$—	$—	$—
Carrie D'Andrea(7) VP Clinical Operations	March 31, 2024	$248,250	$82,500	$52,250	$—	$383,000
	March 31, 2023	$—	$—	$—	$—	$—
Pierre Lemieux(8) Former COO, Canada and CSO	March 31, 2024	$84,558	$—	$—	$347,316	$431,874
	March 31, 2023	$304,450	$111,585	$125,753	$—	$541,788
Brian Ford(9) Former Interim CFO	March 31, 2024	$177,689	$—	$116,588	$227,203	$521,480
	March 31, 2023	$278,825	$100,522	$125,753	$—	$505,100
(1)
Calculated in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation.” The fair value of stock options is estimated at the grant date using the Black-Scholes option pricing model. This model requires the input of a number of parameters, including share price, share exercise price, historical volatility, expected term risk-free interest rates and expected dividend yields. Although the assumptions used reflect management’s best estimates, they involve inherent uncertainties based on market conditions generally outside of the Company's control.

(2)
The fair value of the option-based awards granted on June 22, 2022, was $4.56 (after accounting for the Company’s 1-for-6 reverse stock split, which was effective on July 10, 2023 (the “Reverse Stock Split”)).

(3)	Other compensation consist of severance payments made.
(4)	Ms. D’Alvise ceased to be the Company’s President and CEO effective April 4, 2023.
(5)	Mr. Kohli, the Company’s former Chief Commercial Officer, was appointed CEO effective April 4, 2023.
(6)	Mr. Kumar was appointed VP of Program Management effective May 8, 2023.
(7)	Ms. D'Andrea was appointed VP of Clinical Operations effective May 8, 2023.
(8)	Dr. Lemieux ceased to be the Company's Chief Operating Officer (Canada) effective May 8, 2023.
(9)
Mr. Ford ceased to be the Company’s Chief Financial Officer on May 8, 2023, and was appointed as the Company’s interim Chief Financial Officer. On January 5, 2024, we announced the appointment of Robert J. DelAversano as the Company's new Principal Financial Officer, succeeding Mr. Ford. Mr. Ford continues to serve as a financial consultant on an as-needed basis.

Outstanding Equity Awards at March 31, 2024
The following tables provide information about the number and value of the outstanding option-based awards held by the NEOs as of March 31, 2024:
	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Jan D'Alvise, Former President and CEO	—	—	—	$—
Prashant Kohli, CEO	15,515	5,169	—	$9.90	November 12, 2031
	7,294	5,206	—	$5.34	June 22, 2032
	52,084	156,250	—	$2.64	July 14, 2033
	41,668	—	—	$2.13	December 19, 2033
Amresh Kumar, VP Program Management	10,500	31,500	—	$2.64	July 14, 2033
Carrie D'Andrea, VP Clinical Operations	10,500	31,500	—	$2.64	July 14, 2033
Pierre Lemieux, Former COO, Canada	—	—	—	$—
Brian Ford, Former Interim CFO	35,990	11,994	—	$9.90	November 12, 2031
	16,044	11,456	—	$5.34	June 22, 2032
The option awards and exercise prices listed above have been adjusted to account for the Reverse Stock Split. The option awards listed in the table above vest with respect to 1/12 on each quarterly anniversary thereafter over the following three years, subject to the executive officer’s continuous service with Acasti through the vesting date. The option awards listed above will be cancelled 90 days after termination date, as per the Stock Option Plan.
Employment Agreements with Named Executive Officers
Jan D’Alvise, Former President and CEO
On June 1, 2016, the Company entered into an executive employment agreement with Ms. D’Alvise. Pursuant to her executive employment agreement, Ms. D’Alvise’s annual base salary was set at $330,000 and she was eligible to receive annual performance bonuses based on a target amount of 50% of her annual base salary with a maximum of up to 80% of her annual base salary. In accordance with the terms and provisions of the executive employment agreement the Company entered into with Ms. D’Alvise, the Company had the right to terminate the executive’s employment at any time for “good and sufficient cause”, as defined in the employment agreement, without notice or severance. The Company had the right to terminate the executive’s employment at any time without cause or upon a Change of Control, as defined in the Stock Option Plan, by providing the executive with sixty days’ notice of termination and payment equal to twelve months’ base salary plus any bonus payable. The executive was able to resign from employment upon providing the Company with at least sixty days’ advance written notice. The executive was able to terminate employment with “good reason”, as defined in the executive employment agreement, in which case the Company would be required to make payment equal to twelve months’ base salary plus any bonus payable. Ms. D’Alvise ceased to be the Company’s President and CEO effective April 4, 2023.
Prashant Kohli, Chief Executive Officer
Mr. Kohli became Chief Executive Officer of Acasti on April 4, 2023. Pursuant to his employment arrangement, Mr. Kohli’s annual base salary is set at $400,000 and he is eligible to receive annual performance bonuses of up to 50% of his annual base salary. In accordance with the terms of Mr. Kohli’s employment arrangement, his employment could be terminated by the Company or by Mr. Kohli at any time with or without cause.
Amresh Kumar, VP Program Management
On May 8, 2023 we entered into a employee agreement with Amresh Kumar, pursuant to which he is entitled to an annual salary of $275,000 and he is eligible to receive annual performance bonuses of up to 30% of his annual base salary.
Carrie D’Andrea, VP Clinical Operations
On May 8, 2023 we entered into a consulting agreement with Carrie D'Andrea (“Ms. D’Andrea's Consulting Agreement”). Ms. D’Andrea’s Consulting Agreement provides, among other things, that Ms. D'Andrea will serve as a non-employee vice-president of clinical operations on a full-time basis, in exchange for a fee of $18,000 per month. There is no arrangement or understanding between Ms. D’Andrea and any other persons pursuant to which Ms. D’Andrea was selected as an officer. On July 1, 2023, we entered into an employment agreement with Ms. D'Andrea, pursuant to which she is entitled to an annual salary of $275,000 and she is eligible to receive annual performance bonuses of up to 30% of her annual base salary.
Pierre Lemieux, Former COO (Canada)
On September 26, 2017, the Company entered into an executive employment agreement with Dr. Pierre Lemieux. Pursuant to his executive employment agreement, Dr. Lemieux’s annual base salary was set at CAD$253,700 and he was eligible to receive annual performance bonuses of up to 40% of his annual base salary. In accordance with the terms and provisions of Dr. Lemieux’s executive employment agreement, the Company had the right to terminate the executive’s employment at any time for “good and sufficient cause”, as defined in the employment agreement, without notice or severance. The Company had the right to terminate the executive’s employment at any time without cause or upon a Change of Control, as defined in the Stock Option Plan, by providing the executive with thirty days’ notice of termination and payment equal to twelve months’ base salary plus any bonus payable. The executive was entitled to resign from employment upon providing us with at least sixty days' advance written notice. The executive was able to resign from employment upon providing the Company with at least sixty days’ advance written notice. The executive was able to terminate employment with “good reason”, as defined in the executive employment agreement, in which case the Company would be required to make payment equal to twelve months’ base salary. Dr. Lemieux ceased to be the Company's Chief Operating Officer (Canada) effective May 8, 2023. Dr. Lemieux received total payments of $431,874 upon termination, that included a one-time separation payment of $347,316.
Brian Ford, Former Interim CFO
On September 13, 2021, we entered into an executive employment agreement with Mr. Ford. Pursuant to his executive employment agreement, Mr. Ford’s annual base salary was set at CAD$350,000 and he was eligible to receive annual performance bonuses of up to 40% of his annual base salary. In accordance with the terms and provisions of the executive employment agreement we entered into with Mr. Ford, we were entitled to terminate his employment at any time with cause. We were entitled to terminate the executive’s employment without cause by providing the executive employee, with either a payment equal to six months of base salary, plus two months of base salary for each completed year of service, to a maximum of twelve months in total, or a payment equal to twelve months of base salary in the event that such a termination occurs within three months following a change of control, as defined in our stock option plan. The executive was entitled to resign from employment and upon providing us with at least eight weeks of advance written notice. Effective May 8, 2023, Mr. Ford employment as the Company’s Chief Financial Officer was terminated and he is entitled to severance payment in accordance with the terms of his executive employment agreement.
Clawback Policy
We have a compensation recoupment, or clawback, policy, which we adopted to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. The clawback policy includes mandatory recoupment of excess incentive-based compensation received by a covered executive (including the NEOs) on or after October 2, 2023 in the event of a restatement of the Company’s consolidated financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, as required by Exchange Act Rule 10D-1.
Item 402(v) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how Acasti or the GHR committee view the link between Acasti’s performance and NEO pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.”
Required Tabular Disclosure of Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table sets forth information concerning Compensation Actually Paid (“CAP”) to our Principal Executive Officers (“PEO”) and non-PEO NEOs versus our total shareholder return (“TSR”) and net income (loss) performance results for the fiscal years ended March 31, 2024, 2023, and 2022. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average

Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term CAP is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation Summary” section above.
The 2023 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the Summary Compensation Table (“SCT”):
Year	Summary compensation table total for PEO(1) ($)	Compensation actually paid to PEO(1) ($)	Summary compensation table total for PEO(2) ($)	Compensation actually paid to PEO(2) ($)	Average summary compensation table total for non-PEO NEOs ($)	Average compensation actually paid to non- PEO NEOs ($)	Value of initial fixed $100 investment based on: Total shareholder return (TSR) ($)	Net income (loss) ($ in 000s)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
March 31, 2024	631,027	631,027	987,630	1,224,297	428,593	718,671	12.11	(12,853)
March 31, 2023	1,132,202	705,403	511,743	454,640	504,564	596,611	9.32	(42,429)
March 31, 2022	1,546,663	445,161	655,256	141,000	729,703	766,415	26.27	(9,819)
(1)
Our TSR for each of the applicable fiscal years is calculated based on a fixed investment of $100 at the applicable measurement point (March 31, 2021) on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(2)	Net loss is as reported in our consolidated financial statements.
The 2024 CAP to our PEOs and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:
	PEO 1	PEO 2	Average of Non-PEO NEOs
Total Reported in 2024 SCT	$631,027	$987,630	$428,593
Less: value of equity award reported in the SCT	$—	$(387,660)	$(221,088)
Add: year-end value of equity awards granted in 2024 that are unvested and outstanding	$—	$201,041	$120,473
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	$—	$23,482	$140,187
Add: fair market value of equity awards granted in 2024 and that vested in 2024	$—	$229,097	$127,068
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2024	$—	$170,707	$123,438
Compensation Actually Paid for 2024	$631,027	$1,224,297	$718,671
In accordance with Item 402(v) of Regulation S-K, Acasti is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Compensation Actually Paid and Net Income (Loss)
Due to the nature of our consolidated financial statements and primary focus on research and development of novel therapies, we have has not historically utilized net income (loss) as a performance measure for our executive compensation program. As a result, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.
Compensation Actually Paid and TSR
We do not utilize TSR in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with performance. As described in more detail above, part of the compensation NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate incentives to the Company’s executives to achieve defined annual corporate goals and to reward executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, the Board views stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common shares increase, and if the executive officer continues in the Company’s employment over the vesting period. These stock option awards align the Company’s executive officers’ interests with those of its shareholders by providing a continuing financial incentive to maximize long-term value for Shareholders and by encouraging the Company’s executive officers to continue in employment for the long-term.
The following graphs sets forth the relationship between CAP to our PEO 1, CAP to our PEO 2, the average of CAP to our Non-PEO NEOs, and the Company's net loss TSR over the period covering 2024, 2023, and 2022.

PEO and Average Non-PEO NEOs CAP
vs Company Net Loss
1,500
1,000
500
-
Thousands
-
(5,000.00)
(10,000.00)
(15,000.00)
(20,000.00)
(25,000.00)
(30,000.00)
(35,000.00)
(40,000.00)
(45,000.00)
Net Loss (in Thousands)
2022
2023
2024
Compensation Actually Paid to PEO 1 ($)
Compensation Actually Paid to PEO 2 ($)
Average Summary Compensation Table Total for Non-PEO NEOs ($)
Net Loss ($)

PEO and Average Non-PEO NEOs CAP
vs Company TSR
1,400
1,200
1,000
800
600
400
200
-
Thousands
30.00
25.00
20.00
15.00
10.00
5.00
-
Value of $100 Invested on 3/31/2021
2022
2023
2024
Compensation Actually Paid to PEO 1 ($)
Compensation Actually Paid to PEO 2 ($)
Average Summary Compensation Table Total for Non-PEO NEOs ($)
TSR ($)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACASTI
The following table sets forth certain information regarding beneficial ownership of our Common Shares as of August 6, 2024, the Record Date, by: (i) each of our NEOs; (ii) each of our director nominees, (iii) all current directors and executive officers as a group; and (iv) each Shareholder known by us to own beneficially more than 5% of our Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All Common Shares have the same voting rights.
For the purposes of calculating percentage ownership, as of August 6, 2024, the Record Date, 10,139,861 Common Shares were issued and outstanding, and, for any individual who beneficially owns Common Shares represented by options exercisable within 60 days of August 6, 2024, the Record Date, these shares are treated as if outstanding for that person, but not for any other person.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Common Shares
Prashant Kohli(2)	188,900	1.83%
Amresh Kumar(3)	30,263	*
Carrie D'Andrea(4)	19,145	*
Brian Davis(5)	15,416	*
Vimal Kavuru(6)	461,465	4.54%
George Kottayil(7)	510,114	5.02%
Edward Neugeboren(8)	53,311	*
Brian Ford(9)	64,613	*
Jan D'Alvise	—	—
Pierre Lemieux	—	—
SS Pharma LLC(10)	931,743	9.19%
Shore Pharma LLC(11)	1,188,076	11.72%
AIGH Capital Management, LLC, AIGH Investment Partners LLC, and Orin Hirschman(12)	567,812	5.60%
ADAR1 Capital Management, LLC, ADAR1 Capital Management GP, LLC, and Daniel Schneeberger(13)	959,571	9.46%
Rajitha Grace 2018 Irrevocable Trust(14)	781,592	7.71%
Directors and officers as a group (9 persons)	1,316,604	12.58%
*	Less than 1%.
Notes:
(1)	Unless otherwise indicated, the address of each of the executive officers and directors named above is 103 Carnegie Center Suite 300 Princeton, New Jersey 08540
(2)	Includes 167,543 common shares that Prashant Kohli may acquire through the exercise of share options within 60 days of August 6, 2024, with exercise prices ranging between $2.13 and $9.90.
(3)	Includes 19,145 common shares that Amresh Kumar may acquire through the exercise of share options within 60 days of August 6, 2024, with exercise prices ranging between $2.64 and $2.96.
(4)	Includes 19,145 common shares that Carrie D'Andrea may acquire through the exercise of share options within 60 days of August 6, 2024, with exercise prices ranging between $2.64 and $2.96.
(5)	Includes 15,416 common shares that Brian Davis may acquire through the exercise of share options within 60 days of August 6, 2024, with an exercise price of $2.13.
(6)
Includes 426,323 common shares held by Kavuru 2017 Grace Therapeutics for which Vimal is trustee, and 35,142 common shares that Vimal Kavuru may acquire through the exercise of share options within 60 days of August 6, 2024, with exercise prices ranging between $2.13 and $9.90.

(7)
Includes 494,698 common shares, of which 124,344 shares are held directly by Kottayil Grace Pharma LLC by which Mr. Kottayil is a Manager and Member of, and 15,416 common shares that George Kottayil may acquire through the exercise of share options within 60 days of August 6, 2024, with an exercise price of $2.13.

(8)	Includes 37,895 common shares and 15,416 common shares that Edward Neugeboren may acquire through the exercise of share options within 60 days of August 6, 2024, with an exercise price of $2.13.
(9)	Includes 64,613 common shares that Brian Ford may acquire through the exercise of share options within 60 days of August 6, 2024, with exercise prices ranging between $5.34 and $9.90.

(10)
The principal office and business address of SS Pharma LLC is 330 S Poplar Ave, Suite 103-I, Pierre, SD 57501. SS Pharma LLC is a holding company owned by Rajitha Grace 2023 Grantor Trust. Information was provided by our transfer agent, Computershare Investor Services Inc.

(11)
The principal office and business address of Shore Pharma LLC is 330 S Poplar Ave, Suite 103-I, Pierre, SD 57501. Shore Pharma LLC is a holding company owned by The ANSUSHRA 2023 Grantor Trust. Information was provided by our transfer agent, Computershare Investor Services Inc.

(12)
The principal office and business address of AIGH Capital Management, LLC, AIGH Investment Partners LLC, and Orin Hirschman is 6006 Berkeley Avenue Baltimore, MD 21209. Mr. Hirschman, is the Managing Member of AIGH Capital Management, LLC and president of AIGH LLC, with respect to common shares indirectly held through AIGH CM, directly by AIGH LLC and Mr. Hirschman and his family directly. Information obtained from Schedule 13-G filed on April 9, 2024.

(13)
The principal office and business address of ADAR1 Capital Management, LLC, ADAR1 Capital Management GP, LLC, and Daniel Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. Information obtained from Schedule 13-G filed on July 10, 2024.

(14)
The principal office and business address of Rajitha Grace 2018 Irrevocable Trust is 330 S Poplar Ave, Suite 103-I, Pierre, SD 57501. Information was provided by our transfer agent, Computershare Investor Services Inc.

DIRECTOR COMPENSATION
Our non-executive directors’ compensation consists of an annual fixed compensation of $60,000 for the Chair of the Board and $35,000 for the other non-executive Board members. In addition, the Chair of the Audit Committee and the Chair of the GHR Committee receive additional compensation of $15,000 and $12,000, respectively, while members of the Audit Committee and the GHR Committee receive additional compensation of $7,500 and $6,000, respectively. The directors are also entitled to a fee of $1,000 per non-regularly scheduled Board meeting as well as a reimbursement for travelling and other reasonable expenses properly incurred by them in attending meetings of the Board or any committee or in otherwise serving Acasti, in accordance with our policy on travel and expenses.
Following their first election to the Board, non-executive directors are eligible to receive an initial equity grant of up to 150% of their annual cash retainer worth of stock options vesting monthly in equal instalments over a 12-month period, subject to the other terms and conditions set forth under the heading “Stock Option Plan”. In addition to their initial grant, non-executive directors are eligible to receive an annual equity-based award equal to 100% of their total annual cash retainer vesting monthly in equal instalments over a 12-month period. These awards will be granted at the same time that Acasti performs its annual performance review for employees, subject to availability of Common Shares and subject to the terms and conditions described under the headings “Stock Option Plan” and “Equity Incentive Plan”. The level of these awards are intended to be consistent with equivalent awards by comparable companies obtained from our benchmarking exercise and in accordance with the recommendations obtained from the independent compensation consultant.
The following table sets forth compensation for each non-executive director for Fiscal 2024. Mr. Kohli does not receive any additional compensation for his service as a director. Information regarding the compensation for Mr. Kohli is reflected in the “2024 Summary Compensation Table” set forth above in this Proxy Statement/Prospectus.
The total compensation for our non-executive directors during Fiscal 2024 was as follows:
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Vimal Kavuru(2)	85,100	—	42,332	—	—	—	127,432
Donald Olds(3)	30,400	—	29,972	—	—	—	60,372
Michael Derby(3)	25,400	—	33,378	—	—	—	58,778
Brian Davis(4)	33,600	—	23,897	—	—	—	57,497
George Kottayil(4)	21,000	—	23,897	—	—	—	44,897
Edward Neugeboren(4)	29,100	—	23,897	—	—	—	52,997
(1)
Calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The fair value of stock options is estimated at the grant date using the Black-Scholes option pricing model. This model requires the input of a number of parameters, including share price, share exercise price, expected share price volatility, expected time until exercise and risk-free interest rates. Although the assumptions used reflect management’s best estimates, they involve inherent uncertainties based on market conditions generally outside of the Company's control.

(2)	Mr. Kavuru had 37,017 option awards outstanding at March 31, 2024.
(3)
Mr. Olds and Mr. Derby did not stand for re-election at the Company's 2023 Annual General Meeting held on October 10, 2023. Mr. Olds and Mr. Derby had 30,939 and 26,667 option awards outstanding at March 31, 2024, respectively.

(4)	Mr. Davis, Mr. Kottayil, and Mr. Neugeboren each had 22,500 option awards outstanding at March 31, 2024.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth certain information regarding our equity compensation plans as of March 31, 2024:
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (Stock Option Plan)(1):	721,793	$3.68	761,347
Equity compensation plans approved by security holders (Equity Incentive Plan)(2):	—	$—	—
Equity compensation plans not approved by security holders:	—	$—	—
Total	721,793	3.68	761,347
Notes:
(1)
The total number of Common Shares reserved for issuance under Acasti’s Stock Option Plan is limited by the number of awards that are outstanding under Acasti’s Equity Incentive Plan such that the total number of Common Shares available for issuance under both stock-based compensation plans shall not exceed 1,483,140. A summary of certain material provisions of Acasti’s Stock Option Plan is available under the section titled “Stock Option Plan” above.

(2)
The total number of Common Shares reserved for issuance under Acasti’s Equity Incentive Plan is limited by the number of options that are outstanding under the Stock Option Plan such that the total number of Common Shares available for issuance under both stock-based compensation plans shall not exceed 1,483,140. A summary of certain material provisions of Acasti’s Equity Incentive Plan is available under the section titled “Equity Incentive Plan” above.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
For the purposes of this Proxy Statement/Prospectus, “informed person” means: (i) a director or executive officer of Acasti; (ii) a director or executive officer of a person or corporation that is itself an informed person or subsidiary of Acasti; (iii) any person or corporation who beneficially owns, or controls or directs, directly or indirectly, voting securities of Acasti or a combination of both carrying more than 5% of the voting rights attached to all outstanding voting securities of Acasti other than voting securities held by the person or corporation as underwriter in the course of a distribution; and (iv) Acasti if it has purchased, redeemed or otherwise acquired any of its own securities, for so long as it holds any of its securities.
Other than as set forth below, to the best of our knowledge, no informed person of Acasti, and no associate or affiliate of informed persons, at any time since the beginning of its last completed financial year, has or has had any material interest, direct or indirect, in any transaction for the last two completed financial years of Acasti, or in any proposed transaction that has materially affected or would materially affect Acasti or any of its subsidiaries, which involves an amount exceeding the lesser of $120,000 or one percent of the average of Acasti’s total assets at year-end for the last two completed fiscal years.
The Audit Committee is tasked with the review and approval of any proposed transactions with informed persons of Acasti. After initial review and approval of any proposed transaction with an informed person, the Audit Committee continues to oversee and review any such transactions on a quarterly basis to ensure that such transaction continues to fall within the parameters of such initial approval.
To the best of Acasti’s knowledge, no one who has been (i) a director or executive officer of Acasti at any time since the beginning of Acasti’s last financial year; (ii) a nominee for election as a director of Acasti or (iii) an associate or affiliate of the persons listed in (i) and (ii) above, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.
Private Placement Offering
On September 24, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors in connection with a private placement offering of our securities (the “Offering”).
Pursuant to the Purchase Agreement, we agreed to offer and sell in the Offering 1,951,371 Common Shares, at a purchase price of $1.848 per Common Share and pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 2,106,853 Common Shares (the “Pre-funded Warrant Shares”) at a purchase price equal to the purchase price per Common Share less $0.0001. Each Pre-funded Warrant is exercisable for one Pre-funded Warrant Share at an exercise price of $0.0001 per Pre-funded Warrant Share, was immediately exercisable and will expire once exercised in full. Pursuant to the Purchase Agreement, we also issued to such institutional and accredited investors common warrants (the “Common Warrants” and, together with the Pre-funded Warrants, the “Warrants”) to purchase Common Shares, exercisable for an aggregate of 2,536,391 Common Shares (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). Under the terms of the Purchase Agreement, for each Common Share and each Pre-funded Warrant issued in the Offering, an accompanying five-eighths (0.625) of a Common Warrant was issued to the purchaser thereof. Each whole Common Warrant is exercisable for one Common Warrant Share at an exercise price of $3.003 per Common Warrant Share, was immediately exercisable and will expire on the earlier of (i) the 60th day after the date of the acceptance by the FDA of a NDA for our product candidate GTX-104 or (ii) five years from the date of issuance. The Common Warrants were offered and sold at a purchase price of $0.125 per whole underlying Common Warrant Share, which purchase price was included in the offering price per Common Share and Pre-funded Warrant issued in the Offering.
We received net proceeds from the Offering of approximately $7.3 million, after deducting fees and expenses.
Shore Pharma LLC and SS Pharma LLC, the beneficial owners of 6.9% and 5.5%, respectively, of the Common Shares prior to the Offering, each a related party and informed person of Acasti, participated in the Offering. Each of Shore Pharma LLC and SS Pharma LLC purchased $1,250,000 of securities from us in the Offering.

HOUSEHOLDING – SHAREHOLDERS SHARING THE SAME ADDRESS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials or annual report to Shareholders may have been sent to multiple Shareholders in each household unless otherwise instructed by such Shareholders. We will deliver promptly a separate copy of these documents to any Shareholder upon written or oral request to our Chief Executive Officer at Acasti Pharma Inc., 103 Carnegie Center Suite 300, Princeton, New Jersey 08540, telephone: (818) 839-4378. Any Shareholder who wants to receive separate copies of our proxy materials or annual report to Shareholders in the future, or any Shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Shareholder’s bank, broker, or other nominee record holder, or the Shareholder may contact us at the above address and telephone number.
INDEBTEDNESS OF DIRECTORS AND OFFICERS
No person who is, or who was within the 30 days prior to the date of this Proxy Statement/Prospectus, a director, executive officer, employee or any former director, executive officer or employee of Acasti or a subsidiary thereof, and no person who is a nominee for election as a director of Acasti, and no associate of such persons is, or was as of the Record Date, indebted to us or any of our subsidiaries or indebted to any other entity where such indebtedness is subject to a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us or any of our subsidiaries.
MANAGEMENT CONTRACTS
None of the management functions of Acasti are to any substantial degree performed other than by the directors or executive officers of Acasti.
RESTRICTED SECURITIES
No action to be taken as set out herein involves a transaction that would have the effect of converting or subdividing, in whole or in part, existing securities into restricted securities or creating new restricted securities.
DIRECTOR AND OFFICER LIABILITY INSURANCE
Since December 2018, we have subscribed to liability insurance for our directors and officers covering liability that may be incurred in connection with their functions, subject to the relevant provisions of the QBCA. The total insurance coverage is $20,000,000 per claim and per insurable period. Each claim is subject to up to a $1,500,000 deductible. The total premium for the current year of coverage was approximately $525,000.

AUDIT COMMITTEE INFORMATION
The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reporting, including (i) reviewing our procedures for internal control with our independent registered public accounting firm and management performing financial functions; (ii) reviewing and approving the engagement of the independent registered public accounting firm; (iii) reviewing annual and quarterly financial statements and all other material periodic disclosure documents, including our annual report on Form 10-K, quarterly reports on Form 10-Q and the management’s discussion and analysis contained therein; (iv) assessing our financial and accounting personnel; (v) assessing our accounting policies; (vi) reviewing our risk management procedures, including those related to cybersecurity risk; and (vii) reviewing any significant transactions outside our ordinary course of business and any pending litigation involving Acasti.
The Audit Committee has direct communication channels with our management performing financial functions and our independent registered public accounting firm to discuss and review such issues as the Audit Committee may deem appropriate.
The Board has determined that Mr. Davis is an “audit committee financial expert”, as defined by applicable regulations of the SEC and meets the financial sophistication requirements of the Nasdaq listing rules. The SEC has indicated that the designation of Mr. Davis as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liability on Mr. Davis that are greater than those imposed on other members of the Audit Committee and Board who do not carry this designation, or affect the duties, obligations or liability of any other member of the Audit Committee or Board.
As of March 31, 2024, the Audit Committee was composed of Mr. Davis, as Chair, Mr. Neugeboren and Mr. Kavuru.
Each member of the Audit Committee is “financially literate” within the meaning of National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”) and “independent” within the meaning of NI52-110, Rule 10A-3 of the Exchange Act and the Nasdaq rules. For more information on the expertise and experience of each member, please refer to “Proposal No. 1 – Election of Directors – Nominees for Election as Director”.
The Audit Committee’s charter can be found on our website at https://www.acasti.com/en/investors/corporate-governance/governance-documents.

CORPORATE GOVERNANCE
Board Oversight of Risk
With regard to risk management, the Board will ensure that our business is conducted in compliance with applicable laws and regulations and according to the highest ethical standards and will identify and document the financial risks and other risks that we face in the course of its business and ensure that such risks are appropriately managed.
The Board as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board. The Board and its committees fulfill their oversight responsibilities supported by management, whose reporting processes are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of risk evaluated include research and development, patents, commercial matters, human resources, cybersecurity, funding, regulatory matters, operational risks, financial (accounting, liquidity and tax) matters, legal requirements, compensation, competitive risks and health, safety and reputational risks, among others.
The standing committees of the Board oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to Shareholders, on our processes for the management of business and financial risk, cybersecurity risk, our financial reporting obligations, and compliance with applicable legal, ethical and regulatory requirements. The Audit Committee oversees the review and approval of any proposed related party transactions. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to Acasti. The GHR Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The GHR Committee also oversees risks relating to our corporate governance matters and policies and director succession planning.
The Board recognizes that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. Through their involvement in setting our business strategy, the Board seeks to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for Acasti.
We believe that the current Board leadership structure, which includes an independent Chair of the Board, is appropriate and helps ensure proper and independent risk oversight for Acasti. The full Board conducts general risk oversight in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an ongoing basis the implementation of our key business strategies, while the standing Board committees conduct more specific risk oversight related to their responsibilities. The Chair of the Board ensures that there is sufficient time on the Board agenda for risk management discussions.
Oversight of Cybersecurity Risk
We understand the importance of cybersecurity and we have taken action to protect our systems and data. We maintain our cybersecurity infrastructure through a number of security measures, including through internal policies and procedures, business processes, and software technology tools to control and monitor our systems and security. The Audit Committee has oversight responsibility over our cybersecurity measures.
ESG Oversight
We are committed to prioritizing environmental, social, and governance (“ESG”) issues. The Board works with our management team to promote awareness of ESG issues and to integrate ESG promotion into our long-term business strategy.
Director Independence
The Board believes that, in order to maximize its effectiveness, the Board must be able to operate independently. A majority of directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under applicable corporate and securities laws and stock exchange requirements, including those of the SEC and under the Nasdaq rules pertaining to director independence.

Independent Directors
The Board has determined that Mr. Kavuru, Mr. Davis, and Mr. Neugeboren are “independent” within the meaning of NI 52-110, the applicable rules and regulations of the SEC and the Nasdaq rules.
Directors and Director Nominees who are Not Independent
The Board has determined that director nominees Mr. Kohli and Dr. Kottayil are not “independent” within the meaning of NI 52-110, the applicable rules and regulations of the SEC and the Nasdaq rules given that Mr. Kohli is our current CEO and Dr. Kottayil was employed as our former Chief Operating Officer (U.S.) within the last three years.
Majority of Directors will be Independent
As of the date of this Proxy Statement/Prospectus, the Board determined that currently 3 out of 5 members of the Board are “independent” within the meaning of NI 52-110, the applicable rules and regulations of the SEC and the Nasdaq rules. If the nominees in Proposal No. 1 of this Proxy Statement are elected by the Shareholders, 3 out of 5 members of the Board will be “independent” within the meaning of NI 52-110, the applicable rules and regulations of the SEC and the Nasdaq rules.
Attendance Record of Directors for Board Meetings
During Fiscal 2024, the Board held 5 regular meetings and 4 special meetings relating to Acasti’s restructuring and September 2023 financing, the Audit Committee held 4 regular meetings and the GHR Committee held 4 regular meetings. During Fiscal 2024, each of our directors attended at least 75% of the total number of meetings of the Board and all committees of the Board on which he served. While we encourage our directors to attend our annual meetings of Shareholders, we do not have a policy requiring their attendance. Two out of the four directors who were then members of the Board attended our 2023 annual and special meeting of Shareholders.
Board Mandate
The Board is responsible for overseeing management in carrying out the business and affairs of Acasti. Directors are required to act and exercise their powers with reasonable prudence in the best interests of Acasti. The Board agrees with and confirms its responsibility for overseeing management’s performance in the following particular areas:
•	approving and monitoring Acasti’s compliance procedures;
•	establishing and developing Acasti’s corporate governance principles and committees;
•	evaluating the strategic plan of Acasti;
•	identification and oversight of the principal risks associated with the business of Acasti and application of appropriate systems to manage and mitigate such risks;
•	planning for succession of management;
•	maintaining Acasti’s policies regarding communications with its Shareholders and others; and
•	monitoring the integrity of the internal controls and management information systems of Acasti.
In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of Acasti and its financial position. The Board reviews and assesses these reports and other information provided to it at meetings of the Board and/or of its committees. At least annually, the Board approves a strategic plan for Acasti taking into account, among other things, the opportunities and risks of Acasti’s business, its risk appetite, emerging trends, and the competitive environment in the industry.
Position Descriptions
How the Board Delineates the Role and Responsibilities of the Chair and the Chair of each Board Committee
Written position descriptions have been approved for the chairs of each committee of the Board. The primary role and responsibility of the chair of each committee of the Board is to: (i) in general, ensure that the committee fulfills its mandate, as determined by the Board and in accordance with the committee’s charter; (ii) chair meetings of the committee; (iii) report to the Board; and (iv) act as liaison between the committee and the Board and management. The Board has adopted a written position description for the chair of the Board.

Chair of the Board
The Chair of the Board is responsible for leading the Board to fulfill its duties under the Board’s mandate as independent of management and acting as an advisor to the CEO. Mr. Kavuru acts as Chair of the Board. His duties and responsibilities consist in the oversight of the quality and integrity of the Board’s practices.
The Chair’s duties include, but are not limited to, setting meeting agendas, approving and supervising management’s progress towards achieving strategic goals, chairing meetings and working with the respective committees and management to ensure, to the greatest extent possible, the effective functioning of the committees and the Board. The Chair must oversee that the relationship between the Board, our management, the Shareholders and other stakeholders are effective, efficient and further to the best interests of Acasti.
How the Board Delineates the Role and Responsibilities of the CEO
The Board has not developed a written position description for the CEO. The CEO’s objectives are discussed and decided during a Board meeting following the CEO’s presentation of our annual plan. These objectives include a general mandate to maximize Shareholder value. The Board approves the CEO’s objectives for Acasti on an annual basis and reviews them quarterly.
Orientation and Continuing Education
Measures the Board Takes to Orient New Directors
Acasti provides orientation for new appointees to the Board and committees in the form of informal meetings with members of the Board and senior management, complemented by presentations on the main areas of our business.
Measures the Board Takes to Ensure that its Directors Maintain the Skill and Knowledge Necessary to Meet their Obligations as Directors
The Board does not formally provide continuing education to its directors, as the directors are experienced members. The Board relies on professional assistance, when judged necessary, in order to be educated/updated on a particular topic.
Ethical Business Conduct
Code of Business Conduct and Ethics
The Board adopted a Code of Business Conduct and Ethics, (the “Code of Conduct”), for our directors, officers and employees on May 31, 2007, as amended from time to time. The Code of Conduct can be found on the SEC’s EDGAR website at www.sec.gov and SEDAR+ at www.sedarplus.ca and on our website on www.acasti.com. A copy of the Code of Conduct can also be obtained by contacting Robert DelAversano, Vice President, Finance, at r.delaversano@acasti.com or by telephone at (818) 839-4378. Any breach of the Code of Conduct must be brought to the attention of the Board by the CEO or other senior executives. No report has ever been filed which pertains to any conduct of a director or executive officer that constitutes a breach to the Code of Conduct.
The Board reviews the Code of Conduct annually and updates it as appropriate. We intend to disclose any future amendments to, or waivers from, the Code of Conduct that affects our directors or executive officers within four business days of the amendment or waiver by posting such information on the “Investor Relations” section of our website at www.acasti.com.
The Board actively monitors compliance with the Code of Conduct and promotes a business environment where employees are encouraged to report malfeasance, irregularities and other concerns. The Code of Conduct provides for specific procedures for reporting non-compliant practices in a manner which, in the opinion of the Board, encourages and promotes a culture of ethical business conduct.
The Board has also adopted a disclosure policy, an insider trading policy, the Majority Voting Policy, management and Board compensation policies, and a whistleblower policy.
Steps the Board Takes to Ensure Directors Exercise Independent Judgement
Under the Civil Code of Québec, to which Acasti is subject as a legal person incorporated under the Business Corporations Act (Québec) (L.R.Q., c. S-31), a director of Acasti must immediately disclose to the Board any situation that may place him or her in a conflict of interest. Any such declaration of interest is recorded in the minutes of proceedings of the Board. The interested director abstains, except if otherwise required, from the discussion and voting on the question. In addition, it is the policy of Acasti that an interested director recuse himself or herself from the decision-making process pertaining to a contract or transaction in which he or she has an interest.
Family Relationships
There are no family relationships between any directors, director nominees or officers of Acasti.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and greater-than-10% stockholders to file forms with the SEC to report their ownership of Company securities and any changes in ownership. We have reviewed all forms filed electronically with the SEC. Based on that review and on written information given to us by our officers and directors, we believe that all of our directors, officers and greater-than-10% stockholders filed the required reports on a timely basis under Section 16(a) during 2022, except for Mr. Macdonald, who on May 26, 2023 filed a Form 3 that was due May 18, 2023.
Nomination of Directors
The Board receives recommendations from the GHR Committee, but retains responsibility for managing its own affairs by, among other things, giving its approval for the composition and size of the Board, and the selection of candidates nominated for election to the Board. The GHR Committee initially evaluates candidates for nomination for election as directors, having regard to the background, employment and qualifications of possible candidates.
The selection of the nominees for the Board is made by the Board based on the needs of Acasti and the qualities required to sit on the Board, including ethical character, integrity and maturity of judgment of the candidates; the level of experience of the candidates; their ideas regarding the material aspects of our business; the expertise of the candidates in fields relevant to Acasti while complementing the training and experience of the other members of the Board; the willingness and ability of the candidates to devote the necessary time to their duties to the Board and its committees, the willingness of the candidates to serve on the Board for numerous consecutive financial periods, and the willingness of the candidates to refrain from engaging in activities which conflict with the responsibilities and duties of a director owed to Acasti and its Shareholders. We confirm that the training and qualifications of potential new directors correspond to the selection criteria of the Board and, depending on the results of that research, organizes meetings with the potential candidates.
In the case of incumbent directors whose terms of office are set to expire, we review such directors’ overall service to Acasti during their term of office, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with Acasti during their term of office.
We may use various sources in order to identify the candidates for the Board, including its own contacts and the references of our other directors, officers, advisors and executive placement agencies. We will consider director candidates recommended by Shareholders and will evaluate director candidates in the same manner in which we evaluate candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of Shareholders, we will consider any written recommendations of director candidates by Shareholders received by the Chief Executive Officer of Acasti not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders. Recommendations must include the candidate’s name, contact information and a statement of the candidate’s background and qualifications and must be mailed to Acasti.
Following the selection of the candidates by the Board, we will propose a list of candidates to the Shareholders for the annual meeting of Shareholders.
The Board has not adopted any formal written director term limit policy.
Shareholders who wish to suggest a candidate for the Board may submit a written recommendation to Acasti’s Chief Executive Officer at 103 Carnegie Center Suite 300, Princeton, New Jersey 08540, telephone: (818) 839-4378, subject to compliance with the requirements set forth in Acasti’s Advance Notice By-law and the requirements under the section entitled “Questions About the Meeting and Voting Your Shares.”
Other Board Committees
Other than the Audit Committee, Acasti also has the GHR Committee.

Mandate of GHR Committee
The mandate of the GHR Committee consists of the evaluation of the proposed nominations of senior executives and director candidates to the Board; recommending for Board approval, if appropriate, revisions of the corporate governance practices and procedures; developing new charters for any new committees established by the Board; monitoring relationships and communication between management and the Board; monitoring emerging best practices in corporate governance; and oversight of governance matters and assessing the Board and its committees. The GHR Committee is also in charge of establishing the procedures which must be followed by us to comply with applicable guidelines of Nasdaq regarding corporate governance.
The GHR Committee has the responsibility of evaluating the compensation and performance incentives of, as well as the benefits granted to, our management in accordance with their responsibilities and performance, as well as to recommend the necessary adjustments to the Board. The GHR Committee also reviews the amount and method of compensation granted to the directors. The GHR Committee may mandate an external firm in order to assist it during the execution of its mandate. The GHR Committee considers time commitment, comparative fees and responsibilities in determining compensation. With respect to the compensation of our named executive officers, see “Compensation of Named Executive Officers”.
The GHR Committee is composed of independent members within the meaning of NI 52-110, the applicable rules and regulations of the SEC and the Nasdaq rules, namely Mr. Kavuru, Mr. Davis and Mr. Neugeboren.
The GHR Committee’s charter can be found on Acasti’s website at https://www.acasti.com/en/investors/corporate-governance/governance-documents.
Assessments
The Board, its committees and each director the Board are subject to periodic evaluations of their efficacy and contribution. The evaluation procedure consists in identifying any shortcomings and implementing adjustments proposed by directors and of each of the Board’s committees. Among other things, these adjustments deal with the level of preparation of directors, management and consultants employed by Acasti, the relevance and sufficiency of the documentation provided to directors and the time allowed to directors for discussion and debate of items on the agenda.
Director Term Limits
The Board has actively considered the issue of term limits for directors and will continue to do so. At this time, the Board does not believe that it is in our best interests to establish a limit on the number of times a director may stand for election. While such a limit could help create an environment where fresh ideas and viewpoints are available to the Board, a director term limit could also disadvantage us through the loss of the beneficial contribution of directors who have developed increasing knowledge of, and insight into, Acasti and its operations over a period of time. As we operate in a unique segment of the industry, we believe it is difficult to find qualified directors with the appropriate background and experience and the introduction of a director term limit would impose further difficulty.
Policies Regarding the Representation of Women on the Board and Amongst Executive Officers
We have not adopted a formal written policy regarding diversity among executive officers and directors, including mechanisms for Board renewal, in connection with, among other things, the identification and nomination of women directors. Nevertheless, we recognize that gender diversity is a significant aspect of diversity and acknowledge the important role that women with appropriate and relevant skills and experience can play in contributing to the diversity of perspective on the Board.
Rather than considering the level of representation of women for director and executive officer positions when making Board or executive officer appointments, we consider all candidates based on their merit and qualifications relevant to the specific role. While we recognize the benefits of diversity at all levels within our organization, we do not currently have any targets, rules or formal policies that specifically require the identification, consideration, nomination or appointment of candidates for director or executive management positions or that would otherwise force the composition of the Board and executive management team.

Board of Directors Diversity
The Board believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective Board.
As required by the rules of Nasdaq that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our directors and director nominees in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown under “did not disclose demographic background” or “did not disclose gender” below.
Board Diversity Matrix (As of August 7, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Shareholder Communications with Directors
Any Shareholders who wish to address questions regarding the business or affairs of Acasti directly with the Board, or any individual director, should direct his or her questions in writing to the Chair of the Board, or any individual director by name, at Acasti Pharma Inc., 103 Carnegie Center Suite 300, Princeton, New Jersey 08540. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

ADDITIONAL INFORMATION
Additional financial and other information relating to Acasti is included in our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other disclosure documents, which are available on SEC’s EDGAR website at www.sec.gov and SEDAR+ at www.sedarplus.ca.
In addition, copies of Acasti’s Financial Report and this Proxy Statement/Prospectus, all as filed on EDGAR and SEDAR+, may be obtained from the Chief Executive Officer upon request at 103 Carnegie Center Suite 300, Princeton, New Jersey 08540, telephone: (818) 839-4378. We may require the payment of a reasonable charge if the request is made by a person who is not a Shareholder.
LEGAL MATTERS
Certain legal matters relating to the Continuance and Domestication under U.S. law will be passed upon by Hogan Lovells US LLP and Richards, Layton & Finger, P.A. Certain legal matters relating to the Continuance and Domestication under Canadian law will be passed upon by Osler, Hoskin & Harcourt LLP.
EXPERTS
The consolidated financial statements of Acasti Pharma Inc. as of March 31, 2024, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Acasti Pharma Inc. as of March 31, 2023 and for the year then ended have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference.
The consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Availability of Reports and Other Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We maintain a website at www.acasti.com. Information contained in or accessible through our website does not constitute a part of this Proxy Statement/Prospectus. As we are also a Canadian issuer, we also files continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the SEDAR+ website maintained by the Canadian Securities Administrators at www.sedarplus.ca.
We have filed with the SEC the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act with respect to the Continuance and the Domestication as well as with the applicable provincial securities regulatory authorities in Canada. This Proxy Statement/Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the Continuance and the Domestication, please refer to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please refer to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, each statement about such contract or document being qualified in all respects by such reference.

Incorporation by Reference
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Proxy Statement/Prospectus. Information in this Proxy Statement/Prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this Proxy Statement/Prospectus, while information that we file later with the SEC will automatically update and supersede the information in this Proxy Statement/Prospectus. We incorporate by reference into this Proxy Statement/Prospectus and the Registration Statement of which this Proxy Statement/Prospectus is a part the information and documents listed below that Acasti has filed with the SEC (Commission File No. 001-35776):
•	our Annual Report on Form 10-K for the year ended March 31, 2024, filed on June 21, 2024;
•	our Current Report on Form 8-K as filed with the SEC on June 27, 2024; and
•
the description of our Common Shares set forth in our registration statement on Form F-1 (File No. 333-220755) filed with the SEC on September 29, 2017, and declared effective on December 19, 2017, and our Form 8-A filed with the SEC on January 4, 2013, as updated by the description of our Common Shares filed as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 21, 2022, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this Proxy Statement/Prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those filed by us with the SEC after the date of the initial filing of the Registration Statement of which this Proxy Statement/Prospectus is a part and prior to effectiveness of such Registration Statement and those filed by us with the SEC after the date of this Proxy Statement/Prospectus but prior to the termination of the offering of the securities made by this Proxy Statement/Prospectus. Information in such future filings updates and supplements the information provided in this Proxy Statement/Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information this Proxy Statement/Prospectus as well as any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference herein to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a Proxy Statement/Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this Proxy Statement/Prospectus but not delivered with the Proxy Statement/Prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Acasti Pharma Inc., Attention: Robert DelAversano, Vice President, Finance, 103 Carnegie Center Suite 300, Princeton, New Jersey 08540. Our phone number is (818) 839-4378. You may also view the documents that we file with the SEC and incorporate by reference in this Proxy Statement/Prospectus on our corporate website at www.acasti.com. The information on our website is not incorporated by reference and is not a part of this Proxy Statement/Prospectus.
APPROVAL
The Board has approved the contents of this Proxy Statement/Prospectus and the sending thereof to our Shareholders, directors and independent registered public accounting firm.
DATED this day of August 7, 2024.
ON BEHALF OF THE BOARD OF DIRECTORS
/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer and Director
Princeton, New Jersey

ANNEX A
SPECIAL SHAREHOLDERS RESOLUTION APPROVING THE CONTINUANCE
“RESOLVED AS A SPECIAL RESOLUTION THAT:
1.
the continuance of Acasti Pharma Inc. (“Acasti”), existing under the laws of the Province of Québec pursuant to the Business Corporations Act (Québec) (the “QBCA”), to the laws of the Province of British Columbia pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) is hereby authorized, approved and passed, and Acasti is hereby authorized to apply for authorization to such continuance under the BCBCA (the “Continuance”);

2.
subject to the issuance of a certificate of continuation by the Registrar appointed under the BCBCA and without affecting the validity of the incorporation or existence of Acasti by and under its existing articles of incorporation or by-laws or of any act done thereunder, effective upon issuance of the certificate of continuation, Acasti hereby adopts the continuation application containing the notice of articles and the articles, in the forms attached as Annexes B and G to the Proxy Statement/Prospectus in substitution for the existing articles of incorporation and by-laws of Acasti, together with such changes or amendments thereto as any director or officer of Acasti determines appropriate;

3.
notwithstanding that this special resolution has been duly passed (and the Continuance approved) by the shareholders of Acasti, the directors of Acasti are hereby authorized and empowered without further notice to or approval of the shareholders of Acasti (i) not to act upon this special resolution, and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the endorsement of a certificate of continuation in respect thereof; and

4.
any director or officer of Acasti is authorized and directed, for and on behalf of Acasti, to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

A-1

ANNEX B
FORM OF CONTINUATION APPLICATION

BRITISH COLUMBIA | BC Registry Services

Foreign Corporation

CONTINUATION APPLICATION

BUSINESS CORPORATIONS ACT, section 302

Telephone: 1 877 526-1526
Email: bcregistries@gov.bc.ca
Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3
Courier Address: 200 – 940 Blanshard Street Victoria BC V8W 3E6

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

If you are continuing a company into BC and want the BC incorporation number as its name, you will need to file this form on paper. Complete this form and mail to the Corporate Registry, along with a letter from the corporation's home jurisdiction authorizing the continuation in. For information on the content of the authorization letter, see the Corporate Online Help Centre at www.corporateonline.gov.bc.ca for "Continuation Application" and "Authorization for Continuation In."

A NAME OF COMPANY – *Choose **one** of the following:*

☑ The name ACASTI PHARMA INC. is the name reserved for the foreign corporation to be continued in. The name reservation number is: ________, *OR*

☐ The foreign corporation is to be continued in with a name created by adding "B.C. Ltd." after the incorporation number of the company.

B FOREIGN CORPORATION'S CURRENT JURISDICTION

1. Corporate number assigned by the foreign corporation's jurisdiction 1160589793
2. Corporation's name in the foreign corporation's jurisdiction ACASTI PHARMA INC.
3. Foreign corporation's date of incorporation or the most recent date of amalgamation or continuation (YYYY / MM / DD) 2002-02-01
4. Foreign corporation's jurisdiction of incorporation, amalgamation or continuation

C CONTINUATION EFFECTIVE DATE – *Choose **one** of the following:*

☑ The continuation is to take effect at the time that this notice is filed with the registrar.

☐ The continuation is to take effect at 12:01a.m. Pacific Time on (YYYY / MM / DD) ________ being a date that is not more than ten days after the date of the filing of this notice.

☐ The continuation is to take effect at ________ ☐ a.m. or ☐ p.m. Pacific Time on (YYYY / MM / DD) ________ being a date and time that is not more than ten days after the date of the filing of this notice.

D AUTHORIZATION FOR CONTINUATION

Authorization for the continuation from the foreign corporation's jurisdiction is:

☐ ATTACHED ☑ ALREADY FILED

FORM 16 FOR (JAN 2020)

Page 1/2

BRITISH COLUMBIA | BC Registry Services

Foreign Corporation
CONTINUATION APPLICATION
BUSINESS CORPORATIONS ACT, section 302

Telephone: 1 877 526-1526
Email: bcregistries@gov.bc.ca
Mailing Address: PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3
Courier Address: 200 – 940 Blanshard Street, Victoria BC V8W 3E6

E REGISTRATION AS AN EXTRAPROVINCIAL COMPANY

Is the foreign corporation currently registered in BC as an extraprovincial company?

☐ YES ☑ NO

If YES, enter the BC registration number and name of the extraprovincial company below:

Extraprovincial Registration Number in BC ______________________________

Extraprovincial Company Name in BC ______________________________

(Including assumed name, if any, approved for use in BC) ______________________________

F CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	DATE SIGNED YYYY / MM / DD
	X	

FORM 16 FOR (JAN 2020)
Page 2/2

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item A of the Continuation Application.

ACASTI PHARMA INC.

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	
SEE ATTACHED SCHEDULE			
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

FORM 16 FOR (JAN 2020)

NOA Page 1

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1055 Dunsmuir Street, Suite 3000, Vancouver	BC	V7X 1K8

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1055 Dunsmuir Street, Suite 3000, Vancouver	BC	V7X 1K8

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
1055 Dunsmuir Street, Suite 3000, Vancouver	BC	V7X 1K8

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
1055 Dunsmuir Street, Suite 3000, Vancouver	BC	V7X 1K8

F AUTHORIZED SHARE STRUCTURE

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
	THERE IS NO MAXIMUM (☒)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (☒)	WITH A PAR VALUE OF ($)	Type of currency	YES	NO
Common	☑		☑			☑	☐
Preferred	☑		☑			☑	☐
	☐		☐			☐	☐
	☐		☐			☐	☐
	☐		☐			☐	☐
	☐		☐			☐	☐
	☐		☐			☐	☐
	☐		☐			☐	☐

FORM 16 FOR (JAN 2020)
NOA Page 2

BRITISH COLUMBIA | BC Registry Services

BUSINESS NUMBER REQUEST

BUSINESS NUMBERS ACT, section 7

Telephone: 1 877 526-1526
www.bcreg.ca

Mailing Address: PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3

Courier Address: 200 – 940 Blanshard Street
Victoria BC V8W 3E6

INSTRUCTIONS:

Please type or print clearly in block letters.

The Province of British Columbia has entered into a partnership with the Canada Revenue Agency (CRA) to use the national Business Number (BN) as a convenient way for corporations to identify themselves when communicating with federal and provincial governments.

The Corporate Registry, under the authority of the *Business Number Act*, is therefore collecting the BN from both corporations applying for registration in British Columbia and corporations currently registered in British Columbia. This will allow corporations to use their BN as an identifier the next time they communicate with the Corporate Registry.

You will already have a BN if you have been incorporated federally or if you are incorporated in another Canadian jurisdiction.

You may have also received a BN from CRA if you:

- collect GST/HST;
- have employees;
- import or export goods to or from Canada;
- operate a taxi or limo service;
- are registered with WorkSafeBC, and/or;
- are registered to do business in another Canadian jurisdiction

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Number Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Manager of Registries Operations at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

COMPLETE ITEM A OR B

A BUSINESS NUMBER

Your **Business Number** (e.g., GST/HST account) would be displayed as a 15 character identifier, for example: **82123 5679 RT 0001**. The first nine numbers uniquely identify your business – it's those numbers we need.

Please enter the first 9 digits here:

B DIRECTOR NAME

If you do not have a Business Number please enter the name of a director of your corporation (as per CRA requirements) so that we can request one for you. The director's name is confidential information and is collected under the authority of the *Business Number Act*.

LAST NAME	FIRST NAME

FORM 01? NA (AUG 2017)

Form 16

SCHEDULE – SECTION C

Notice of Articles - Item C - Director Names and Addresses
Name	Delivery Address	Mailing Address
Kavuru, Vimal	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3
Davis, A. Brian	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3
Kottayil, George	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3
Neugeboren, Edward	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3
Kohli, Prashant	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3	2572 boul. Daniel-Johnson 2nd Floor Laval, QC H7T 2R3

ANNEX C
SPECIAL SHAREHOLDERS RESOLUTION APPROVING THE DOMESTICATION
“RESOLVED AS A SPECIAL RESOLUTION THAT:
1.
subject to and conditional upon Acasti Pharma Inc. (“Acasti”) having been previously continued from the laws of the Province of Québec under the Business Corporations Act (Québec) to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”) (such continuance, the “BCBCA Continuance”), the continuance of Acasti from the Province of British Columbia under the BCBCA to the laws of the State of Delaware under the Delaware General Corporation Law (the “DGCL”) is hereby authorized, approved and passed, and Acasti is hereby authorized to apply for authorization to such continuance under the BCBCA;

2.
subject to and conditional upon the BCBCA Continuance, the domestication of Acasti from the Province of British Columbia under the BCBCA to the laws of the State of Delaware under the DGCL and the Acasti Delaware Charter are hereby authorized, approved and passed, and Acasti is hereby authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication (the “Certificate of Corporate Domestication”) and a certificate of incorporation (the “Acasti Delaware Charter”) pursuant to, and in accordance with the DGCL as if it had been incorporated thereunder (the “Domestication”) and the form, terms and provisions each of the Certificate of Corporate Domestication and Acasti Delaware Charter are hereby authorized, approved and passed;

3.
prior to or on the effective date of the Domestication, Acasti shall file the Certificate of Corporate Domestication and Acasti Delaware Charter, the full text of which is attached as Annexes D and E to the Proxy Statement/Prospectus, respectively, with the Delaware Secretary of State and the by-laws, the full text of which is attached as Annex I, will become effective upon the effective time of the Domestication and each of the Acasti Certificate of Corporate Domestication, the Acasti Delaware Charter and the bylaws is hereby approved in all respects and shall be in substitution for, and replace the continuation application containing the notice of articles and the articles of Acasti as the organizational documents of Acasti Delaware;

4.
notwithstanding that this special resolution has been duly passed (and the Domestication and the Acasti Delaware Charter approved) by the shareholders of Acasti, the directors of Acasti are hereby authorized and empowered without further notice to or approval of the shareholders of Acasti (i) not to act upon this special resolution and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the filing of the Certificate of Corporate Domestication and Acasti Delaware Charter with the Secretary of State of the State of Delaware; and

5.
any director or officer of Acasti is authorized and directed, for and on behalf of Acasti, to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

C-1

ANNEX D
FORM OF CERTIFICATE OF CORPORATE DOMESTICATION
CERTIFICATE OF CORPORATE DOMESTICATION
OF
ACASTI PHARMA INC.
This Certificate of Corporate Domestication is being filed for the purpose of domesticating Acasti Pharma Inc., a corporation organized under the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) (the “Non-US Company”), as a Delaware corporation, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”).
The Non-US Company does hereby certify as follows:
1.
The Non-US Company first formed on February 1, 2002, in the province of Québec, Canada and under the laws of Québec, Canada. On    , 2024 the Non-US Company transferred to the Province of British Columbia.

2.	The name of the Non-US Company immediately prior to the filing of this Certificate of Corporate Domestication was Acasti Pharma Inc.
3.	The name of the Corporation as set forth in its Certificate of Incorporation filed in accordance with Section 388(b) of the DGCL is “Acasti Pharma Inc.”
4.
The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Non-US Company immediately prior to the filing of this Certificate of Corporate Domestication was the jurisdiction of the Province of British Columbia.

5.
The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Non-US Company and the conduct of its business or by applicable non-Delaware law, as appropriate.

IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Corporate Domestication on behalf of the Non-US Company this    day of   , 2024.
ACASTI PHARMA INC.
By:
Name:
Title:
D-1

ANNEX E
FORM OF DELAWARE CERTIFICATE OF INCORPORATION
CERTIFICATE OF INCORPORATION
OF
ACASTI PHARMA INC.
I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
The name of the corporation (the “Corporation”) is Acasti Pharma Inc.
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). The Corporation is being incorporated in connection with the domestication of Acasti Pharma Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Acasti Canada”), to a corporation existing under the laws of the State of Delaware, and this Certificate of Incorporation is being filed simultaneously with the Certificate of Corporate Domestication of Acasti Canada (the “Certificate of Domestication”).
ARTICLE IV
A. Classes of Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000, which shall be divided into two classes as follows: (i) 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).
Upon the effectiveness of the Certificate of Domestication and this Certificate of Incorporation (the “Effective Time”), each common share, no par value per share, of Acasti Canada issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid and non-assessable share of Common Stock, without any action required on the part of the Corporation, the holders thereof or any other person. Any stock certificate that, immediately prior to the Effective Time, represented common shares of Acasti Canada will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock.
B. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences, and relative, participating, optional, and other special rights of, and the qualifications, limitations, or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.
B. Voting. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to the qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of one or more series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).
C. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Corporation, dividends and other distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.
D. Dissolution. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
E. Increase or Decrease to Authorized Shares. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the holders of the stock of the Corporation entitled to vote thereon and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
ARTICLE V
A. Management by the Board. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
B. Number of Directors. Subject to rights of the holders of any series of Preferred Stock to elect additional directors, the Board of Directors shall consist of 1 or more directors and the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.
C. Term. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office.
D. Vacancies and Newly Created Directorships. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the total number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, as the case may be), although less than a quorum, by any such sole remaining director and not by the stockholders. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
E. Removal of Directors. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

F. Written Ballot. Elections of directors need not be by written ballot unless the bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) shall so provide.
G. Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Paragraph (B) above, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
ARTICLE VI
A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
ARTICLE VII
A. Stockholder Action by Unanimous Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent of stockholders in lieu of a meeting; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, by less than unanimous consent of such holders to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
B. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may only be called at any time by or at the direction of the Board of Directors, the Chairperson of the Board or the Chief Executive Officer of the Corporation.
ARTICLE VIII
A. Amendment to Certificate of Incorporation. The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
B. Amendment of Bylaws. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders. The Bylaws may also be altered, amended, repealed or rescinded, in whole or in part, by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
ARTICLE IX
The incorporator of the Corporation is Prashant Kohli whose mailing address is c/o Acasti Pharma Inc., 103 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
*****
This Certificate of Incorporation shall become effective at     [p.][a.]m. Eastern Time on    , 2024.
[Remainder of Page Intentionally Left Blank]

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is such person’s act and deed on this the    day of    , 2024.

Name: Prashant Kohli
Incorporator

ANNEX F
ACASTI PHARMA INC.
2024 EQUITY INCENTIVE PLAN
1. PURPOSE
The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, performance-based awards, and other equity-based awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided in the Plan.
2. DEFINITIONS
For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply:
2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options and Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulations Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i), and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).
2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Common Stock is listed or publicly traded.
2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance-Based Award, or an Other Equity-Based Award.
2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5 “Award Shares” will have the meaning set forth in Section 17.3
2.6 “Benefit Arrangement” will have the meaning set forth in Section 15.
2.7 “Board” means the Board of Directors of the Company.
2.8 “Cause” means, (a) conviction of, or the entry of a plea of guilty or no contest to, any criminal or quasi-criminal offence that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliate’s operations or financial performance; (b) gross negligence or willful misconduct with respect to the Company or any of its Affiliates in the course of his or her service to the Company or any of its Affiliates; (c) refusal, failure or inability to perform any material obligation or fulfil any duty (other than any duty or obligation of the type described in clause (e) below) to the Company or any of its Affiliates (other than due to Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (d) material breach of any agreement with or duty owed to the Company or any of its Affiliates; (e) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, non-competition, non-solicitation or proprietary rights; or (f) any other conduct that constitutes “cause” at common law. Notwithstanding the foregoing, if a Grantee and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause”, then, with respect to such Grantee, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding, and conclusive.
2.9 “Change in Control” means, subject to Section 18.10, the occurrence of any of the following events:
(a) a change in the ownership of the Company which occurs on the date that any Person or Persons acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person(s), constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control (i) any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control, (ii) any acquisition by the Company or any Affiliate, (iii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or (iv) the acquisition of securities pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission; or
(b) there is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not hold, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or
(c) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person or group of Persons acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of incorporation or domicile of the Company, (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the stockholders of the Company immediately before the transaction, or (iii) its sole purpose is to perform an internal restructuring of the Company, as determined by the Board, in its sole discretion.
The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section will be deemed to include, as applicable, regulations promulgated under such Code Section.
2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1(b) and Section 3.1(c) (or, if no Committee has been so designated, the Board).
2.12 “Common Stock” means the common stock of the Company, par value $0.0001 per share, or any security that shares of Common Stock may be changed into or for which shares of Common Stock may be exchanged as provided in Section 17.1.
2.13 “Company” means Acasti Pharma Inc., a Delaware corporation, and any successor thereto.

2.14 “Deferred Stock Unit” means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Common Stock subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Common Stock is required to be established for purposes of the Plan.
2.16 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.
2.17 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Common Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Common Stock.
2.18 “Effective Date” means [•], the date the of Company’s domestication as a Delaware corporation, the Plan having been adopted by the Board on June 20, 2024 and approved by the Company's stockholders on [•], 2024.
2.19 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.
2.21 “Fair Market Value” means the fair market value of a share of Common Stock for purposes of the Plan, which will be determined as of any Determination Date as follows:
(a) If on such Determination Date the shares of Common Stock are listed on a Stock Exchange, or is publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Common Stock will be the closing price of the Common Stock on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Common Stock will be the closing price of the Common Stock on the immediately preceding day on which any sale of Common Stock will have been reported on such Stock Exchange or such Securities Market.
(b) If on such Determination Date the shares of Common Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Common Stock will be the value of the Common Stock on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method it deems appropriate.
2.22 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the voting interests.

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.24 “Grantee” means a person who receives or holds an Award under the Plan.
2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.26 “Non-Employee Director” means a director of the Company who is not an Employee.
2.27 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.28 “Option” means an option to purchase one or more shares of Common Stock pursuant to the Plan.
2.29 “Option Price” means the exercise price for each share of Common Stock subject to an Option.
2.30 “Other Agreement” will have the meaning set forth in Section 15.
2.31 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, or a Dividend Equivalent Right.
2.32 “Parachute Payment” will have the meaning set forth in Section 15(a).
2.33 “Performance-Based Award” means an Award made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.
2.34 “Performance Measures” means performance criteria on which performance goals under Performance-Based Awards are based other than the mere continuation of Service or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Performance-Based Award. A Performance Measure and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. A Performance Measure will mean an objectively determinable measure or objectively determinable measures of performance including but not limited to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies: attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. The Administrator may provide in the case of any Performance-Based Award that one or more of the Performance Measures applicable to such Performance-Based Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Measures.

2.35 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.36 “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
2.37 “Plan” means this Acasti Pharma Inc. 2024 Equity Incentive Plan, as amended and/or restated from time to time.
2.38 “Prior Plans” means the Acasti Pharma Inc. Stock Option Plan and the Acasti Pharma Inc. Equity Incentive Plan.
2.39 “Restricted Period” will have the meaning set forth in Section 10.2.
2.40 “Restricted Stock” means shares of Common Stock awarded to a Grantee pursuant to Section 10.
2.41 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock awarded to a Grantee pursuant to Section 10.
2.42 “SAR Price” will have the meaning set forth in Section 9.1.
2.43 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.
2.44 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.
2.45 “Service Provider” means an Employee, officer or director of the Company or an Affiliate, or any other service provider to the Company or an Affiliate (including a consultant or advisor) who is a natural person, provided such person is currently providing direct services to the Company or an Affiliate.
2.46 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.
2.47 “Stock Exchange” means the Nasdaq Stock Market or another established national or regional stock exchange.
2.48 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, (b) in the case of an Award of an Option or a Stock Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A and (c) purposes of Incentive Stock Options, “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.49 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.50 “Ten Percent Stockholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.
2.51 “Unrestricted Stock” will have the meaning set forth in Section 11.

3. ADMINISTRATION OF THE PLAN
3.1 Committee.
(a) Powers and Authorities.
The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
(b) Composition of Committee.
The Committee will be a committee composed of not fewer than two members of the Board designated by the Board to administer the Plan. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an independent director in accordance with the rules of any Stock Exchange on which the Common Stock is listed; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1(b) or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Governance and Human Resources Committee of the Board or similar compensation committee of the Board or, in either case, a subcommittee thereof if the Governance and Human Resources Committee or other such committee of the Board or such subcommittee satisfies the foregoing requirements.
(c) Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Non-Employee Directors, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or members of the Board, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and the rules of the Stock Exchange on which the Common Stock is listed.
(d) Delegation by Committee.
To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to members of the Board, (ii) to make Awards to Employees who are (A) “officers” as defined in Rule 16a-1(f) under the Exchange Act or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1(d), or (iii) to interpret the Plan or any Award. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the

Company delegated authority pursuant to this Section 3.1(d) will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.
3.2 Board.
The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.
3.3 Terms of Awards.
(a) Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:
(i) designate Grantees;
(ii) determine the type or types of Awards to be made to a Grantee;
(iii) determine the number of shares of Common Stock to be subject to an Award;
(iv) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Common Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;
(v) accelerate the exercisability or vesting of an Award or a portion thereof;
(vi) prescribe the form of each Award Agreement evidencing an Award;
(vii) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award;
(viii) make Substitute Awards; and
(ix) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Service Providers who are foreign nationals or employed outside the United States (provided that approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(b) Forfeiture; Recoupment.
The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company policy or procedure, (vi) other agreement, or (vii) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and the Grantee, as applicable.
Any Award granted pursuant to the Plan will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (i) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (ii) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.
3.4 Repricing.
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the strike price of such outstanding SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original Options or SARs; (c) cancel outstanding Options or SARs with an exercise price or strike price, as applicable, above the current stock price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.
3.5 Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.
3.6 No Liability.
No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.7 Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Common Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4. COMMON STOCK SUBJECT TO THE PLAN
4.1 Number of Shares of Common Stock Available for Awards.
Subject to such additional shares of Common Stock as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 1,350,000 shares of Common Stock. Such shares of Common Stock may be authorized and unissued shares of Common Stock or treasury shares of Common Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Common Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Common Stock available for issuance under the Plan will be available for issuance pursuant to Incentive Stock Options.
4.2 Adjustments in Authorized Shares of Common Stock.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Common Stock available for issuance under the Plan pursuant to

Section 4.1 will be increased by the number of shares of Common Stock subject to any such assumed Awards and substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and will not reduce the number of shares of Common Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the shares of Common Stock are listed.
4.3 Share Usage.
(a) Shares of Common Stock subject to an Award will be counted as used as of the Grant Date.
(b) Any shares of Common Stock that are subject to Awards, including shares of Common Stock acquired through dividend reinvestment pursuant to Section 10.4, will be counted against the share issuance limit set forth in Section 4.1 as one share of Common Stock for every one share of Common Stock subject to such Award. Any shares of Common Stock that are subject to an Award of a SAR will be counted against the share issuance limit set forth in Section 4.1 as one share of Common Stock for every one share of Common Stock subject to such Award regardless of the number of shares of Common Stock actually issued to settle such SARs upon the exercise thereof. The target number of shares issuable under a Performance-Based Award will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the Performance-Based Award to the extent different from such target number of shares.
(c) Notwithstanding anything to the contrary in Section 4.1, any shares of Common Stock related to Awards under the Plan that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares will be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. Shares of Common Stock tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of shares of Common Stock or deducted or delivered from payment of an Award other than an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 will not be available again for issuance under the Plan.
(d) The number of shares of Common Stock available for issuance under the Plan will not be increased by the number of shares of Common Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award of an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.
4.4 Non-Employee Director Limit.
The maximum number of shares of Common Stock that may be granted to any Non-Employee Director pursuant to Awards in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director during such calendar year, shall not exceed $750,000 in total value, with the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board, the aggregate limit for services as a member of the Board or a committee of the Board shall not exceed $1,000,000; provided, further, however, that the foregoing limitations shall not apply to the extent that the Non-Employee Director has been or becomes an Employee during the calendar year. For the avoidance of doubt, the limits in this subsection do not apply to compensation to a Non-Employee Director for service to the Company other than service as a member of the Board or a committee of the Board.
5. EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION
5.1 Effective Date.
The Plan will be effective as of the Effective Date, subject to the prior approval of the Plan by the Company’s stockholders. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, shares of Common Stock reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2 Term.
The Plan will terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3; provided, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan.
5.3 Amendment and Termination.
The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan will be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the shares of Common Stock are then listed), provided that no amendment will be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension or termination of the Plan will impair rights or obligations under any outstanding Award made under the Plan without the Grantee’s consent.
6. AWARD ELIGIBILITY AND LIMITATIONS
6.1 Eligible Grantees.
Subject to this Section 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee will determine and designate from time to time and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2 Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.
7. AWARD AGREEMENT
Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of an Option will specify whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option, and, in the absence of such specification, the Option will be deemed to constitute Nonqualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
8.1 Option Price.
The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one share of Common Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one share of Common Stock on the Grant Date. In no case will the Option Price of any Option be less than the par value of a share of Common Stock.

8.2 Vesting.
Subject to Sections 8.3 and 17.3, each Option granted under the Plan will become exercisable at such times and under such conditions as will be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that, except as otherwise determined by the Committee, no Option will be granted to persons who are entitled to overtime under Applicable Laws, that will vest or be exercisable within a six-month period starting on the Grant Date.
8.3 Term.
Each Option granted under the Plan will terminate, and all rights to purchase shares of Common Stock thereunder will cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option will not be exercisable after the expiration of five years from its Grant Date; and provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Common Stock thereunder may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. The Company will deduct from the shares of Common Stock deliverable to the Grantee upon such exercise the number of shares of Common Stock necessary to satisfy payment of the Option Price and all withholding obligations.
8.4 Termination of Service.
Each Award Agreement with respect to the grant of an Option may set forth the extent to which the Grantee thereof, if at all, will have the right to exercise such Option following termination of such Grantee’s Service. Such provisions will be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5 Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 that results in the termination of such Option.
8.6 Method of Exercise.
Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent a notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. The notice of exercise will specify the number of shares of Common Stock with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the shares of Common Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.
8.7 Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Option, to direct the voting of the shares of Common Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Common Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment will be made for dividends, distributions or other rights with respect to any shares of Common Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Common Stock.

8.8 Delivery of Shares of Common Stock.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee will be entitled to receive such evidence of such Grantee’s ownership of the shares of Common Stock subject to such Option as will be consistent with Section 3.7.
8.9 Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10 Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Common Stock acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such shares of Common Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11 Limitations on Incentive Stock Options.
An Option will constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Common Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation will be applied by taking Options into account in the order in which they were granted.
8.12 Notice of Disqualifying Disposition.
If any Grantee makes any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days thereof.
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1 Right to Payment and Grant Price.
A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise and (b) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one share of Common Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the Grant Date of such SAR.

9.2 Other Terms.
The Committee will determine on the Grant Date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.
9.3 Term.
Each SAR granted under the Plan will terminate, and all rights thereunder will cease, upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom, with respect to any SAR granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such SAR may terminate, and all rights thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such SAR as the Committee shall determine. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of the shares of Common Stock underlying a Grantee’s SAR is greater than the SAR Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.
9.4 Transferability of SARS.
Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5 Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Common Stock acquired pursuant to a SAR will be subject to the same restrictions on transfers of such shares of Common Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS and Deferred STOCK Units
10.1 Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units.
Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Common Stock, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.
10.2 Restrictions.
At the time a grant of Restricted Stock, Restricted Stock Units or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock, Restricted Stock Units or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units as provided in Section 14. Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3 Registration; Restricted Stock Certificates.
Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee will deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee, provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.
10.4 Rights of Holders of Restricted Stock.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock will have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock that vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. All share distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Stock. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Grantee makes the election, the Grantee shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
10.5 Rights of Holders of Restricted Stock Units and Deferred Stock Units.
(a) Voting and Dividend Rights.
Holders of Restricted Stock Units and Deferred Stock Units will have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Common Stock subject to such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Common Stock, a cash payment for each such Restricted Stock Unit or Deferred Stock Unit that is equal to the per-share dividend paid on such shares of Common Stock. Dividends paid on Restricted Stock Units and Deferred Stock Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock Units or Deferred Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock Units or Deferred Stock Units will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Stock Units or Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Restricted Stock Units or Deferred Stock Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock Units or Deferred Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock Units or Deferred Stock Units will promptly forfeit and repay to the Company such cash payments, if permissible under Applicable Law.
(b) Creditor’s Rights.
A holder of Restricted Stock Units or Deferred Stock Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6 Termination of Service.
Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units or Deferred Stock Units, the Grantee thereof will have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock, Restricted Stock Units or Deferred Stock Units.
10.7 Purchase of Restricted Stock and Shares of Common Stock Subject to Restricted Stock Units and Deferred Stock Units.
The Grantee of an Award of Restricted Stock, vested Restricted Stock Units or vested Deferred Stock Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Common Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Common Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.
10.8 Delivery of Shares of Common Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units or Deferred Stock Units settled in shares of Common Stock will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Common Stock will, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Common Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER AWARDS
11.1 Unrestricted Stock Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a share of Common Stock or at such other higher purchase price as will be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Common Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2 Other Awards.
(a) Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2(a) may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1 General Rule.
Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock will be made in cash or in cash equivalents acceptable to the Company.
12.2 Surrender of Shares of Common Stock.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Common Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Common Stock, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
12.3 Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Common Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.
12.4 Other Forms of Payment.
To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Common Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including Service by the Grantee thereof to the Company or an Affiliate.
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1 Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the Grantee thereof to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Common Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of an Option or a SAR. The terms and conditions of Dividend Equivalent Rights will be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award will not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.
13.2 Termination of Service.
Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.
14. TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
14.1 Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.
14.2 Value of Performance-Based Awards.
Each grant of a Performance-Based Award will have an actual or target number of shares of Common Stock or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of shares of Common Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.
14.3 Earning of Performance-Based Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of shares of Common Stock or cash value earned under the Performance-Based Awards by such Grantee over such Performance Period.
14.4 Form and Timing of Payment of Performance-Based Awards.
Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Common Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Common Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement therefor.
14.5 Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to the achievement of Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
14.6 Performance Goals Generally.
The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.7 Payment of Awards; Other Terms.
Payment of Performance-Based Awards will be in cash, Common Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.
15. PARACHUTE LIMITATIONS
If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:
(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.
16. REQUIREMENTS OF LAW
16.1 General.
The Company will not be required to offer, sell or issue any shares of Common Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Common Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any shares of Common Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Common Stock in connection with any Award, no shares of Common Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Common Stock or the delivery of any shares of Common Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock subject to such Award, the Company will not be required to offer, sell or issue such shares of Common Stock unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Common Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any shares of Common Stock Or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Common Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Common Stock will not be exercisable until the shares of Common Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2 Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.
17. EFFECT OF CHANGES IN CAPITALIZATION
17.1 Changes in Common Stock.
If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of shares, stock dividend or other distribution payable in equity shares, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs will not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1(b) will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Common Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
17.2 Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Change in Control.
Subject to Section 17.3, if the Company will be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter will be the same as the aggregate Option Price or SAR Price of the shares of Common Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Common Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.
17.3 Change in Control in which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:
(a) in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock will be deemed to have vested, all Restricted Stock Units and Deferred Stock Units will be deemed to have vested and the shares of Common Stock subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the shares of Common Stock subject thereto will be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions will be taken:
(i) 15 days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; or
(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units and Dividend Equivalent Rights (for shares of Common Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Common Stock subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.
(b) Performance-Based Awards shall become earned and vested based on the greater of (i) the target level of performance or (ii) actual performance measured as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee, in its sole discretion. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though the target level of performance has been achieved. After application of this Section 17.3(b) if any Awards arise from application of this Section 17.3(b), such Awards will be settled under the applicable provisions.
(c) Other Equity-Based Awards will be governed by the terms of the applicable Award Agreement.
With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Change in Control and will be effective only immediately before the consummation thereof, and (b) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
17.4 Change in Control in which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs,

Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:
The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan will continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common share options, share appreciation rights, restricted share, common restricted share units, common deferred share units, dividend equivalent rights and other equity-based awards relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation rights exercise prices. Without limiting the generality of the foregoing, all incomplete Performance Periods in respect of each Performance-Based Award shall end on the date of the Change in Control and the performance goals applicable to such Award shall be deemed satisfied at either (a) the target level of performance or (b) the actual level of performance measured as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee, in its sole discretion, in each case, whichever approach results in the greater number of Performance-Based Awards becoming earned. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the performance goals applicable to such Award shall be deemed satisfied at the target level of performance. Each such Performance-Based Award shall thereafter become a time-based Award and shall otherwise vest in accordance with the applicable Award Agreement. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within 12 months following the consummation of such Change in Control, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.
17.5 Adjustments
Adjustments under this Section 17 related to shares of Common Stock or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.
17.6 No Limitations on Company.
The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.
18. GENERAL PROVISIONS
18.1 Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2 Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.
18.3 Withholding Taxes.
The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Common Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Common Stock subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Common Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
18.4 Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.
18.5 Construction.
Unless the context otherwise requires, all references in the Plan to “including” will mean “including without limitation.”
18.6 Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.7 Number and Gender.
With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.
18.8 Severability.
If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

18.9 Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.10 Code Section 409A.
The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).
Furthermore, notwithstanding anything to the contrary in the Plan, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Common Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Common Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery will occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph will in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

ANNEX G
FORM OF ARTICLES
Incorporation number:
ARTICLES
of
ACASTI PHARMA INC.
(the “Company”)
G-i

G-ii

G-iii

G-iv

Incorporation number:
ARTICLES
of
ACASTI PHARMA INC.
(the “Company”)
1.	INTERPRETATION
1.1	Definitions
In these Articles (the “Articles”), unless the context otherwise requires:
(1)
“applicable securities laws” means the applicable securities legislation of the United States and each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of the United States and each province and territory of Canada;

(2)	“appropriate person” has the meaning assigned in the Securities Transfer Act;
(3)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;
(4)
“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(5)
“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“legal personal representative” means the personal or other legal representative of a shareholder;
(7)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;
(8)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;
(9)	“seal” means the seal of the Company, if any;
(10)	“Securities Act” means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(11)
“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable
The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.
2.	SHARES AND SHARE CERTIFICATES
2.1	Authorized Share Structure
The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.
2.2	Form of Share Certificate
Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgement
Except in respect of shares that are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.
2.4	Delivery by Mail
Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including the Company’s transfer agent or legal counsel) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement
If the Company is satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as it thinks fit:
(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and
(2)	issue a replacement share certificate or acknowledgement, as the case may be.
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement
If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the Company receives:
(1)	a request for a replacement share certificate or acknowledgement, as the case may be, before the Company has notice that the share certificate has been acquired by a protected purchaser;
(2)	any indemnity the Company considers adequate, to protect the Company from any loss that the Company may suffer by issuing a new certificate; and
(3)	any other reasonable requirements imposed by the Company.
A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.
2.7	Recovery of New Share Certificate
If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.
2.8	Splitting Share Certificates
If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee
There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the board.
2.10	Recognition of Trusts
Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.
3.	ISSUE OF SHARES
3.1	Board Authorized
Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the board may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.
3.2	Commissions and Discounts
The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.
3.3	Brokerage
The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.4	Conditions of Issue
Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:
(1)	consideration is provided to the Company for the issue of the share by one or more of the following:
(a)	past services performed for the Company;
(b)	property;
(c)	money; and
(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.
3.5	Share Purchase Warrants and Rights
Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the board determines, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.
4.	SHARE REGISTERS
4.1	Central Securities Register
As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form. The board may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The board may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The board may terminate such appointment of any agent at any time and may appoint another agent in its place.
4.2	Closing Register
The Company must not at any time close its central securities register.
5.	SHARE TRANSFERS
5.1	Registering Transfers
Subject to Article 26, the Business Corporations Act and the Securities Transfer Act, the Company must register the transfer of a share of the Company if:
(1)	The Company or the transfer agent or registrar for the class or series of share to be transferred has received:
(a)
in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)
in the case of a share that is represented by a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(c)
in the case of a share that is an uncertificated share, a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(d)
such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, and that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(2)	All the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.
5.2	Waivers of the Requirement of Transfer
The Company may waive any of the requirements set out in Article 5.1(1) and any preconditions referred to in Article 5.1(2).
5.3	Form of Instrument of Transfer
The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent from time to time.
5.4	Transferor Remains Shareholder
Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5	Signing of Instrument of Transfer
If a shareholder, or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:
(1)	in the name of the person named as transferee in that instrument of transfer; or
(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
5.6	Enquiry as to Title Not Required
Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.
5.7	Transfer Fee
Subject to the rules of any stock exchange on which securities of the Company are listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the board.
6.	TRANSMISSION OF SHARES
6.1	Legal Personal Representative Recognized on Death
In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the board may require proof of appointment by a court of competent jurisdiction, the original court certified grant of letters probate, letters of administration, or such other evidence or documents as the board considers appropriate.
6.2	Rights of Legal Personal Representative
The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities laws, provided appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.
7.	PURCHASE OF SHARES
7.1	Company Authorized to Purchase or Otherwise Acquire Shares
Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series of shares, the Business Corporations Act, and applicable securities laws, the Company may, if authorized by the board, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the board.
7.2	Purchase, Redemption or Other Acquisition When Insolvent
The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:
(1)	the Company is insolvent; or
(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares
If the Company retains a share purchased, redeemed or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:
(1)	is not entitled to vote the share at a meeting of its shareholders;
(2)	must not pay a dividend in respect of the share; and
(3)	must not make any other distribution in respect of the share.
8.	BORROWING POWERS
The Company, if authorized by the board, may:
(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the board considers appropriate;
(2)
issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the board considers appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(4)
mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS
9.1	Alteration of Authorized Share Structure
Subject to Article 9.2, Article 9.3, the Business Corporations Act and the special rights and restrictions attached to the shares of any class or series of shares, the Company may:
(1)	by ordinary resolution:
(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(b)
increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:
(i)	decrease the par value of those shares; or
(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(e)	alter the identifying name of any of its shares; or
(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;
and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly; and
(2)
by directors’ resolution or ordinary resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

9.2	Special Rights and Restrictions
Subject to Article 9.3, the Business Corporations Act and the special rights and restrictions attached to the shares of any class or series of shares, the Company may by ordinary resolution:
(1)
create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;
and alter its Articles and Notice of Articles accordingly.
9.3	No Interference with Class or Series Rights without Consent
A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.
9.4	Change of Name
The Company may by directors’ resolution or ordinary resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.
9.5	Other Alterations to Articles
If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.
10.	MEETINGS OF SHAREHOLDERS
10.1	Annual General Meetings
Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the board.
10.2	Resolution Instead of Annual General Meeting
If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.
10.3	Calling and Location of Meetings of Shareholders
The board may, at any time, call a meeting of shareholders. The location of a meeting of shareholders shall be determined by the board and may be within or outside British Columbia.
10.4	Electronic Meetings
The board may determine that a meeting of shareholders shall be a fully electronic meeting or a partially electronic meeting. If the Company holds a meeting of shareholders that is not an electronic meeting, the Company is not obligated to take any action or provide any facility to permit or facilitate the use of telephone or any communications medium at the meeting. If the Company holds a meeting of shareholders that is an electronic meeting, the Company must permit and facilitate participation in the meeting by telephone or other communications medium. If one or more shareholders or proxy holders participate in, including voting at, a meeting of shareholders that is an electronic meeting, each such shareholder or proxy holder is deemed to be present at the meeting, and the meeting is deemed to be held at the location, if any, specified in the notice of the meeting.
10.5	Notice for Meetings of Shareholders
The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:
(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.
10.6	Record Date for Notice
The board may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:
(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.
If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.
10.7	Record Date for Voting
The board may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.
10.8	Failure to Give Notice and Waiver of Notice
The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
10.9	Notice of Special Business at Meetings of Shareholders
If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:
(1)	state the general nature of the special business; and
(2)
if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10	Notice of Dissent Rights
The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:
(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.
10.11	Class Meetings and Series Meetings of Shareholders
Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of the shareholders will apply with the necessary changes and so far as they are applicable, to the class meeting or series meeting of the shareholders holding a particular class or series of shares.
10.12	Advance Notice Provisions
(1)	Nomination of Directors
Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.12 shall be eligible for election as directors to the board. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:
(a)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;
(b)
by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:
(i)
is, at the close of business on the date of giving notice provided for in this Article 10.12 and on the record date for notice of such meeting, either entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company; and

(ii)	has given timely notice in proper written form as set forth in this Article 10.12.
(2)	Exclusive Means
For the avoidance of doubt, this Article 10.12 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company.
(3)	Timely Notice
In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:
(a)
in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Vancouver time) on the 35th day before the date of the meeting; provided, however, if the first public announcement made by the Company of the date of the meeting (each such date being the “Notice Date”) is less than 50 days before the meeting date, notice by the Nominating Shareholder may be given not later than the close of business on the 10th day following the Notice Date; and

(b)
in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date;

provided that, in either instance, if notice-and-access (as defined in National Instrument 54 - 101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Article 10.12(3)(a) or 10.12(3)(b) and the Notice Date in respect of the meeting is not less than 50 days before the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the date of the applicable meeting.
(4)	Proper Form of Notice
To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.12 and disclose or include, as applicable:
(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):
(i)	the name, age, business and residential address of the Proposed Nominee;
(ii)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;
(iii)
the number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv)
full particulars of any relationships, agreements, arrangements or understandings (including financial, compensation or indemnity related) between the Proposed Nominee and the Nominating Shareholder, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(v)
any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or applicable securities laws; and

(vi)
a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act; and

(b)	as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:
(i)	their name, business and residential address;
(ii)
the number of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Nominating Shareholder or any other person with whom the Nominating Shareholder is acting jointly or in concert with respect to the Company or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)
their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Company or the person’s economic exposure to the Company;

(iv)
any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(v)
full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(vi)
a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Company in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Company in support of such nomination; and

(vii)
any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by applicable securities laws.

Reference to “Nominating Shareholder” in this Article 10.12(4) shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.
(5)	Currency of Nominee Information
All information to be provided in a Timely Notice pursuant to this Article 10.12 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.
(6)	Delivery of Information
Notwithstanding Article 23, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.12 may only be given by personal delivery or courier to the corporate secretary at the address of the principal executive offices or registered office of the Company, and shall be deemed to have been given and made on the date of delivery; provided such delivery is made on a business day and the delivery was made prior to 5:00 p.m. (Vancouver time) on that business day and otherwise such delivery shall be deemed to have been made on the subsequent day that is a business day.
(7)	Defective Nomination Determination
The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.12, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.
(8)	Waiver
The board may, in its sole discretion, waive any requirement in this Article 10.12.
(9)	Definitions
For the purposes of this Article 10.12, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.ca.
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
11.1	Special Business
At a meeting of shareholders, the following business is special business:
(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(2)	at an annual general meeting, all business is special business except for the following:
(a)	business relating to the conduct of or voting at the meeting;
(b)	consideration of any financial statements of the Company presented to the meeting;
(c)	consideration of any reports of the directors or auditor;
(d)	the setting or changing of the number of directors;
(e)	the election or appointment of directors;

(f)	the appointment of an auditor;
(g)	the setting of the remuneration of an auditor;
(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;
(i)
any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders; and

(j)
any non-binding advisory vote (i) proposed by the Company, (ii) required by the rules of any stock exchange on which securities of the Company are listed or (iii) required by applicable securities laws.

11.2	Special Majority
The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.
11.3	Quorum
Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4, a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of at least thirty-three and one-third percent (33 1/3%) of the issued shares entitled to be voted at the meeting are present in person or represented by proxy.
11.4	One Shareholder May Constitute Quorum
If there is only one shareholder entitled to vote at a meeting of shareholders:
(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and
(2)	that shareholder, present in person or by proxy, may constitute the meeting.
11.5	Persons Entitled to Attend Meeting
In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any other persons invited to be present at the meeting by the board or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.
11.6	Requirement of Quorum
No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.7	Lack of Quorum
If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:
(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and
(2)
in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place or to the time and place determined by the chair of the board.

11.8	Lack of Quorum at Succeeding Meeting
If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair
The following individual is entitled to preside as chair at a meeting of shareholders:
(1)	the chair of the board, if any; or
(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.
11.10	Selection of Alternate Chair
If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.
11.11	Adjournments
The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
11.12	Notice of Adjourned Meeting
It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.
11.13	Decisions by Show of Hands or Poll
Subject to the Business Corporations Act and applicable securities laws, every motion put to a vote at a meeting of shareholders will be decided on a show of hands (or its functional equivalent) unless a poll, before or on the declaration of the result of the vote by show of hands (or its functional equivalent), is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.
11.14	Electronic Voting
Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities, if the board determines to make them available, whether or not persons entitled to attend participate in the meeting by means of communications facilities.
11.15	Declaration of Result
The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.
11.16	Motion Need Not be Seconded
No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.
11.17	Casting Vote
In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or its functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18	Manner of Taking Poll
Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:
(1)	the poll must be taken:
(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and
(b)	in the manner, at the time and at the place that the chair of the meeting directs;
(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and
(3)	the demand for the poll may be withdrawn by the person who demanded it.
11.19	Demand for Poll on Adjournment
A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.
11.20	Chair Must Resolve Dispute
In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the chair’s determination made in good faith is final and conclusive.
11.21	Casting of Votes
On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.
11.22	No Demand for Poll on Election of Chair
No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.
11.23	Demand for Poll Not to Prevent Continuance of Meeting
The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.
11.24	Retention of Ballots and Proxies
The Company or its agent must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.
12.	VOTES OF SHAREHOLDERS
12.1	Number of Votes by Shareholder or by Shares
Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:
(1)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
(2)
on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity
A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands (or its functional equivalent) or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the board, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders
If there are joint shareholders registered in respect of any share:
(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(2)
if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders
Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.
12.5	Representative of a Corporate Shareholder
If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint an individual person to act as its representative at any meeting of shareholders of the Company, and:
(1)	for that purpose, the instrument appointing a representative must be received:
(a)
at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(b)
at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(2)	if a representative is appointed under this Article 12.5:
(a)
the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.
12.6	Proxy Provisions Do Not Apply to All Companies
If and for so long as the Company is a public company Articles 12.7 to 12.16 apply only insofar as they are not inconsistent with any applicable securities laws, or any rules of any stock exchange on which securities of the Company are listed.
12.7	Appointment of Proxy Holders
Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.
12.8	Alternate Proxy Holders
A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder
A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:
(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;
(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;
(3)
the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)	the Company is a public company.
12.10	Deposit of Proxy
A proxy for a meeting of shareholders must:
(1)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(2)
unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; or

(3)	be received in any other manner determined by the board or chair of the meeting.
A proxy may be sent to the Company by written instrument, or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the board.
12.11	Validity of Proxy Vote
A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:
(1)
at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12	Form of Proxy
A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the board or the chair of the meeting:
[Company’s Name]
(the “Company”)
The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.
Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]
12.13	Revocation of Proxy
Subject to Article 12.14 and 12.15, every proxy may be revoked by an instrument in writing that is received:
(1)
at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.
12.14	Revocation of Proxy Must Be Signed
An instrument referred to in Article 12.13 must be signed as follows:
(1)
if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder’s legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.
12.15	Chair May Determine Validity of Proxy
The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.
12.16	Production of Evidence of Authority to Vote
The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS
13.1	First Directors; Number of Directors
The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:
(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;
(2)	if the Company is a public company, the greater of three and the most recently set of:
(a)	the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and
(b)	the number of directors set under Article 14.4;
(3)	if the Company is not a public company, the most recently set of:
(a)	the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and
(b)	the number of directors set under Article 14.4.
13.2	Change in Number of Directors
If the number of directors is set under Articles 13.1(2)(a) or 13.13)a):
(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;
(2)
if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number, then the board may, subject to Article 14.8, appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

No decrease in the number of directors will shorten the term of an incumbent director.
13.3	Board’s Acts Valid Despite Vacancy
An act or proceeding of the board is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.
13.4	Qualifications of Directors
A director is not required to hold a share in the capital of the Company as qualification for the director’s office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.
13.5	Remuneration of Directors
The directors are entitled to the remuneration for acting as directors, if any, as the board may from time to time determine. If the board so decides, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.
13.6	Reimbursement of Expenses of Directors
The Company must reimburse each director for the reasonable expenses that the director may incur in and about the business of the Company.
13.7	Special Remuneration for Directors
If any director performs any professional or other services for the Company that in the opinion of the board are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, the director may be paid remuneration fixed by the board, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that the director may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director
Unless otherwise determined by ordinary resolution, the board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to the director’s spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
14.	ELECTION AND REMOVAL OF DIRECTORS
14.1	Election at Annual General Meeting
At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:
(1)
the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.
14.2	Consent to be a Director
No election, appointment or designation of an individual as a director is valid unless:
(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;
(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.
14.3	Failure to Elect or Appoint Directors
If:
(1)
the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;
then each director then in office continues to hold office until the earlier of:
(3)	when the director’s successor is elected or appointed; and
(4)	when the director otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.4	Places of Retiring Directors Not Filled
If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.
14.5	Directors May Fill Casual Vacancies
Any casual vacancy occurring in the board of directors may be filled by the board.
14.6	Remaining Directors’ Power to Act
The board may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the board may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.
14.7	Shareholders May Fill Vacancies
If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.
14.8	Additional Directors
Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the board may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:
(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.
Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.
14.9	Ceasing to be a Director
A director ceases to be a director when:
(1)	the term of office of the director expires;
(2)	the director dies;
(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or
(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10	Removal of Director by Shareholders
The Company may remove any director before the expiration of the director’s term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the board may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.
14.11	Removal of Director by Directors
The board may remove any director before the expiration of the director’s term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the board may appoint a director to fill the resulting vacancy.
15.	POWERS AND DUTIES OF DIRECTORS
15.1	Powers of Management
The board must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.
15.2	Appointment of Attorney of Company
The board may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the board, to appoint or remove officers appointed by the board and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the board may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the board thinks fit. Any such attorney may be authorized by the board to sub-delegate all or any of the powers, authorities and discretions for the time being vested in such attorney.
16.	INTERESTS OF DIRECTORS AND OFFICERS
16.1	Obligation to Account for Profits
A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.
16.2	Restrictions on Voting by Reason of Interest
A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.
16.3	Interested Director Counted in Quorum
A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.
16.4	Disclosure of Conflict of Interest or Property
A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.
16.5	Director Holding Other Office in the Company
A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to the director’s office of director for the period and on the terms (as to remuneration or otherwise) that the board may determine.
16.6	No Disqualification
No director or intended director is disqualified by the director’s office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.
16.7	Professional Services by Director or Officer
Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.
16.8	Director or Officer in Other Corporations
A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by the director or officer as director, officer or employee of, or from the director’s or officer’s interest in, such other person.

17.	PROCEEDINGS OF THE BOARD
17.1	Meetings of the Board
The board may meet together for the conduct of business, adjourn and otherwise regulate its meetings as the board thinks fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may from time to time determine.
17.2	Voting at Meetings
Questions arising at any meeting of the board are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
17.3	Chair of Meetings
The following individual is entitled to preside as chair at a meeting of the board:
(1)	the chair of the board, if any;
(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or
(3)	any other director chosen by the board if:
(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;
(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or
(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.
17.4	Meetings by Telephone or Other Communications Medium
A director may participate in a meeting of the board or of any committee of the board:
(1)	in person;
(2)	by telephone; or
(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;
if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
17.5	Calling of Meetings
A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the board at any time.
17.6	Notice of Meetings
Other than for meetings held at regular intervals as determined by the board pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the board, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.
17.7	When Notice Not Required
It is not necessary to give notice of a meeting of the board to a director if:
(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the board at which that director is appointed; or
(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice
The accidental omission to give notice of any meeting of board to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.
17.9	Waiver of Notice of Meetings
Any director may send to the Company a document signed by the director waiving notice of any past, present or future meeting or meetings of the board and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the board need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the board so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.
Attendance of a director at a meeting of the board is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
17.10	Quorum
The quorum necessary for the transaction of the business of the board may be set by the board and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.
17.11	Validity of Acts Where Appointment Defective
Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.
17.12	Consent Resolutions in Writing
A resolution of the board or of any committee of the board may be passed without a meeting:
(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or
(2)
in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that the director has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the board or of any committee of the board passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the board or of the committee of the board and to be as valid and effective as if it had been passed at a meeting of the board or of the committee of the board that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the board or of a committee of the board.
18.	EXECUTIVE AND OTHER COMMITTEES
18.1	Appointment and Powers of Executive Committee
The board may, by resolution, appoint an executive committee consisting of the director or directors that it considers appropriate, and during the intervals between meetings of the board all of the board’s powers are delegated to the executive committee, except:
(1)	the power to fill vacancies in the board of directors;
(2)	the power to remove a director;
(3)	the power to change the membership of, or fill vacancies in, any committee of the board; and
(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees
The board may, by resolution:
(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;
(2)	delegate to a committee appointed under paragraph (1) any of the board’s powers, except:
(a)	the power to fill vacancies in the board of directors;
(b)	the power to remove a director;
(c)	the power to change the membership of, or fill vacancies in, any committee of the board; and
(d)	the power to appoint or remove officers appointed by the board; and
(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.
18.3	Obligations of Committees
Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:
(1)	conform to any rules that may from time to time be imposed on it by the board; and
(2)	report every act or thing done in exercise of those powers at such times as the board may require.
18.4	Powers of Board
The board may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:
(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;
(2)	terminate the appointment of, or change the membership of, the committee; and
(3)	fill vacancies in the committee.
18.5	Committee Meetings
Subject to Article 18.3(1) and unless the board otherwise provides in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:
(1)	the committee may meet and adjourn as it thinks proper;
(2)
the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and
(4)
questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	OFFICERS
19.1	Board May Appoint Officers
The board may, from time to time, appoint such officers, if any, as the board determines and the board may, at any time, terminate any such appointment.
19.2	Functions, Duties and Powers of Officers
The board may, for each officer:
(1)	determine the functions and duties of the officer;

(2)	delegate to the officer any of the powers exercisable by the board on such terms and conditions and with such restrictions as the board thinks fit; and
(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
19.3	Qualifications
No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.
19.4	Remuneration and Terms of Appointment
All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board, and an officer may in addition to such remuneration be entitled to receive, after the officer ceases to hold such office or leaves the employment of the Company, a pension or gratuity.
20.	INDEMNIFICATION
20.1	Definitions
In this Article 20:
(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
(2)
“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director or an officer or former officer of the Company (each an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(a)	is or may be joined as a party; or
(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
(3)	“expenses” has the meaning set out in the Business Corporations Act.
(4)	“officer” means a person appointed by the board as an officer of the Company.
20.2	Mandatory Indemnification of Eligible Parties
Subject to the Business Corporations Act, the Company must indemnify an eligible party and an eligible party’s heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding to the fullest extent permitted by the Business Corporations Act. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.
20.3	Indemnification of Other Persons
Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person, including directors, officers, employees, agents and representatives of the Company.
20.4	Non-Compliance with Business Corporations Act
The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which the director or officer is entitled under this Part.

20.5	Company May Purchase Insurance
The Company may purchase and maintain insurance for the benefit of any person (or any person’s heirs or legal personal representatives) who:
(1)	is or was a director, officer, employee or agent of the Company;
(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;
(3)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
(4)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;
against any liability incurred by the person as such director, officer, employee or agent or person who holds or held such equivalent position.
21.	DIVIDENDS
21.1	Payment of Dividends Subject to Special Rights
The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.
21.2	Declaration of Dividends
Subject to the Business Corporations Act, the board may from time to time declare and authorize payment of such dividends as they may deem advisable.
21.3	No Notice Required
The board need not give notice to any shareholder of any declaration under Article 21.2.
21.4	Record Date
The board may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the date on which the board passes the resolution declaring the dividend.
21.5	Manner of Paying Dividend
A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.
21.6	Settlement of Difficulties
If any difficulty arises in regard to a distribution under Article 21.5, the board may settle the difficulty as they deem advisable, and, in particular, may:
(1)	set the value for distribution of specific assets;
(2)
determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.
21.7	When Dividend Payable
Any dividend may be made payable on such date as is fixed by the board.

21.8	Dividends to be Paid in Accordance with Number of Shares
All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.
21.9	Receipt by Joint Shareholders
If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
21.10	Dividend Bears No Interest
No dividend bears interest against the Company.
21.11	Fractional Dividends
If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.
21.12	Payment of Dividends
Any dividend or other distribution payable in money in respect of shares may be paid:
(1)
by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing; or

(2)	by electronic transfer, if so authorized by the shareholder.
The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque or transfer (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation, or the amount of tax so deducted is not paid to the appropriate taxing authority.
21.13	Capitalization of Retained Earnings or Surplus
Notwithstanding anything contained in these Articles, the board may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.
21.14	Unclaimed Dividends
Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.
22.	ACCOUNTING RECORDS
22.1	Recording of Financial Affairs
The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.
22.2	Inspection of Accounting Records
Unless the board determines otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.	NOTICES
23.1	Method of Giving Notice
Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
(1)	mail addressed to the person at the applicable address for that person as follows:
(a)	for a record mailed to a shareholder, the shareholder’s registered address;
(b)
for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;
(2)	delivery at the applicable address for that person as follows, addressed to the person:
(a)	for a record delivered to a shareholder, the shareholder’s registered address;
(b)
for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;
(3)
unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(4)	physical delivery to the intended recipient;
(5)
creating and providing a record posted on or made available through a generally accessible electronic source and providing written notice by any of the foregoing methods as to the availability of such record; or

(6)	as otherwise permitted by applicable securities legislation.
23.2	Deemed Receipt
A notice, statement, report or other record that is:
(1)
mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and
(3)	delivered in accordance with Article 23.1(5), is deemed to be received by the person on the day such written notice is sent.
23.3	Certificate of Sending
A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.
23.4	Notice to Joint Shareholders
A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representatives and Trustees
A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:
(1)	mailing the record, addressed to them:
(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(2)
if an address referred to in paragraph 23.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Undelivered Notices
If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of the shareholder’s new address.
24.	SEAL AND EXECUTION OF INSTRUMENTS
24.1	Who May Attest Seal
Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:
(1)	any two directors;
(2)	any officer, together with any director;
(3)	if the Company only has one director, that director; or
(4)	any one or more directors or officers or persons as may be determined by the board.
24.2	Sealing Copies
For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the board.
24.3	Mechanical Reproduction of Seal
The board may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.
24.4	Execution of Instruments
Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Company by any director or officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

25.	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal courts located within the Province of British Columbia in connection with any action or proceeding brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.
26.	PROHIBITIONS
26.1	Definitions
In this Article 26:
(a) “security” has the meaning assigned in the Securities Act;
(b) “transfer restricted security” means
(i)	a share of the Company;
(ii)	a security of the Company convertible into shares of the Company; or
(iii)
any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.

26.2	Application
Article 26.3 does not apply to the Company if and for so long as it is a public company.
26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities
No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the board and the board is not required to give any reason for refusing to consent to any such sale, transfer or other disposition.
27.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES
The Common Shares without par value in the authorized share structure of the Company (“Common Shares”) have attached to them the special rights and restrictions set out in this Part 27.
27.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up
The Common Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Common Shares. For the avoidance of doubt, holders of Common Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Common Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the board of directors of the Company may determine from time to time in their absolute discretion, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Company.
27.2	Meetings and Voting Rights
Each holder of Common Shares shall be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. At each such meeting, each Common Share shall entitle the holder thereof to one vote.
28.	SPECIAL RIGHTS OR RESTRICTIONS ATTACHING TO THE PREFERRED SHARES
The Preferred Shares without par value in the authorized share structure of the Company (“Preferred Shares”) have attached to them the special rights and restrictions set out in this Part 27.
28.1	Issuable in Series
(1)	The directors may issue the Preferred Shares at any time and from time to time in one or more series.
(2)
Subject to Article 9.3 and the Business Corporations Act, the directors may from time to time, by directors’ resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;
(b)	create an identifying name for the shares of that series, or alter any such identifying name; and
(c)
attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)
the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or noncumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)
any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;
(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;
(E)	any voting rights and restrictions;
(F)	the terms and conditions of any share purchase plan or sinking fund;
(G)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and
(H)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.
(d)
No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.
28.2	Class Rights or Restrictions
(1)
Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(2)
In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(3)
The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors' resolution as to the respective series authorized to be issued.

[Signature page follows]

Full name and signature of a director	Date of signing

Prashant Kohli

ANNEX H
SECTION 372 TO SECTION 388 OF THE QBCA
CHAPTER XIV
RIGHT TO DEMAND REPURCHASE OF SHARES
DIVISION I
GENERAL PROVISIONS
§ 1. — Conditions giving rise to right
372. The adoption of any of the resolutions listed below confers on a shareholder the right to demand that the corporation repurchase all of the person’s shares if the person exercised all the voting rights carried by those shares against the resolution:
(1)	an ordinary resolution authorizing the corporation to carry out a squeeze-out transaction;
(2)	a special resolution authorizing an amendment to the articles to add, change or remove a restriction on the corporation’s business activity or on the transfer of the corporation’s shares;
(3)	a special resolution authorizing an alienation of corporation property if, as a result of the alienation, the corporation is unable to retain a significant part of its business activity;
(4)	a special resolution authorizing the corporation to permit the alienation of property of its subsidiary;
(5)	a special resolution approving an amalgamation agreement;
(6)	a special resolution authorizing the continuance of the corporation under the laws of a jurisdiction other than Québec; or
(7)
a resolution by which consent to the dissolution of the corporation is withdrawn if, as a result of the alienation of property begun during the liquidation of the corporation, the corporation is unable to retain a significant part of its business activity.

The adoption of a resolution referred to in any of subparagraphs 3 to 7 of the first paragraph confers on a shareholder whose shares do not carry voting rights the right to demand that the corporation repurchase all of the person’s shares.
373. The adoption of a special resolution described in section 191 confers on a shareholder holding shares of the class or series specified in that section the right to demand that the corporation repurchase all of the person’s shares of that class or series. That right is subject to the shareholder having exercised all the person’s available voting rights against the adoption and approval of the special resolution.
That right also exists if all the shares held by the shareholders are of the same class; in that case, the right is subject to the shareholder having exercised all of the person’s available voting rights against the adoption of the special resolution.
373.1. Despite section 93, non fully paid shares also confer the right to demand a repurchase.
374. The right to demand a repurchase conferred by the adoption of a resolution is subject to the corporation carrying out the action approved by the resolution.
375. A notice of a shareholders meeting at which a special resolution that could confer the right to demand a repurchase may be adopted must mention that fact.
The action approved by the resolution is not invalidated solely because of the absence of such a mention in the notice of meeting.
Moreover, if the meeting is called to adopt a resolution described in section 191 or in any of subparagraphs 3 to 7 of the first paragraph of section 372, the corporation notifies the shareholders whose shares do not carry voting rights of the possible adoption of a resolution that could give rise to the right to demand a repurchase of shares.
§ 2. — Conditions for exercise of right and terms of repurchase
I. — Prior notices
376. Shareholders intending to exercise the right to demand the repurchase of their shares must so inform the corporation; otherwise, they are deemed to renounce their right, subject to Division II.

To inform the corporation of the intention to exercise the right to demand the repurchase of shares, a shareholder must send a notice to the corporation before the shareholders meeting or advise the chair of the meeting during the meeting. In the case of a shareholder described in the second paragraph of section 372 none of whose shares carry voting rights, the notice must be sent to the corporation not later than 48 hours before the shareholders meeting.
377. As soon as a corporation takes the action approved by a resolution giving rise to the right to demand a repurchase of shares, it must give notice to all shareholders who informed the corporation of their intention to exercise that right.
The repurchase notice must mention the repurchase price offered by the corporation for the shares held by each shareholder and explain how the price was determined.
If the corporation is unable to pay the full redemption price offered because there are reasonable grounds for believing that it is or would be unable to pay its liabilities as they become due, the repurchase notice must mention that fact and indicate the maximum amount of the price offered the corporation will legally be able to pay.
378. The repurchase price is the fair value of the shares as of the close of the offices of the corporation on the day before the resolution conferring the right to demand a repurchase is adopted.
When the action approved by the resolution is taken following a take-over bid with respect to all the shares of a class of shares issued by a corporation that is a reporting issuer and the bid is closed within 120 days before the resolution is adopted, the repurchase price may be determined to be the fair value of the shares on the day before the take-over bid closed if the offeror informed the shareholders, on making the take-over bid, that the action would be submitted to shareholder authorization or approval.
379. The repurchase price of all shares of the same class or series must be the same, regardless of the shareholder holding them.
However, in the case of a shareholder holding non-fully paid shares, the corporation must subtract the unpaid portion of the shares from the repurchase price offered or, if it cannot pay the full repurchase price offered, the maximum amount that it can legally pay for those shares.
The repurchase notice must mention the subtraction and show the amount that can be paid to the shareholder.
380. Within 30 days after receiving a repurchase notice, shareholders must confirm to the corporation that they wish to exercise their right to demand a repurchase. Otherwise, they are deemed to have renounced their right.
The confirmation may not be limited to only part of the repurchasable shares. It does not affect a shareholder’s right to demand an increase in the repurchase price offered.
II. — Payment of repurchase price
381. A corporation must pay the offered repurchase price to all shareholders who confirmed their decision to exercise their right to demand the repurchase of their shares within 10 days after such confirmation.
However, a corporation that is unable to pay the full repurchase price offered because there are reasonable grounds for believing that it is or would be unable to pay its liabilities as they become due is only required to pay the maximum amount it may legally pay the shareholders. In that case, the shareholders remain creditors of the corporation for the unpaid balance of the repurchase price and are entitled to be paid as soon as the corporation is legally able to do so or, in the event of the liquidation of the corporation, are entitled to be collocated after the other creditors but by preference over the other shareholders.
III. — Increase in repurchase price
382. To contest a corporation’s appraisal of the fair value of their shares, shareholders must notify the corporation within the time given to confirm their decision to exercise their right to demand a repurchase.
Such contestation is a confirmation of a shareholder’s decision to exercise the right to demand a repurchase.
383. A corporation may increase the repurchase price offered within 30 days after receiving a notice of contestation.
The increase in the repurchase price of the shares of the same class or series must be the same, regardless the shareholder holding them.

384. If a corporation does not follow up on a shareholder’s contestation within 30 days after receiving a notice of contestation, the shareholder may ask the court to determine the increase in the repurchase price. The same applies when a shareholder contests the increase in the repurchase price offered by the corporation.
The shareholder must, however, make the application within 90 days after receiving the repurchase notice.
385. As soon as an application is filed under section 384, it must be notified by the corporation to all the other shareholders who are still contesting the appraisal of the fair value of their shares or the increase in the repurchase price offered by the corporation.
386. All shareholders to whom the corporation notified the application are bound by the court judgment.
387. The court may entrust the appraisal of the fair value of the shares to an expert.
388. The corporation must, without delay, pay the increase in the repurchase price to all shareholders who did not contest the increase offered. It must pay the increase determined by the court to all shareholders who, under section 386, are bound by the court judgment, within 10 days after the judgment.
However, a corporation that is unable to pay the full increase in the repurchase price because there are reasonable grounds for believing that it is or would be unable to pay its liabilities as they become due is only required to pay the maximum amount it may legally pay the shareholders. In such a case, the shareholders remain creditors of the corporation for the unpaid balance of the repurchase price and are entitled to be paid as soon as the corporation is legally able to do so or, in the event of the liquidation of the corporation, are entitled to be collocated after the other creditors but by preference over the other shareholders.

ANNEX I
FORM OF DELAWARE BY-LAWS
BYLAWS

OF

ACASTI PHARMA INC.
ARTICLE I.

OFFICES
Section 1.01 Registered Office. The registered office and registered agent of Acasti Pharma Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).
Section 1.02 Other Offices. The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.
ARTICLE II.

MEETINGS OF STOCKHOLDERS
Section 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 in accordance with the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.03 of these Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) may be transacted. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.02 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called as provided in the Certificate of Incorporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. A special meeting may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 in accordance with the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 2.03 Notice of Stockholder Business and Nominations.
(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or authorized committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.03 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.03.
(ii) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.03(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (which preceding year’s annual meeting shall, for purposes of the Corporation’s first annual meeting after the has domesticated to the State of Delaware, be deemed to have occurred on September 30, 2024); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a Proposing Person (as defined below) may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:
(A) as to each person whom the Proposing Person proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), (2) all information required to be provided by a Proposing Person in Section 2.03(a)(ii)(C) and Section 2.03(a)(ii)(E), (3) such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected, (4) a description of any direct or indirect material interest in any material contract or agreement between or among any Proposing Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, (5) a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background, qualification and stock ownership of such proposed nominee and (6) a written representation and agreement completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (z) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect);
(B) as to any other business that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (5) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act;
(C) as to the Proposing Person, (1) the name and address of such Proposing Person, and, if such Proposing Person is a stockholder of record, such name and address must be as they appear on the Corporation’s books, (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (3) the date or dates such shares were acquired, and (4) any pledge by such Proposing Person with respect to any of such shares;
(D) as to the stockholder delivering the notice, a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and
(E) as to the Proposing Person, (1) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owners and Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner or Stockholder Related Persons, with respect to securities of the Corporation (“Synthetic Equity Position”), (2) any other information relating to such Proposing Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act, (3) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (4) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (5) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (6) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (7) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (8) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such Proposing Person, and any other person, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (9) a representation that such Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act.
The disclosures to be made pursuant to the clauses set forth in Section 2.03(a)(ii)(E) are referred to as “Disclosable Interests”. Notwithstanding anything to the contrary, the Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Disclosable Interests hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 2.03 on behalf of a beneficial owner.
(iii) The notice requirements set forth in Section 2.03(a)(ii) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Board of Directors may request any Proposing Person or proposed nominee to furnish such other information as may be reasonably required by the Board of Directors to determine whether (a) any proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation or (b) any proposed business (other than the nominations of persons for election to the Board of Directors) constitutes a proper matter for stockholder action. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(iv) Notwithstanding anything in the second sentence of Section 2.03(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.03(a)(ii) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.03 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(v) For purposes of this Section 2.03, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors calling such special meeting pursuant to the Certificate of Incorporation has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.03 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.03. The number of nominees a Proposing Person may nominate for election at the special meeting at which directors are to be elected shall not exceed the number of directors to be elected at such special meeting. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.03(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) General. (i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by law, at any meeting of stockholders the chairperson of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall (A) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.03 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s nominee or proposal in compliance with such Proposing Person’s representation as required by Section 2.03(a)(ii)(E)(9)) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.03, declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the Proposing Person (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business advanced by such Proposing Person, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the Proposing Person, a person must be a duly authorized officer, manager or partner of such Proposing Person or must be authorized by a writing executed by such Proposing Person or an electronic transmission delivered by such Proposing Person to act for such Proposing Person as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proposing Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (2) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(ii) For purposes of this Section 2.03, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(iii) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.03; provided however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.03 (including Section 2.03(a)(i)(C) and Section 2.03(b) hereof), and compliance with Section 2.03(a)(i)(C) and Section 2.03(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Section 2.03(a)(ii), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 2.03 shall be deemed to affect any rights

(A) of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(iv) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (given pursuant to Section 2.03(a)(i) or Section 2.03(b), as applicable) and a candidate for nomination shall promptly update and supplement such materials delivered pursuant to this Section 2.03 from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to Section 2.03 (other than the representation made in Section 2.03(a)(ii)(E)(9) which cannot be changed pursuant to any update) shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (1) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (2) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.03 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of stockholders.
(v) For purposes of this Section 2.03, the following terms have the following meanings:
(A) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;
(B) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and
(C) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
Section 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary or other authorized officer of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.05 Quorum. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of one third of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, one third in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present, it shall not be broken by the subsequent withdrawal of any stockholders. Shares of the Corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 2.06 Voting; Proxies.
(a) Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the majority the votes cast on the matter, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.
(b) At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.
(c) Unless required by the Certificate of Incorporation or applicable law, or determined by the Board of Directors or the chairperson of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.
(d) Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
(e) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.07 Chairperson of Meetings. The Chairperson of the Board of Directors, if one is appointed, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairperson of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chairperson of the meeting of stockholders and, as such, preside at all meetings of the stockholders.
Section 2.08 Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairperson of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.
Section 2.09 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

Section 2.10 Adjournment. Any meeting of stockholders, annual or special, and whether or not there is a quorum, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.
Section 2.11 Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.12 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and
(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that
(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.13 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 2.14 Delivery to the Corporation. Whenever Section 2.03 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by Section 2.03.
ARTICLE III.

BOARD OF DIRECTORS
Section 3.01 Powers. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
Section 3.02 Number and Term; Chairperson. Subject to the Certificate of Incorporation, the number of directors shall consist of one or more directors and the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Directors shall be elected by the stockholders at their annual meeting. Each director shall hold office until next annual meeting of stockholders and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. The Board of Directors shall elect a Chairperson of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairperson of the Board of Directors is not present at a meeting of the Board of Directors, the Chairperson may designate another director to preside at such meeting. If the Chairperson of the Board of Directors is not present at a meeting of the Board of Directors and the Chairperson has not designated another director to preside at the meeting pursuant to the preceding sentence, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairperson of the Board of Directors) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

Section 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
Section 3.04 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.
Section 3.05 Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
Section 3.06 Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chairperson of the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board of Directors and shall be at such place, date and time as may be fixed by the person or persons at whose direction the meeting is called. Notice need not be given of regular meetings of the Board of Directors. At least twenty-four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 3.07 Quorum and Voting. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 3.08 Committees; Committee Rules. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation as determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee then serving shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 3.09 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents or electronic transmission or transmissions shall be filed in the minutes of proceedings of the Board of Directors in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.
Section 3.11 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Section 3.12 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE IV.

OFFICERS
Section 4.01 Officers. The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary, one or more Vice Presidents, and one or more Assistant Treasurers or Assistant Secretaries, each of whom shall, except as otherwise provided in Section 4.02, be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. Any number of offices may be held by the same person.
Section 4.02. Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or, if applicable, the Chief Executive Officer, may from time to time determine.
Section 4.03 Chief Executive Officer. The Chief Executive Officer, who may also be the President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. If the Board of Directors has not appointed a separate Chairperson of the Board of Directors or in the absence or inability to act as the Chairperson of the Board of Directors, the Chief Executive Officer shall exercise all of the powers Chairperson and discharge all of the duties of the Chairperson of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.
Section 4.04 President and Vice Presidents. The President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. Each Vice President, if any are appointed, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. The President and each Vice President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time.
Section 4.05 Chief Financial Officer; Treasurer. The Chief Financial Officer or such other officer performing substantially similar functions, or if none has been appointed, the Treasurer, shall have custody of the corporate funds, securities, evidence of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer or such other officer performing substantially similar functions, or if none has been appointed, the Treasurer, shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by (i) the Board of Directors or its designees selected for such purposes or (ii) the Chief Executive Officer, the President or any Vice President. The Chief Financial Officer or such other officer performing substantially similar functions and the Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time.
Section 4.06 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time.
Section 4.07 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by (i) the Board of Directors or its designees selected for such purposes or (ii) the Chief Executive Officer, President or any Vice President, or the Chief Financial Officer or Treasurer. All checks or other orders for the payment of money shall be signed by any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer or the Secretary or the Assistant Treasurer or Assistant Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
Section 4.08 Contracts and Other Documents. Any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer or the Secretary, or the Assistant Treasurer or Assistant Secretary or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
Section 4.09 Ownership of Stock of Another Entity. Unless otherwise directed by the Board of Directors, any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer or the Secretary or the Assistant Treasurer or Assistant Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
Section 4.10 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
Section 4.11 Resignation and Removal. Any officer of the Corporation appointed by the Board may be removed from office for or without cause at any time by the Board of Directors. Any officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer or by the Board of Directors. Any officer may resign at any time in the same manner as prescribed with respect to directors under Section 3.03.
Section 4.12 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.
ARTICLE V.

STOCK
Section 5.01 Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board of Directors or the Vice Chairperson of the Board of Directors, or the Chief Executive Officer, the President

or a Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose) certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile or electronic signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
Section 5.02 Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
Section 5.03 Transfer of Shares. Shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Certificate of Incorporation, and these Bylaws, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with any procedures adopted by the Corporation or its agent and applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.
Section 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.
Section 5.05 List of Stockholders Entitled To Vote. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.
Section 5.06 Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Director, and which record date shall not be more than ten (10) days after the date upon which the resolutions fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 5.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI.

NOTICE AND WAIVER OF NOTICE
Section 6.01 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and if given by any other form, including any form of electronic transmission, permitted by the DGCL, shall be deemed given as provided in the DGCL. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Section 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII.

INDEMNIFICATION
Section 7.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
Section 7.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred by indemnitee in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”)); provided, however, that, if the DGCL requires or in the case of an advancement of expenses made in a proceeding brought to establish or enforce a right to indemnification or advancement of expenses, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified under Sections 7.01 and 7.02 or otherwise.
Section 7.03 Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation or (ii) 20 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard for indemnification set forth in the DGCL In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
Section 7.04 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
Section 7.05 Nature of Rights. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
Section 7.06 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person (in addition to an indemnitee) serving at the request of the Corporation as a director, officer, employee or agent of another enterprise to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to an officer of the Corporation elected by the Board of Directors or the Chief Executive Officer pursuant to Article IV, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer elected by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VII.
ARTICLE VIII.

MISCELLANEOUS
Section 8.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 8.03 Fiscal Year. The fiscal year of the Corporation shall end on March 31, or such other day as the Board of Directors may designate.
Section 8.04 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 8.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE IX.

AMENDMENTS
The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws, in addition to any vote of the holders of any class or series of the stock of this Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Article IX) or to adopt any provision inconsistent herewith.
ARTICLE X

FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, or stockholder of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ANNEX J
DIVISION 2 OF PART 8 OF THE BCBCA
309 Any shareholder of a company may send a notice of dissent, under Division 2 of Part 8, in respect of a resolution under section 308 (2) to authorize the continuation of the company into a jurisdiction other than British Columbia, to the company or, if the continuation has taken effect, to the continued corporation.
Definitions and application
237 (1) In this Division:
“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
“payout value” means,
(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,
(b)
in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)
in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.
(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that
(a)	the court orders otherwise, or
(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.
Right to dissent
238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:
(a)	under section 260, in respect of a resolution to alter the articles
(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on,
(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91, or
(iii)	without limiting subparagraph (i), in the case of a benefit company, to alter the company's benefit provision;
(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;
(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;
(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;
(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;
(g)	in respect of any other resolution, if dissent is authorized by the resolution;
(h)	in respect of any court order that permits dissent.
(1.1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.
(2)	A shareholder wishing to dissent must
(a)	prepare a separate notice of dissent under section 242 for
(i)	the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and
(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,
(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and
(c)	dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.
(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must
(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and
(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.
Waiver of right to dissent
239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.
(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must
(a)	provide to the company a separate waiver for
(i)	the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and
(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and
(b)	identify in each waiver the person on whose behalf the waiver is made.
(3)
If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and
(b)
any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)
If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.
Notice of resolution
240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)	a copy of the proposed resolution, and
(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.
(2)
If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and
(b)	a statement advising of the right to send a notice of dissent.
(3)
If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,
(b)	a statement advising of the right to send a notice of dissent, and
(c)	if the resolution has passed, notification of that fact and the date on which it was passed.
(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.
Notice of court orders
241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent
(a)	a copy of the entered order, and
(b)	a statement advising of the right to send a notice of dissent.
Notice of dissent
242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,
(a)
if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of
(i)	the date on which the shareholder learns that the resolution was passed, and
(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.
(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company
(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or
(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.
(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company
(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or
(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.
(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:
(a)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,
(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;
(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and
(i)	the name and address of the beneficial owner, and
(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.
(5)
The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed
243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,
(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of
(i)	the date on which the company forms the intention to proceed, and
(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.
(2) A notice sent under subsection (1) (a) or (b) of this section must
(a)	be dated not earlier than the date on which the notice is sent,
(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and
(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.
Completion of dissent
244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,
(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,
(b)	the certificates, if any, representing the notice shares, and
(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.
(2) The written statement referred to in subsection (1) (c) must
(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and
(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out
(i)	the names of the registered owners of those other shares,
(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii)	that dissent is being exercised in respect of all of those other shares.
(3)	After the dissenter has complied with subsection (1),
(a)	the dissenter is deemed to have sold to the company the notice shares, and
(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.
(4)
Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)
Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.
Payment for notice shares
245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must
(a)	promptly pay that amount to the dissenter, or
(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may
(a)
determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and
(c)	make consequential orders and give directions it considers appropriate.
(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must
(a)
pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),
(a)
the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)
if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that
(a)	the company is insolvent, or
(b)	the payment would render the company insolvent.
Loss of right to dissent
246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:
(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;
(b)	the resolution in respect of which the notice of dissent was sent does not pass;
(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;
(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;
(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;
(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;
(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;
(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.
Shareholders entitled to return of shares and rights
247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,
(a)
the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and
(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

ANNEX K
MATERIAL DIFFERENCES BETWEEN QUÉBEC CORPORATE LAW AND BRITISH COLUMBIA CORPORATE LAW
Our corporate affairs are governed by our Articles and the provisions of the Business Corporations Act (Québec) (the “QBCA”). The QBCA differs from the various laws applicable to British Columbia Corporations and their shareholders. The following is a summary of the material differences between the QBCA and the Business Corporations Act (British Columbia) (the “BCBCA”). This summary is qualified in its entirety by reference to the QBCA, the BCBCA and our governing corporate instruments.
	Québec	British Columbia
Number and Election of Directors
Under the QBCA, the board of directors of a corporation must consist of at least three members, at least two of whom must not be officers or employees of the corporation or an affiliate of the corporation, so long as the corporation remains a “reporting issuer” for purposes of the QBCA, which includes a corporation that has made a distribution of securities to the public. Under the QBCA, directors are elected by the shareholders, in the manner and for the term, not exceeding three years, set out in the corporation’s by-laws. Our by-laws provide that our directors are elected at each annual meeting of shareholders at which such an election is required.

Under the BCBCA, the board of directors of a company must consist of at least three members, so long as the company remains public. Directors are elected by the shareholders by either a majority of the votes or appoint them unanimously at the annual general meeting.

Removal of Directors
Under the QBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for us), shareholders of the corporation may, by resolution passed by a majority of the vote cast thereon at a special meeting of shareholders, remove any or all directors from office and may elect any qualified person to fill the resulting vacancy.

Under the BCBCA, a director can be removed by special resolution or if the articles provide, by less than a special majority.

Under the BCBCA, the shareholders may remove a director by special resolution. Neither The BCBCA does not contain specified term limits for directors.

Vacancies on the Board of Directors
Under the QBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. If the directors refuse or fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCBCA, a vacancy that occurs among directors must be filled in accordance with the BCBCA unless the company’s articles provide otherwise.

The process for filling vacancies that occur outside of the process of election at each annual general meeting will be dependent on the circumstances of the vacancy:

If the director has been removed before the expiration of his or her term of office by a vote of shareholders, the shareholders may elect, or appoint by ordinary resolution, a director to fill the

	Québec	British Columbia

resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy, the directors may appoint a director to fill that vacancy.

If the director has been removed by the remaining directors, either due to being convicted of an indictable offence, or by ceasing to be qualified to act as a director in accordance with the BCBCA and failing to promptly resign, the directors may appoint a director to fill the resulting vacancy.

If the vacancy is a casual vacancy, i.e. the director is not removed and the vacancy otherwise occurs during the term of a director, such vacancy may be filled by the remaining directors.

Board of Director Quorum and Vote Requirements
Under the QBCA, subject to the corporation’s by-laws, a majority of the directors in office constitutes a quorum at any meeting of the board. Our by-laws also provide that a majority of the directors in office constitutes a quorum at any meeting of the board.

Under the QBCA, a quorum of directors may exercise all the powers of the directors despite any vacancy on the board.
Under the BCBCA, the quorum necessary for the transaction of the business of the directors may be set by the directors in the corporation’s articles or a shareholders’ agreement.

Transactions with Directors and Officers
Under the QBCA, every director or officer of a corporation must disclose the nature and value of any interest he or she has in a contract or transaction to which the corporation is a party. For the purposes of this rule, “interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction. In addition, a director or an officer must disclose any contract or transaction to which the corporation and any of the following are a party: (i) an associate of the director or officer; (ii) a group of which the director or officer is a director or officer; or (iii) a group in which the director or officer or

Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case

Québec	British Columbia

an associate of the director or officer has an interest. Such disclosure is required even for a contract or transaction that does not require approval by the board of directors. If a director is required to disclose his or her interest in a contract or transaction, such director is not allowed to vote on any resolution to approve, amend or terminate the contract or transaction or be present during deliberations concerning the approval, amendment or termination of such contract or transaction, unless the contract or transaction (i) relates primarily to the remuneration of the director or an associate of the director as a director, officer, employee or mandatory of the corporation or an affiliate of the corporation, (ii) is for indemnity or liability insurance under the QBCA, or (iii) is with an affiliate of the corporation, and the sole interest of the director is as a director or officer of the affiliate.

If a director or officer does not disclose his or her interest in accordance with the QBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the QBCA, the corporation or a shareholder may ask the court to declare the contract or transaction null and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court considers appropriate. However, the contract or transaction may not be declared null if it was approved by the board of directors and the contract or transaction was in the interest of the corporation when it was approved, nor may the director or officer concerned, in such a case, be required to account for any profit or gain realized or to remit the profit or gain to the corporation. In addition, the contract or transaction may not be declared null if it was approved by ordinary resolution by the shareholders entitled to vote who do not have an interest in the contract or any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction.

	Québec	British Columbia

transaction, the required disclosure was made to the shareholders in a sufficiently clear manner and the contract or transaction was in the best interests of the corporation when it was approved, and if the director or officer acted honestly and in good faith, he or she may not be required to account for the profit or gain realized and to remit the profit or gain to the corporation.

Limitation on Liability of Directors	The QBCA does not permit the limitation of a director’s liability as the DGCL does.
Under the BCBCA, a director of a company is jointly and severally liable to restore to the company any amount paid or distributed as a result of paying dividends, commissions and compensation, among other things, contrary to the BCBCA. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the independent registered public accounting firm of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company or any record, information, or (iv) a representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

Indemnification of Directors and Officers
Under the QBCA, a corporation must indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another group (who is referred to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person on the exercise of the person’s functions or arising from any

Under the BCBCA, and subject to certain specified prohibitions, the company must (i) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; and (ii) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under the BCBCA, an “eligible party” is an individual who is or was a director or officer of the company or any of the heirs

	Québec	British Columbia

investigative or other proceeding in which the person is involved if:

 • the person acted honestly and loyally in the interest of the corporation or other group, and

 • in the case of a proceeding enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

In the case of a derivative action, indemnity may be made only with court approval.

and legal representatives of that individual.

An “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding, and an “eligible proceeding” means a legal proceeding in which an eligible party, by reason of the eligible party being or having been a director or officer of the company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the BCBCA, a company must not indemnify a director or officer if the director or officer did not act honestly and in good faith with a view to the best interests of the company, or they did not have reasonable grounds to believe their conduct was lawful.

Call and Notice of Shareholder Meetings
Under the QBCA, an annual meeting of shareholders must be held no later than 15 months after holding the last preceding annual meeting. Under the QBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than 10% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Under the BCBCA, a general meeting of shareholder must be held no later than 15 months after the annual reference date of the preceding calendar year. A company must send notice of the general meeting at least the prescribed number of days but not more than 2 months before the meeting.

The holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may, subject to compliance with the requirements of, and to certain exceptions under, the BCBCA, requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting.

Shareholder Action by Written Consent	Under the QBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.	Under the BCBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.

	Québec	British Columbia
Shareholder Nominations and Proposals
Under the QBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at an annual shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the QBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any annual meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the notice of meeting for the last annual shareholders’ meeting.

In addition, the QBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Our by-laws require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in our by-laws.

Under the BCBCA, a qualified shareholder may submit a shareholder proposal setting out a matter that he wishes to have considered at the next annual general meeting of the company and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the BCBCA pertaining to shareholder proposals, the company must allow a submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

In addition, the BCBCA required that the proposal is signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount.

Our articles require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in our articles.

Shareholder Quorum and Vote Requirements
Under the QBCA, unless the by-laws otherwise provide, the holders of a majority of the shares of a corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.

Under the BCBCA, unless the articles otherwise provide, 2 shareholders entitled to vote at the meeting whether present personally or by proxy, or if the number of shareholders entitled to vote at the meeting is less than the quorum applicable above, then all of the shareholders entitled to vote at the meeting whether present personally or by proxy.

	Québec	British Columbia
Amendment of Governing Documents
Under the QBCA, amendments to the articles generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the separate approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Under the QBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the QBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may ratify, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of shareholders, the action in respect of the by-laws will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect will he effective until it is confirmed.

Under the BCBCA, unless the articles otherwise provide, any amendment to the Notice of Articles or Articles generally requires approval by a special resolution of the shareholders. A special resolution is a resolution passed by a special majority of the votes cast by shareholders, which is two thirds of the votes cast on the relevant resolution.

Under the BCBCA, if an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, then such amendment must be approved separately by the holders of the class or series of shares being affected by a special resolution.

Votes on Amalgamations, Mergers, Consolidations and Sales of Assets
Under the QBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution.”

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders, and specifies that a company’s articles set the requirement for a special majority between two-thirds and three-quarters of the votes cast on a resolution.

	Québec	British Columbia

resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissenter’s Rights of Appraisal
The QBCA provides that shareholders of a corporation are entitled to exercise dissent rights (called “the right to demand the repurchase of shares”) and to be paid the fair value of their shares in connection with specified matters, including:

 • amalgamation with another corporation (other than with certain affiliated corporations);

 • amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the transfer of shares;

 • amendment to the corporation’s articles to add, change or remove any restriction upon the businesses or businesses that the corporation may carry on;

 • continuance under the laws of another jurisdiction;

 • alienation of the property of the corporation or of its subsidiaries if, as a result of such alienation, the corporation is unable to retain a significant part of its business activity;

 • a court order permitting a shareholder to exercise his right to demand the repurchase of his shares in connection with an application to the court for an order approving an arrangement proposed by the corporation; and

 • certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation into a foreign jurisdiction; (iv) approve an arrangement; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (vi) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including objecting to the action giving rise to dissent rights and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA, if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.

	Québec	British Columbia
Oppression Remedy
The QBCA provides an oppression remedy (called “rectification of abuse of power or iniquity”) that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to the interests of any securityholder, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following:

 • a present or former registered holder or beneficiary of securities of the corporation or any of its affiliates;

 • a present or former officer or director of the corporation or any of its affiliates; and

 • any other person who in the discretion of the court has the interest required to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Furthermore, the court may order a corporation to pay the interim expenses of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described in “Shareholder Derivative Actions” below).

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

Shareholder Derivative Actions
Under the QBCA, a shareholder of a corporation may apply to a Québec court for leave to bring an action in the name of, and on behalf of, the corporation or any subsidiary, or to intervene in an existing

Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA,

	Québec	British Columbia

action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or its subsidiary. Under the QBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

 • the shareholder has given the required 14-day notice to the directors of the corporation or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

 • the shareholder is acting in good faith; and

 • it appears to be in the interests of the corporation or the relevant subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the QBCA, the court in a derivative action may make any order it thinks fit. In addition, under the QBCA, a court may order the corporation or its relevant subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements.

or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.

Anti-Takeover and Ownership Provisions
While the QBCA does not contain specific anti- takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101  -  Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or

While the BCBCA does not contain specific anti- takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101  -  Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or

	Québec	British Columbia

assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer any holder hat beneficially owns, in the aggregate, more than 50 per cent of the securities of any outstanding class of equity securities.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Corporate Records
Under the QBCA, corporate and accounting records must be kept at a corporation’s registered office or, with regards to the latter, such other place designated by the corporation’s directors. The QBCA also permits corporate and accounting records to be kept outside of the corporation’s registered office if the following conditions are met:

 (a) the information contained in the records is available for inspection, in an appropriate medium, during regular office hours at the head office of the corporation or any other place in Québec designated by the board of directors; and

 (b) the corporation provides technical assistance to facilitate the inspection of the information in the records.
Under the BCBCA, specified books and records must be available for inspection by any shareholder at a registered and records office, with some exceptions.

	Québec	British Columbia
Registered Office
Under the QBCA, the registered office must be in the Province of Québec and may be relocated within the judicial district by directors’ approval or to another judicial district with shareholder approval.
Under the BCBCA, a company must maintain a registered office and a records office in British Columbia.

Forum Selection
Under the Code of Civil Procedure of Québec, an action against the corporation will be brought in the jurisdiction in which the corporation is domiciled, or the place where the corporation has an establishment. The court jurisdiction can also be designated by an agreement between the parties.

Under the BCBCA, the corporation may include a forum selection clause in its articles which provides a mechanism, subject to certain limitations, to require an action against the corporation to be brought in the corporation’s home jurisdiction.

ANNEX L
MATERIAL DIFFERENCES BETWEEN BRITISH COLUMBIA CORPORATE LAW AND DELAWARE GENERAL CORPORATION LAW
Upon consummation of the Continuance, our corporate affairs will be governed by our Articles and the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”). The BCBCA differs from the various laws applicable to Delaware Corporations and their stakeholders. The following is a summary of the material differences between the BCBCA and the Delaware General Corporation Law (the “DGCL”). This summary is qualified in its entirety by reference to the DGCL, the BCBCA and our governing corporate instruments.
	British Columbia	Delaware
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes
Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders, and specifies that a company’s articles set the requirement for a special majority between two-thirds and three-quarters of the votes cast on a resolution.

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation (subject to certain exceptions), mergers (subject to certain exceptions), a consolidation, sale, lease, exchange or other disposition of all or substantially all of the property or assets of a corporation, a dissolution of the corporation, or a conversion or transfer, domestication or continuance of the corporation to another jurisdiction are generally required to be approved by the holders of a majority of the voting power of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

The Acasti Delaware Charter does not provide for a higher percentage to approve an of the above fundamental changes.

Under the DGCL, mergers in which, among other requirements, stock representing less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued in such merger generally do not require stockholder approval as long as certain conditions are met. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation entitled to vote on a merger may be completed without the vote of the second corporation’s board of directors or stockholders. Under Section 251(g) of the DGCL, a public corporation may engage in a holding company reorganization merger without a vote of stockholders, provided that certain conditions are met. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent

	British Columbia	Delaware

corporation need not vote to approve a merger if: (1) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (2) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (3) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (4) the corporation consummating the offer merges with or into such constituent corporation, and (5) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Special Vote Required for Combinations with Interested Stockholders/Shareholders
The BCBCA contains no restriction on adoption of a shareholder rights plan. The BCBCA does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Delaware law permits a Delaware corporation to adopt a shareholder rights plan. In addition, Section 203 of the DGCL provides (in general) that, unless certain conditions have been met, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the stockholder became an interested stockholder, approves the business combination or the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of

British Columbia	Delaware

the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or after the time of the person became an interested stockholder, the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve, at an annual or special meeting of stockholders, and not by written consent, the business combination.

For the purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation, in each case, at any time within the previous three years.

For purposes of Section 203, the DGCL defines affiliate to mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person. For purposes of Section 203, the DGCL defines associate, when used to indicate a relationship, to

	British Columbia	Delaware

mean: (i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

A corporation can “opt out” of provisions of Section 203 of the DGCL by including a provision expressly electing not to be governed by it in its original certificate of incorporation or in an amendment to the certificate of incorporation adopted by its stockholders. The Acasti Delaware Charter does not contain a provision opting out of Section 203.

Appraisal Rights; Rights to Dissent; Compulsory Acquisition
Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation into a foreign jurisdiction; (iv) approve an arrangement; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (vi) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including objecting to the action giving rise to dissent rights and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA,

Under the DGCL, a stockholder or beneficial owner (as defined in Section 262 of the DGCL) of a corporation participating in certain major corporate transactions, including the merger, consolidation, conversion, transfer, domestication or continuance of the corporation, may, under varying circumstances, be entitled to assert appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of its shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to assert appraisal rights in the case of a merger, consolidation, conversion, transfer, domestication or continuance if the stockholder is required to accept in exchange for its shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer,

	British Columbia	Delaware
if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.
domestication or continuance, or depository receipts in respect thereof; (2) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (3) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (4) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts. To receive cash in lieu of consideration under Section 262 of the DGCL, the stockholder or beneficial owner must perfect its rights in accordance with the provisions of Section 262 of the DGCL.

Stockholder/Shareholder Consent to Action Without Meeting	Under the BCBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.
Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders at which all shares entitled to vote were present and voted.

The Acasti Delaware Charter generally prohibits action by written consent of stockholders.

Special Meetings of Stockholders/Shareholders
The provisions of the BCBCA, its regulations and the articles of a company apply to the calling, holding and conduct of shareholder meetings, including special meetings.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may, subject to compliance with the requirements of, and

Under the DGCL, a special meeting of stockholders may be called as designated by or in the manner provide in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors. Subject to certain exceptions for transactions such as mergers, notice of a special meeting must be given not less than 10 nor more than 60 days before the date of the meeting. The proposed Acasti Delaware Charter

	British Columbia	Delaware
to certain exceptions under, the BCBCA, requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting.
provides that subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the for any purpose or purposes may only be called at any time by or at the direction of the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Under the DGCL, notice for meetings of stockholders must state the place, if any, the date and hour of the meeting, and means of electronic communications, if any, by which stockholders may be deemed present and vote at the meeting. The notice of special meetings must also set forth the purpose of the meeting.

Distributions and Dividends; Repurchases and Redemptions
Under the BCBCA, a company may declare and pay dividends out of profits, capital or otherwise by issuing shares or warrants and, unless the company is insolvent or the payment of the dividend would render the company insolvent, by payment in property including money.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends as set out above.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a board of directors (or a committee thereof) may declare and pay dividends out of surplus as calculated in accordance with Section 154 and Section 244 of the DGCL, or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors. The dividend may be in the form of cash, property or shares of the corporation.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the purchased or redeemed shares are to be retired and the capital reduced.

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Vacancies on Board of Directors
Under the BCBCA, a vacancy that occurs among directors must be filled in accordance with the BCBCA unless the company’s articles provide otherwise.

The process for filling vacancies that occur outside of the process of election at each annual general meeting will be dependent on the circumstances of the vacancy:

If the director has been removed before the expiration of his or her term of office by a vote of shareholders, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy, the directors may appoint a director to fill that vacancy.

If the director has been removed by the remaining directors, either due to being convicted of an indictable offence, or by ceasing to be qualified to act as a director in accordance with the BCBCA and failing to promptly resign, the directors may appoint a director to fill the resulting vacancy.

If the vacancy is a casual vacancy, i.e. the director is not removed and the vacancy otherwise occurs during the term of a director, such vacancy may be filled by the remaining directors.

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation’s directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.

The proposed Acasti Delaware Charter provides that only the Board and not the stockholders may fill vacancies on the Board of Directors.

Constitution of Directors	Under the BCBCA, a public company must have at least three directors.
Generally, a Delaware corporation must have at least one director, but the certificate of incorporation or by-laws may specify a number of directors or a range of directors.

The proposed Acasti Delaware Charter provides that subject to rights of the holders of any series of Preferred Stock to elect additional directors, the Board of Directors shall consist of 1 or more directors and the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.

	British Columbia	Delaware
Removal of Directors; Terms of Directors
Under the BCBCA, a director can be removed by special resolution or if the articles provide, by less than a special majority.

Under the BCBCA, the shareholders may remove a director by special resolution.

The BCBCA does not contain specified term limits for directors.

Under the DGCL, except in the case of a corporation with a classified board of directors (unless the certificate of incorporation provides otherwise) or in the case of a corporation with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of voting power of the shares entitled to vote at an election of directors.

Under the DGCL, except in the case of a classified board, directors serve for one- year terms and until their successor is duly elected and qualified or until such director’s earlier resignation or removal. In the case of a classified board, the term of office of directors is typically three years, with 1/3 of the directors being elected each year.

The Acasti Delaware Charter and Acasti Delaware By-laws do not provide for a classified board.

Inspection of Books and Records	Under the BCBCA, specified books and records must be available for inspection by any shareholder at a registered and records office, with some exceptions.
Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand under oath stating the purpose thereof, inspect the corporation’s stock ledger, lists of stockholders and, provided that the stockholder has stated a proper purpose, other books and records during business hours and may make copies and extracts therefrom.

Amendment of Governing Documents
Under the BCBCA, unless the articles otherwise provide, any amendment to the Notice of Articles or Articles generally requires approval by a special resolution of the shareholders. A special resolution is a resolution passed by a special majority of the votes cast by shareholders, which is two thirds of the votes cast on the relevant resolution.

Under the BCBCA, if an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, then such amendment must be approved separately by the holders of the class or series of shares being affected by a special

Generally, under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and specifying whether the stockholders will vote on the amendment at a special meeting or annual meeting of stockholders and (2) subject to certain exceptions, the holders of a majority in voting power of the shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. The certificate of incorporation may impose a higher vote of stockholders to amend the

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resolution.
certificate of incorporation. The Acasti Delaware Charter does not impose a supermajority vote on amendments to the certificate of incorporation.

Under the DGCL, certain amendments to the certificate of incorporation (such as changing the corporation’s name) can be authorized without stockholder approval and certain other types of amendments (such as, for a publicly listed corporation, reverse stock splits and authorized share changes) can be approved by a majority of the votes cast by stockholders at a meeting.

The DGCL requires that certain amendments to a certificate of incorporation, including changing the par value of the shares of a class of stock, changing the number of shares of any class of stock (unless otherwise provided in the certificate of incorporation or otherwise subject to limited exceptions) and amendments that adversely affects the powers, preferences or rights of shares, be approved by a particular class of stockholders. If an amendment requires a class vote, it must be approved by a majority of the voting power of the outstanding stock of the class entitled to vote on the matter, unless a greater proportion is specified in the certificate of incorporation or other provisions of the DGCL.

Under the DGCL, a corporation’s stockholders may amend its by-laws. The board of directors also may amend a corporation’s by-laws if so authorized in the certificate of incorporation. The Acasti Delaware Charter authorizes the Board of Directors to amend the Acasti Delaware Bylaws.

Indemnification of Directors and Officers
Under the BCBCA, and subject to certain specified prohibitions, the company must (i) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; and (ii) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under the DGCL, a corporation may indemnify any person who is made a party to any action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation,

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Under the BCBCA, an “eligible party” is an individual who is or was a director or officer of the company or any of the heirs and legal representatives of that individual.

An “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding, and an “eligible proceeding” means a legal proceeding in which an eligible party, by reason of the eligible party being or having been a director or officer of the company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the BCBCA, a company must not indemnify a director or officer if the director or officer did not act honestly and in good faith with a view to the best interests of the company, or they did not have reasonable grounds to believe their conduct was lawful.

partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful.

Under the DGCL, a corporation may indemnify any person who is made a party to action, suit or proceeding by or in the right of the corporation on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought determines, in its discretion, that such person is fairly and reasonably entitled to indemnity.

If a director or certain officer successfully defends a third-party or derivative action, suit or proceeding, the DGCL requires that the corporation indemnify such director or officer for expenses (including attorneys’ fees) actually and reasonably incurred in connection with his or her defense.

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Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The proposed Acasti Delaware By-laws provide that Acasti Delaware shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, subject to certain exceptions.

Transactions with Directors and Officers
Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction.

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

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Limited Liability of Directors
Under the BCBCA, a director of a company is jointly and severally liable to restore to the company any amount paid or distributed as a result of paying dividends, commissions and compensation, among other things, contrary to the BCBCA. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the independent registered public accounting firm of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company or any record, information, or (iv) a representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of a director’s liability for:

(1) breaching the duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or engaging in intentional misconduct or a known violation of law; (3) obtaining an improper personal benefit from the corporation; or (4) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Limited Liability of Officers
Under the BCBCA, if in a legal proceeding the court finds that an officer or director may be liable in respect of negligence, default, breach of duty or breach of trust, the court may relieve the officer or director from liability on terms the court considers necessary if it appears to the court that, despite the finding of liability, the officer or director acted honestly and reasonably and ought fairly to be excused.

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of certain officers to the corporation or its stockholders for monetary damages for a breach of the officer’s fiduciary duty as an officer except for liability:

(1) for breach of the officer’s duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(3) for any transaction from which the officer derived an improper personal benefit; or
(4) in connection with derivative actions or claims in any action by or in the right of the corporation.

The proposed Acasti Delaware By-laws provide for indemnification and advancement of expenses to directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions.

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Stockholder/Shareholder Lawsuits
Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA, or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation’s rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Oppression Remedy
The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

The DGCL does not contain a statutory “oppression” remedy; however, stockholders may bring equitable claims against persons owing them fiduciary duties for breach of fiduciary duty.

Additionally, the Delaware Court of Chancery is a court of equity which has jurisdiction over many of the disputes that arise under the DGCL. Because the Court of Chancery is a court of equity, it is able to fashion orders and remedies tailored to corporate disputes. The Court of Chancery is a non-jury trial court.

Advance Notification Requirements for Proposals of Stockholders/Shareholders
Under the BCBCA, a qualified shareholder may submit a shareholder proposal setting out a matter that he wishes to have considered at the next annual general meeting of the company and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the BCBCA pertaining to shareholder proposals, the company must allow a submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

Delaware corporations’ by-laws may provide that stockholders may introduce a proposal to be voted on at an annual or special meeting of the stockholders, including nominees for election to the board of directors, only if they provide notice to the corporation in advance of the meeting. In addition, advance notice by-laws frequently require stockholders to provide information about their board of directors nominees, such as a nominee’s age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her own name, share ownership and any agreement,

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In addition, the BCBCA required that the proposal is signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount .

arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the by-laws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Anti-Takeover and Ownership Provisions
While the BCBCA does not contain specific anti- takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101  -  Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer any holder hat beneficially owns, in the aggregate, more than 50 per cent of the securities of any outstanding class of equity securities.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the time the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder. Acasti Delaware has not opted out of Section 203 in the Acasti Delaware Charter.

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certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Forum Selection
Under the BCBCA, the corporation may include a forum selection clause in its articles which provides a mechanism, subject to certain limitations, to require an action against the corporation to be brought in the corporation’s home jurisdiction.

The DGCL permits a Delaware corporation to provide in its certificate of incorporation or bylaws that any or all claims in the right of the corporation that are based upon a violation of a duty or current or former director or officer or stockholder in such capacity or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware shall be brought solely in the courts of the State of Delaware (“Delaware Claims”). The Delaware courts have also held that certain forum selection provisions relating claims brought under the securities laws are also permissible in the certificate of incorporation and bylaws.

The proposed Acasti Delaware By-laws provide that except to the extent consented to by Acasti and to the fullest extent permitted by law, (i) the Court of Chancery of the State of Delaware shall have exclusive jurisdiction with respect to Delaware Claims and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America.